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EXHIBIT 2.1

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                            ASSET ACQUISITION AGREEMENT


                                       among


                         KATZ DIGITAL TECHNOLOGIES, INC.,

                            KATZ N.Y. ACQUISITION INC.,

                               SPEED GRAPHICS, INC.,

                                     DDP, INC.

                                        and

                                 RONALD KRIVOSHEIW


                                      FOR THE

                 ACQUISITION OF THE ASSETS OF SPEED GRAPHICS, INC.


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                               TABLE OF CONTENTS

ARTICLE 1:  DEFINITIONS......................................................2
      1.1   Accountants......................................................2
      1.2   Acquired Assets..................................................2
      1.3   Acquired Liabilities.............................................3
      1.4   Additional Shares................................................4
      1.5   Affiliate........................................................4
      1.6   Asserted Liability...............................................4
      1.7   Assets...........................................................4
      1.8   Assignment and Assumption Agreement..............................4
      1.9   Audited 1995 and 1994 Financial Statements.......................5
      1.10  Audited 1996 Financial Statements................................5
      1.11  Audited Financial Statements.....................................5
      1.12  Balance Sheet Date...............................................5
      1.13  Balance Sheet Date Book Value....................................5
      1.14  Bill of Sale.....................................................6
      1.15  Blue Sky Filing..................................................6
      1.16  Blue Sky Laws....................................................6
      1.17  Book Value.......................................................6
      1.18  Book Value Adjustment............................................7
      1.19  Business Day.....................................................7
      1.20  Cash Component...................................................7
      1.21  Claims...........................................................7
      1.22  Claims Notice....................................................7
      1.23  Closing..........................................................7
      1.24  Closing Date.....................................................7
      1.25  Closing Date Balance Sheet.......................................7
      1.26  Code.............................................................8
      1.27  Commission.......................................................8
      1.28  Common Stock.....................................................8
      1.29  Contracts........................................................8
      1.30  Controlled Company...............................................8
      1.31  Delivered Financial Statements...................................8
      1.32  Determining Accountant...........................................8
      1.33  Employment Agreement.............................................9
      1.34  Environmental Claim..............................................9
      1.35  Environmental Law................................................9
      1.36  ERISA............................................................9
      1.37  Exchange Act.....................................................9
      1.38  Excluded Assets.................................................10
      1.39  Excluded Liabilities............................................10
      1.40  Final Closing Book Value........................................10
      1.41  Financial Statements............................................10
      1.42  GAAP............................................................10
      1.43  Governmental Body...............................................10
      1.44  Hazardous Materials.............................................11
      1.45  Indemnifying Party..............................................11
      1.46  Indemnitee......................................................11
      1.47  Inspectors......................................................11
      1.48  Intellectual Property...........................................11


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      1.49  KDTI Indemnified Parties........................................11
      1.50  KDTI Securities Claims..........................................11
      1.51  Knowledge.......................................................12
      1.52  Lease Assignment Documents......................................12
      1.53  Leased Premises.................................................12
      1.54  Leases..........................................................12
      1.55  Licenses........................................................12
      1.56  Machinery and Equipment.........................................12
      1.57  Material Adverse Effect.........................................13
      1.58  Notice of Disagreement..........................................13
      1.59  Order...........................................................13
      1.60  Other Documents.................................................13
      1.61  Other Shares....................................................13
      1.62  Permitted Lien..................................................13
      1.63  Person..........................................................14
      1.64  Present Accountants.............................................14
      1.65  Promissory Note.................................................14
      1.66  Purchase Price..................................................14
      1.67  Records.........................................................14
      1.68  Register; Registered; Registration; Registration Statement......14
      1.69  Registrable Securities..........................................15
      1.70  Securities Act..................................................15
      1.71  Share Certificates..............................................15
      1.72  Share Price.....................................................15
      1.73  Shares..........................................................15
      1.74  Shortfall Shares................................................15
      1.75  SPEED Business..................................................15
      1.76  SPEED Indemnified Parties.......................................16
      1.77  SPEED Securities Claims.........................................16
      1.78  SPEED Shares....................................................16
      1.79  Statement.......................................................16
      1.80  Subordination Agreement.........................................16
      1.81  Tax.............................................................16
      1.82  Tax Return......................................................16
      1.83  Unaudited Financial Statements..................................17

ARTICLE 2:  SALE AND PURCHASE OF ACQUIRED ASSETS; ASSUMPTION OF
            ASSUMED LIABILITIES
             ...............................................................17
      2.1   Sale and Purchase of Acquired Assets.
             ...............................................................17
      2.2   Certain Assets..................................................17
      2.3   Assumed Liabilities.............................................17

ARTICLE 3:  PURCHASE PRICE..................................................18
      3.1   Calculation of Purchase Price...................................18
      3.2   Allocation......................................................18
      3.3   Post Closing Adjustments to Purchase Price......................19
                3.3.1. Preparation of Closing Date Balance Sheet and the
                       Statement............................................19
                3.3.2. Adjustments to Purchase Price Based upon Book
                       Value Adjustment.....................................21


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ARTICLE 4:  THE CLOSING.....................................................22
      4.1   Closing.........................................................22
      4.2   Deliveries by SPEED at Closing..................................22
      4.3   Deliveries by KDTI and KDTI-NY at Closing.......................24
      4.4   Delivery of Other Agreements at Closing.........................25


ARTICLE 5:  REGISTRATION OF SHARES..........................................25
      5.1   Demand Registration Right.......................................25
      5.2   Piggy Back Registration Right...................................26
      5.3   Lock Up Agreements..............................................27
      5.4   Preparation and Filing of Registration Statement................28
      5.5   Preparation; Reasonable Investigation...........................31
      5.6   Other Registration Rights.......................................32
                5.6.1. No Existing Agreements...............................32
                5.6.2. Future Agreements....................................32
      5.7   Other Conditions and Limitations................................33
      5.8   Application to Subsequent Holders...............................34

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF SPEED AND RONALD
                     .......................................................35
      6.1   Existence and Good Standing.....................................35
      6.2   Capital Stock...................................................35
      6.3   Financial Statements............................................36
            Absence of Adverse Changes......................................37
      6.4   Books and Records...............................................37
      6.5   Real Property; Personal Property; Machinery and Equipment.......38
                6.5.1. Leasehold and other Real Property Interests..........38
                6.5.2. Title to Acquired Assets.............................38
                6.5.3. Machinery and Equipment. ............................39
            Sufficiency of Assets...........................................39
      6.6   Contracts.......................................................39
      6.7   Litigation......................................................41
      6.8   Taxes...........................................................41
      6.9   Liabilities.....................................................42
      6.10  Intellectual Property...........................................42
      6.11  Compliance with Laws............................................43
      6.12  Licenses........................................................43
      6.13  Insurance.......................................................43
      6.14  Supplier and Customer Relations.................................44
      6.15  Employment Relations............................................44
      6.16  Personnel; Compliance with ERISA................................45
                6.16.1. SPEED's Personnel...................................45
                6.16.2. Employee Benefit Plans. ............................45
      6.17  No Changes Since the Balance Sheet Date.........................46
      6.18  Valid Agreements; Restrictive Documents.........................47
      6.19  Required Approvals, Notices and Consents........................48
      6.20  Disclosure......................................................49
      6.21  Environmental Conditions........................................49
      6.22  Health and Safety Conditions....................................50


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      Copies of Documents...................................................50
      6.23  No Brokers......................................................51
      6.24  Corporate Controls..............................................51

ARTICLE 7:  REPRESENTATIONS OF KDTI AND KDTI-NY ............................51
      7.1   Existence and Good Standing.....................................51
      7.2   Shares..........................................................52
      7.3   Valid Agreements; Restrictive Documents.........................52
      7.4   Required Approvals, Notices and Consents........................54
      7.5   No Brokers......................................................54
      7.6   Disclosure......................................................54
      7.8   Securities Laws.................................................55

ARTICLE 8:  POST CLOSING COVENANTS..........................................55
      8.1   General.........................................................56
      8.4   Post-Closing Assistance.........................................57
      8.5   Cooperation in Preparation of Securities Law Filings............57
      8.6   Guarantees by Ronald and DDP....................................58
      8.7   Election of Ronald to the KDTI Board............................58
      8.8   Employees: Assumed Plans........................................59
      8.9   Delivery of Financial Statements................................59
      8.10  Employee Stock Options..........................................60
      8.11  Third Party Consents............................................60
      8.12  Non-competition.................................................63
      8.13  Material Modifications to Bank Loan.............................63

ARTICLE 9:  SURVIVAL OF REPRESENTATIONS; INDEMNITIES........................63
      9.1   Survival of Representations and Warranties of SPEED and Ronald. 63
      9.2   Obligations of SPEED and Ronald to Indemnify....................64
                9.2.1. General Indemnity....................................64
                9.2.2. Limitation on Indemnification Obligation.............65
      9.3   Survival of Representations and Warranties of KDTI and KDTI-NY..67
                9.3.1. Obligation of KDTI and KDTI-NY to Indemnify..........67
                9.3.2. Limitation on Indemnification Obligation.............69
      9.4   Notice and Opportunity to Defend................................70
                9.4.1. Notice of Asserted Liability.........................70
                9.4.2. Opportunity to Defend................................71
                9.4.3. Settlement...........................................72
      9.5   Exclusive Provisions; No Rescission.............................73

ARTICLE 10: MISCELLANEOUS...................................................73
      10.1  Expenses........................................................73
      10.2  Governing Law...................................................73
      10.3  Interchangeability of Schedules.................................73
      10.4  Captions........................................................74
      10.5  Notices.........................................................74
      10.6  Parties in Interest.............................................74
      10.7  Severability....................................................75
      10.8  Counterparts....................................................75
      10.9  Entire Agreement; Amendments....................................75


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                              INDEX TO SCHEDULES

Schedule 1.3      Acquired Liabilities
Schedule 1.8      Assignment and Assumption Agreement
Schedule 1.14     Bill of Sale
Schedule 1.29     Contracts
Schedule 1.33     Employment Agreement
Schedule 1.38     Excluded Assets
Schedule 1.54     Leases
Schedule 1.65     Promissory Note
Schedule 1.80     Subordination Agreement
Schedule 4.2(ii)  Opinion of SPEED's Counsel
Schedule 4.3(iv)  Opinion of KDTI-NY's Counsel
Schedule 6.2      Stockholders and Capitalization of SPEED
Schedule 6.3.2    Changes to SPEED since the Balance Sheet Date
Schedule 6.4      Books and Records
Schedule 6.5.1    Real Property Encumbrances
Schedule 6.5.2    Title to Assets; Encumbrances
Schedule 6.5.3    Machinery and Equipment; Encumbrances
Schedule 6.6      Contracts
Schedule 6.7      Litigation
Schedule 6.8      Tax Liabilities
Schedule 6.9      Indebtedness for Borrowed Money
Schedule 6.10     Intellectual Property
Schedule 6.13     Insurance
Schedule 6.14     Suppliers and Customers
Schedule 6.15     Labor Agreements
Schedule 6.16     Personnel
Schedule 6.17     Changes since the Balance Sheet Date (SPEED)
Schedule 6.18     Valid Agreements; Restrictive Documents
Schedule 6.19     Approvals for SPEED
Schedule 6.21     Environmental Conditions
Schedule 7.4      Required Approvals, Notices and Consents (KDTI)
Schedule 7.6      Disclosure (KDTI)
Schedule 7.7      Changes since the Balance Sheet Date (KDTI)
Schedule 8.8      Assumed Plans
Schedule 8.10     Stock Option Grants


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                         ASSET ACQUISITION AGREEMENT

      AGREEMENT dated as of January 1, 1998 ("Agreement") by and among KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, having an address at Twenty-One Penn Plaza, New York, New York 10001 (hereafter referred to as "KDTI"); KATZ N.Y. ACQUISITION, INC., a Delaware corporation, having an address at Twenty-One Penn Plaza, New York, New York 10001 (hereafter referred to as "KDTI-NY" or "Purchaser"); SPEED GRAPHICS, INC., a New York corporation, having an address at 342 Madison Avenue, New York, New York 10173-1062 (hereafter referred to as "SGI"); DDP, INC., a New York corporation, having an address at 342 Madison Avenue, New York, New York 10173-1062 (hereafter referred to as "DDP", and, collectively with SGI referred to as "SPEED"); and RONALD KRIVOSHEIW, an individual residing at 40 Central Park South, New York, New York 10019 (hereafter referred to as "RONALD").

                             W I T N E S S E T H :

      WHEREAS, KDTI-NY, a wholly owned subsidiary of KDTI, wishes to acquire and SPEED is willing to sell to KDTI-NY the Acquired Assets (as defined herein), subject to the assumption by KDTI-NY of the Acquired Liabilities (as defined herein), upon the terms and conditions hereof.


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      NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1:  DEFINITIONS.

      Capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. Certain additional defined terms are set forth elsewhere in this Agreement.

1.1   Accountants.

"Accountants" means the independent public accountants then regularly retained by KDTI. All determinations to be made by the Accountants pursuant to the terms of this Agreement shall be made, where stated, using GAAP.

1.2   Acquired Assets.

"Acquired Assets" means all of SPEED's right, title and interest in or to the Assets as and to the extent existing on the Closing Date, including all property, plant, machinery, equipment, computer hardware and software, inventories, goodwill and other assets of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, and wherever situated, employed or held in connection with the business or operations of SPEED (other than the Excluded Assets), and including, without limitation, the following:

      i. all cash, cash equivalents, accounts receivable and all proceeds thereof;


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      ii. all inventory, work in process, product lines, tools, molds, parts, supplies, furniture, fixtures and equipment, computer hardware and software, spare parts and other tangible assets used in connection with the SPEED Business;

      iii. all Intellectual Property;

      iv. all of the following relating to the SPEED Business and the Intellectual Property: customer lists, account records, pricing information, sales literature, promotional literature and all other books and records, files, invoices, supplier lists, blueprints, specifications, designs, drawings, prototypes, letters of credit, prepaid items and deposits, and the name "Speed Graphics;"

      v. SPEED's leasehold estate in the Leased Premises if and to the extent each Lease relating thereto is assignable on the Closing Date, all leasehold improvements (subject to any right of lessor under such Lease to recover such improvements upon the expiration or termination of such Lease) and all furniture, fixtures and equipment located at such Leased Premises or otherwise used by SPEED in the conduct of its business, wherever located, provided that, if any such Lease is not so assignable by its terms, then SPEED will use all commercially reasonable efforts to arrange for such assignment or a sublease of the premises to Purchaser or its nominee, or otherwise to make such Leased Premises available for the use and benefit of KDTI-NY;

      vi. all Machinery and Equipment; and

      vii. all Contracts and all warranties, claims and causes of action against third parties relating to any of the Acquired Assets.

1.3   Acquired Liabilities.

"Acquired Liabilities" means (i) all of SPEED's liabilities as shown on SPEED's June 30, 1997 balance sheet (including the notes thereto) as at the Balance Sheet Date (other than those liabilities that have been paid or otherwise satisfied or discharged prior to the Closing Date) and those liabilities of SPEED arising in the ordinary course of business of SPEED since the Balance Sheet Date, which are of the same nature as the liabilities set forth on such balance sheet, (ii) all obligations (A) under real property and equipment leases that are included in the Acquired Assets and (B) with respect to any current or former employees or independent contractors,


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including without limitation obligations for accrued vacation pay, sick leave and statutory and non-statutory severance benefits, (iii) all obligations of SPEED for replacement of, or refund for, damaged, defective, or other returned products or for warranty claims in respect of products sold by SPEED, (iv) all obligations of SPEED under the Contracts and (v) all liabilities of SPEED in connection with each action or matter set forth on Schedule 1.3 hereto, but shall in any case exclude the Excluded Liabilities.

1.4   Additional Shares.

"Additional Shares" means any shares of Common Stock issued and delivered by KDTI pursuant to Section 3.3.2.

1.5   Affiliate.

"Affiliate" means, with respect to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

1.6   Asserted Liability.

"Asserted Liability" has the meaning given in Section 9.4.1.

1.7   Assets.

"Assets" means SPEED's assets shown on its unaudited balance sheet as at the Balance Sheet Date.

1.8   Assignment and Assumption Agreement.

"Assignment and Assumption Agreement" has the meaning given in Section 4.2.


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1.9   Audited 1995 and 1994 Financial Statements.

"Audited 1995 and 1994 Financial Statements" means SPEED's combined balance sheets, combined statements of income and retained earnings, and combined statements of cash flow and related footnotes thereto as at and for the twelve
(12) month periods ending December 31, 1995 and December 31, 1994, respectively.

1.10  Audited 1996 Financial Statements.

"Audited 1996 Financial Statements" means SPEED's combined balance sheets, combined statements of income and retained earnings, and combined statements of cash flow and related footnotes thereto as at and for the twelve (12) month period ending December 31, 1996, audited by the Present Accountants.

1.11  Audited Financial Statements.

"Audited Financial Statements" means the Audited 1996 Financial Statements and the Audited 1995 and 1994 Financial Statements.

1.12  Balance Sheet Date.

"Balance Sheet Date" means June 30, 1997.

1.13  Balance Sheet Date Book Value.

"Balance Sheet Date Book Value" means Two Million Nine Hundred Four Thousand Dollars ($2,904,000.00), which represents (i) the difference between (A) the total assets of SPEED as shown on the Audited 1996 Financial Statements and (B) the total liabilities of SPEED as shown on the Audited 1996 Financial Statements plus (ii) Five Hundred Twenty Five Thousand Dollars ($525,000.00).


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1.14  Bill of Sale.

"Bill of Sale" has the meaning given in Section 4.2.

1.15  Blue Sky Filing.

"Blue Sky Filing" means the filing of any application, registration, statement or other document with any Governmental Body of any state, the District of Columbia, or any territory or other jurisdiction in the United States necessary to register or qualify the sale of the Registrable Securities in such jurisdiction in or through the public securities markets.

1.16  Blue Sky Laws.

"Blue Sky Laws" means the laws of any state, the District of Columbia, or any territory or other jurisdiction in the United States governing the purchase and/or sale of securities in such jurisdiction.

1.17 Book Value.

"Book Value" means the difference between (i) the total assets of SPEED on the Closing Date as reflected on the Closing Date Balance Sheet (excluding all Excluded Assets) and (ii) the total liabilities of SPEED on the Closing Date as reflected on the Closing Date Balance Sheet (excluding all Excluded Liabilities), except that Book Value shall not include, and no adjustment thereto pursuant to Section 3.3 shall be made in respect of, any contingent liability for severance or other payments under the employment agreement dated August 22, 1997 with Robert Heck, or for any liability arising after the Closing Date for amounts due to Carmine Furci under a non-compete agreement dated October 9, 1991, as amended August 16, 1995, or for contingent liabilities arising after the Closing Date for the maintenance or repair of Machinery and Equipment included in the Acquired Assets. Notwithstanding the foregoing, the parties agree


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that all accruals required by GAAP with respect said agreements with Messrs.
Heck and Furci and the maintenance or repair obligations shall be reflected in the Closing Date Balance Sheet.

1.18  Book Value Adjustment.

"Book Value Adjustment" means the difference, if any, between the Final Closing Book Value and the Balance Sheet Date Book Value.

1.19  Business Day.

"Business Day" means a day, other than Saturday, Sunday or a day on which banks in New York City are required or permitted to be closed.

1.20  Cash Component.

"Cash Component" has the meaning given in Section 3.1.

1.21  Claims.

"Claims" has the meaning given in Section 9.2.1.

1.22  Claims Notice.

"Claims Notice" has the meaning given in Section 9.4.1.

1.23  Closing.

"Closing" means the closing of the transactions described in this Agreement pursuant to Section 4 of this Agreement.

1.24  Closing Date.

"Closing Date" means the date of this Agreement.

1.25  Closing Date Balance Sheet.

"Closing Date Balance Sheet" has the meaning given in Section 3.3.1.


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1.26  Code.

"Code" means the Internal Revenue Code of 1986, as amended.

1.27  Commission.

"Commission" means the United States Securities and Exchange Commission.

1.28  Common Stock.

"Common Stock" means the shares of common stock, par value $.001 per share, of KDTI.

1.29 Contracts.

"Contracts" means all contracts, leases, licenses, commitments, sales orders, invoices, purchase orders and other agreements relating to the SPEED Business, including the agreements listed on Schedule 1.29.

1.30  Controlled Company.

"Controlled Company" means (i) any Affiliate of SPEED and (ii) any Affiliate of Ronald which is engaged in a line of business which is similar to or competes with the SPEED Business or acts as a supplier or customer of SPEED.

1.31  Delivered Financial Statements.

"Delivered Financial Statements" has the meaning given in Section 6.3.1.

1.32  Determining Accountant

"Determining Accountant" shall mean an accountant that has no past or existing relationship with SPEED, KDTI or any of their respective Affiliates and that is selected by the Accountants and the Present Accountants in accordance with this Agreement, or, in the event of such two accountants' inability to select a Determining Accountant, by a Judge of the Supreme Court of the State of New York, County of New York, upon petition by either KDTI or SPEED.


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1.33  Employment Agreement.

"Employment Agreement" means the agreement between KDTI and Ronald, in the form annexed hereto as Schedule 1.33.

1.34  Environmental Claim.

"Environmental Claim" means any written notice, claim, demand, action, suit, complaint, proceeding or other written communication by any Person alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of or relating to (i) the discharge, emission, release or threatened release of any Hazardous Materials, at any of Speed's locations in violation of any Environmental Law, or (ii) the violation or alleged violation by SPEED of any permit, license, registration or other authorization required under applicable Environmental Laws.

1.35  Environmental Law.

"Environmental Law" means any existing applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, notification and reporting requirements of any Governmental Body, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or the conservation, preservation or protection of human health or the environment.

1.36  ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.37 Exchange Act.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.


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1.38  Excluded Assets.

"Excluded Assets" means all items described on Schedule 1.38.

1.39  Excluded Liabilities.

"Excluded Liabilities" means (i) accounts payable, obligations, liabilities and debts of SPEED to (a) any Affiliate of SPEED, or (b) Ronald or any other director or officer of SPEED or any Affiliate thereof; (ii) all unpaid dividends or distributions to SGI's stockholder; (iii) all Tax liabilities for periods prior to the Closing Date, other than such liabilities for which accruals or reserves exist on the Closing Date Balance Sheet; and (iv) any other liabilities and contingent liabilities not reflected on the Closing Date Balance Sheet (or the footnotes thereto) that are not Acquired Liabilities.

1.40  Final Closing Book Value.

"Final Closing Book Value" has the meaning given in Section 3.3.

1.41  Financial Statements.

"Financial Statements" means the Audited Financial Statements and the Unaudited Financial Statements.

1.42  GAAP.

"GAAP" means U.S. generally accepted accounting principles, consistently applied.

1.43  Governmental Body.

"Governmental Body" means any applicable court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county or local, or any agency, authority, official or instrumentality of any such government or political subdivision.


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1.44  Hazardous Materials.

"Hazardous Materials" means any and all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, polychlorinated biphenyls and any and all other materials and substances regulated pursuant to any Environmental Laws.

1.45  Indemnifying Party.

"Indemnifying Party" has the meaning given in Section 9.4.1.

1.46  Indemnitee.

"Indemnitee" has the meaning given in Section 9.4.1.

1.47  Inspectors.

"Inspectors" has the meaning given in Section 5.5.

1.48  Intellectual Property.

"Intellectual Property" means United States and foreign patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications (whether pending or abandoned), service mark registrations and applications, copyright registrations and applications (whether pending or abandoned), job or shop rights, rights to inventions and all other items of intellectual property or other intangible property used in the SPEED Business.

1.49  KDTI Indemnified Parties.

"KDTI Indemnified Parties" has the meaning given in Section 9.2.1.

1.50  KDTI Securities Claims.

"KDTI Securities Claims" has the meaning given in Section 9.3.1.


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1.51  Knowledge

"Knowledge" of any matter means, with respect to an individual, the actual knowledge, but not constructive or imputed knowledge, after due inquiry, of such matter of such Person and, with respect to any Person that is not an individual, such actual knowledge of each individual that is a director, officer, manager, employee, counsel, accountant, investment banker or other professional advisor of such Person.

1.52  Lease Assignment Documents

"Lease Assignment Documents" means the documents evidencing the assignment of all right, title and interest of SPEED in the Leases to KDTI-NY, as lessee.

1.53  Leased Premises

"Leased Premises" means the premises used or occupied by SPEED under the Leases.

1.54  Leases.

"Leases" means the leases for all Leased Premises used or occupied by SPEED in the SPEED Business, as listed on Schedule 1.54.

1.55  Licenses.

"Licenses" has the meaning given in Section 6.12.

1.56  Machinery and Equipment.

"Machinery and Equipment" means all machinery, equipment, vehicles and all leases and subleases of machinery, equipment or vehicles, located at any plant, facility or property of SPEED or used or held by SPEED in connection with its business.

1.57  Material Adverse Effect.

"Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to the condition (financial or otherwise) of SPEED.

1.58  Notice of Disagreement.

"Notice of Disagreement" has the meaning given in Section 3.3.1.

1.59  Order.

"Order" means any judgment, writ, decree, injunction or similar order of any Governmental Body, in each case whether preliminary or final.

1.60  Other Documents.

"Other Documents" means all Schedules and Exhibits to this Agreement and all other instruments, agreements and documents executed or to be executed by any party hereto in connection with the transactions contemplated hereby.

1.61  Other Shares.

"Other Shares" has the meaning given in Section 5.2.

1.62  Permitted Lien.

"Permitted Lien" means (i) any lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, provided that appropriate reserves or other appropriate provisions are made therefor to the extent required by GAAP, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to an obligation or liability that is not yet due or delinquent or which are being contested in good faith by appropriate proceedings (provided that appropriate reserves or other appropriate provisions are made therefor to the extent required by GAAP) and (iii) any minor imperfection of title or similar lien or encumbrance which individually or in the aggregate with other such imperfections of title, liens or encumbrances do not have a Material Adverse Effect.

1.63  Person.

"Person" means and includes an individual, a partnership, a joint venture, a joint stock company, a corporation, a limited liability company, a trust, an unincorporated association or organization and a government or a department or agency, authority, official or instrumentality thereof, or any group of the foregoing acting in concert.

1.64  Present Accountants

"Present Accountants" means the firm of Berenson & Company LLP.

1.65  Promissory Note.

"Promissory Note" means the promissory note, in the form attached hereto as
Schedule 1.65.

1.66  Purchase Price.

"Purchase Price" has the meaning set forth in Section 3.1.

1.67  Records.

"Records" has the meaning given in Section 5.5.

1.68  Register; Registered; Registration; Registration Statement.

The terms "register," "registered," "registration" and "registration statement" shall refer to a registration of securities to be offered and sold under a registration statement filed with the Commission, that becomes effective pursuant to the Securities Act or the Exchange Act and the applicable rules and regulations under either such Act.

1.69  Registrable Securities.

"Registrable Securities" has the meaning given in Section 5.1.

1.70  Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

1.71  Share Certificates.

"Share Certificates" means the certificates representing the Shares and any Additional Shares, which shall bear the following legend:

      Any transfer or other disposition of the shares represented by this certificate is subject to the provisions of an Asset Acquisition Agreement dated as of January 1, 1998, among Katz Digital Technologies, Inc. (the "Corporation"), Katz N.Y. Acquisition, Inc., Speed Graphics, Inc., DDP, Inc. and Ronald Krivosheiw. The shares of stock represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may be transferred only if (i) registered under the Act and the requirements of any state having jurisdiction are complied with or (ii) the transfer is exempt from such registration and state requirements and counsel reasonably acceptable to the Corporation has delivered to the Corporation a written opinion reasonably acceptable to the Corporation setting forth the basis for such exemption.

1.72  Share Price.

"Share Price" means $3.403.

1.73  Shares.

"Shares" means 293,848 shares of Common Stock.

1.74  Shortfall Shares.

"Shortfall Shares" has the meaning given in Section 3.3.2.

1.75  SPEED Business.

"SPEED Business" means SPEED's business and operations reflected in the Unaudited Financial Statements as at and for the period ending on the Balance Sheet Date and as conducted through the Closing Date.

1.76  SPEED Indemnified Parties.

"SPEED Indemnified Parties" has the meaning given in Section 9.3.1.

1.77  SPEED Securities Claims.

"SPEED Securities Claims" has the meaning given in Section 9.2.1.

1.78  SPEED Shares.

"SPEED Shares" means all of the issued and outstanding shares of capital stock of SGI.

1.79  Statement.

"Statement" has the meaning given in Section 3.3.1.

1.80  Subordination Agreement.

"Subordination Agreement" means the Subordination Agreement in favor of the Bank of New York, substantially in the form of Schedule 1.80.

1.81  Tax.

"Tax" means all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and payroll taxes or charges imposed by any Governmental Body, and includes any interest and penalties on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any liability for such taxes.

1.82  Tax Return.

"Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign Governmental Body in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

1.83  Unaudited Financial Statements.

"Unaudited Financial Statements" means SPEED's balance sheet, statement of income and retained earnings, prepared by SPEED, for:

            i.    the six (6) month period ended June 30, 1997;

            ii.   the ten (10) month period ended October 31, 1997; and

            iii.  the eleven (11) month period ended November 30, 1997.

ARTICLE 2:  SALE AND PURCHASE OF ACQUIRED ASSETS; ASSUMPTION OF
            ASSUMED LIABILITIES

2.1   Sale and Purchase of Acquired Assets.

      Subject to the terms and conditions set forth in this Agreement, SPEED hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from SPEED, at the Closing all of the Acquired Assets, free and clear of any liabilities, liens, security interests, pledges, conditions or encumbrances other than the Permitted Liens and Acquired Liabilities.

2.2   Certain Assets.

      Immediately after the Closing Date, none of SPEED, Ronald or any Controlled Company shall have or control any assets related to or necessary in the conduct of the SPEED Business.

2.3   Assumed Liabilities.

      Subject to the terms and conditions set forth in this Agreement, KDTI and the Purchaser agree that, on the Closing Date, KDTI and the Purchaser shall jointly and severally assume and thereafter pay, perform and discharge when due all of the Acquired Liabilities arising under the Contracts, and the Purchaser shall assume and thereafter pay, perform and discharge when due all other Acquired Liabilities.

ARTICLE 3: PURCHASE PRICE 3.1 Calculation of Purchase Price.

      Subject to adjustment pursuant to Section 3.3, the aggregate purchase price (the "Purchase Price") for the Acquired Assets is the sum of:

            i. $9,214,000.00, as adjusted pursuant to Section 3.3.1 (the "Cash Component"), payable as provided in Section 4.2;

            ii. $2,000,000.00 payable in accordance with the terms of the Promissory Note; and

            iii.  the Shares.

3.2   Allocation.

      The Purchase Price is allocated (the "Purchase Price Allocation") among the Acquired Assets as set forth on Schedule 3.2. Such Purchase Price Allocation is being made consistent with Section 1060 of the Code. Each of the parties hereto shall not, and shall not permit any of its Affiliates to, take a position (except as required pursuant to any Order) on any Tax Return before any Governmental Body charged with the collection of any Tax, or in any judicial proceeding, that is in any way inconsistent with the Purchase Price Allocation determined in accordance with this Section 3.2.

3.3   Post Closing Adjustments to Purchase Price.

      3.3.1. Preparation of Closing Date Balance Sheet and the Statement. As promptly as practicable and in any event on or before February 16, 1998, SPEED shall cause the Present Accountants to prepare and deliver to KDTI
      (i) an audited balance sheet for SPEED as at the Closing Date (the "Closing Date Balance Sheet") prepared in accordance with GAAP in the manner used to prepare SPEED's balance sheet as at the Balance Sheet Date and the Audited Financial Statements; provided, however, that for purposes of preparing the Closing Date Balance Sheet only, no Excluded Assets and no Excluded Liabilities shall be included in such balance sheet (and liabilities shall not include any contingent liability for severance or other payments under the employment agreement dated August 22, 1997 with Robert Heck, or for any liability arising after the Closing Date for the amounts due to a former stockholder under a non-compete agreement dated October 9, 1991, as amended August 16, 1995, or for any liability arising after the Closing Date for the maintenance or repair of Machinery and Equipment included in the Acquired Assets; notwithstanding the foregoing, the parties agree that all accruals required by GAAP with respect to said agreements with Messrs. Heck and Furci and the maintenance or repair obligations shall be reflected in the Closing Date Balance Sheet, and (ii) a statement (the "Statement") setting forth the Book Value. The costs and expenses of the Present Accountants incurred after the Closing in connection with the preparation and delivery of the Closing Date Balance Sheet and the Statement shall be paid by SPEED, except that KDTI shall reimburse SPEED for up to $35,000.00 of the amount charged by the Present Accountants for such work. Not later than 15 business days after the Closing Date Balance Sheet and the Statement are delivered to KDTI, KDTI shall notify SPEED in writing (the "Notice of Disagreement") whether KDTI disagrees with the Closing Date Balance Sheet and the Statement. If no Notice of Disagreement is received by SPEED within such 15-business day period, then the Closing Date Balance Sheet and the Statement shall be deemed to be accepted and agreed to by KDTI. KDTI shall have the right to review the ledgers, books, records and work papers of SPEED and the Present Accountants utilized in preparing the Closing Date Balance Sheet and the Statement. The Notice of Disagreement shall provide specific reasons for the disagreement. If such Notice of Disagreement is given, then KDTI and SPEED shall use reasonable efforts to resolve the disagreement regarding the Closing Date Balance Sheet and the Statement. If no agreement is reached between them within thirty (30) days after the date on which KDTI gives its Notice of Disagreement, then the Determining Accountant shall be appointed by the Accountants and the Present Accountants within ten (10) days thereafter with instructions to resolve the disagreement and provide a report of its determination of the amounts in dispute within thirty (30) days of its appointment. The Determining Accountant may examine all ledgers, books, records and work papers utilized in connection with the accounting and preparation of the Closing Date Balance Sheet and the Statement but the scope of its engagement will be limited to resolving those items which KDTI identified in its Notice of Disagreement as to which KDTI disagreed and determining whether such items were properly reflected on the Statement in accordance with the requirements of this Section 3.3; provided that the Determining Accountant shall also make such other changes to the Closing Date

      Balance Sheet as are necessary and appropriate for the consistent presentation thereof in light of its determination of the specific issues in dispute. The decision of the Determining Accountant shall be delivered in a written report addressed to KDTI and SPEED and shall be binding and conclusive upon the parties hereto. The costs and fees of the Determining Accountant shall be borne one-half by SPEED and one-half by KDTI. The Book Value set forth in the Closing Date Balance Sheet and the Statement, either as agreed to by SPEED and KDTI if the Closing Date Balance Sheet and the Statement are not referred to the Determining Accountant or as finally determined by the Determining Accountant, is referred to herein as the "Final Closing Book Value."

      3.3.2. Adjustments to Purchase Price Based upon Book Value Adjustment. Upon the fifth Business Day after completion of the calculation of the Final Closing Book Value, the Purchase Price shall be adjusted in the manner set forth in this Section 3.3.2.

            i. If the Final Closing Book Value is less than the Balance Sheet Date Book Value, the Purchase Price shall be reduced by such Book Value Adjustment, and SPEED shall deliver to KDTI (A) a number of shares of Common Stock (the "Shortfall Shares") equal to the quotient of (1) 50% of the lesser of (x) the Book Value Adjustment and (y) $75,000 and (2) the Share Price, and
                  (B) by wire transfer of immediately available funds to an account designated in writing by KDTI, an amount equal to the balance of the Book Value Adjustment. In the event SPEED is required to deliver to KDTI any Shortfall Shares pursuant to the preceding sentence, SPEED shall deliver to KDTI, or the transfer agent for the Common Stock, one or more certificates representing the Shortfall Shares, which certificates shall be duly endorsed, or accompanied by stock powers duly executed, in such manner as is necessary to transfer the Shortfall Shares to KDTI in accordance with Article 8 of the Uniform Commercial Code of New York. In the event the total number of shares of Common Stock represented by any certificate(s) delivered to KDTI in accordance with the preceding sentence exceeds the Shortfall Shares, KDTI shall deliver to SPEED new certificates for such excess as may be directed by SPEED.

            ii. If the Final Closing Book Value is greater than the Balance Sheet Date Book Value, the Purchase Price shall be increased by such Book Value Adjustment, and KDTI shall deliver to SPEED
                  (A) a number of shares of Common Stock equal to the quotient of (1) 50% of the lesser of (x) the Book Value Adjustment and
                  (y) $75,000 and (2) the Share Price, and (B) by wire transfer of immediately available funds to an account designated in writing by SPEED, an amount equal to the balance of the Book Value Adjustment.

ARTICLE 4:  THE CLOSING

4.1 Closing.

      The Closing is taking place as of the opening of business on the date hereof at the offices of KDTI's counsel, Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022.

4.2   Deliveries by SPEED at Closing.

      At the Closing, SPEED is delivering, or causing to be delivered, to KDTI and KDTI-NY:

            i. the opinion of Rogers & Wells, counsel for SPEED, in the form annexed hereto as Schedule 4.2(i);

            ii. a copy of SPEED's Certificate of Incorporation, including all amendments, certified by the office of the Secretary of State of New York and a certificate from the office of the Secretary of State of New York and each state in which SPEED has qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in each such state and that it owes no taxes;

            iii. a certificate signed by the Secretary of SPEED certifying as to (a) the Certificate of Incorporation and By-Laws of SPEED being true and correct as of the Closing Date, (b) resolutions of the Board of Directors of SPEED, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, and (c) the incumbency of the officer(s) of SPEED executing this Agreement and any related agreements;

            iv.   the Lease Assignment Documents;

            v. an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form of Schedule
                  1.8 and a Bill of Sale (the "Bill of Sale") substantially in the form of Schedule 1.14;

            vi. a certificate signed by a duly authorized executive officer of SPEED that the representations and warranties of SPEED contained in this Agreement are true, correct and complete on and as of the Closing Date and that SPEED has performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

            vii. copies of written consents to assignment of the Leases (to the extent necessary under the Leases) and other Contracts included in the Acquired Assets or Assumed Liabilities, executed by the counterparties thereto;

            viii. a letter from the Present Accountants confirming that in connection with any review of the Closing Date Balance Sheet pursuant to Section 3.3.1, the Present Accountants will cooperate with KDTI and make available its work papers with respect thereto;

            ix.   the Subordination Agreement;

            x. a Certificate of Amendment to the Certificate of Incorporation of SGI, duly executed and in suitable form for filing by the Department of State of New York, changing the name of SGI to Moondance, Inc.; and

            xi. such other instruments or documents as may be reasonably necessary in order to consummate the transactions described in this Agreement.

4.3   Deliveries by KDTI and KDTI-NY at Closing.

      At the Closing, KDTI and KDTI-NY are delivering, or causing to be delivered, to SPEED:

            i. the Cash Component (in effect on the Closing Date) in immediately available funds by wire transfer to the account designated by SPEED;

            ii.   the executed Promissory Note;

            iii.  the Share Certificates representing the Shares;

            iv. the opinion of Messrs. Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel to KDTI and KDTI-NY, in the form annexed hereto as Schedule 4.3(iv);

            v. a copy of KDTI's and KDTI-NY's respective Certificates of Incorporation, including all amendments, certified, in each case, by the office of the Secretary of State of Delaware; and certificates from the office of the Secretary of State of Delaware to the effect that each of KDTI and KDTI-NY is in good standing and owes no taxes in Delaware;

            vi. certificates signed by the Secretary of each of KDTI and KDTI-NY, certifying as to (a) the Certificate of Incorporation and By-Laws of each of KDTI and KDTI-NY, respectively, (b) resolutions of the Board of Directors of each of KDTI and KDTI-NY, respectively, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, and (c) the incumbency of the officer(s) of each of KDTI or KDTI-NY, respectively, executing this Agreement and any related agreements;

            vii. any Lease Assignment Documents to which KDTI or KDTI-NY is a party;

            viii. the Assignment and Assumption Agreement and the Bill of Sale;

            ix. a certificate signed by a duly authorized executive officer of each of KDTI and KDTI-NY that the representations and warranties of each of KDTI and KDTI-NY contained in this Agreement are true, correct and complete on and as of the Closing Date and that each of KDTI and KDTI-NY has performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

            x. executing and delivering such other instruments or documents as may be reasonably necessary in order to consummate the transactions described in this Agreement.

4.4   Delivery of Other Agreements at Closing.

      At the Closing, (i) KDTI and Ronald are executing and delivering the Employment Agreement to one another and (ii) KDTI is delivering to each of John Sheehan and Robert Curran options to purchase 27,500 shares of Common Stock, respectively, at an exercise price equal to the fair market value per share of Common Stock on the date of grant.

ARTICLE 5:  REGISTRATION OF SHARES

5.1   Demand Registration Right.

      SPEED shall have the one-time right at any time within three (3) years after the Closing Date to make a written request that KDTI register the Shares and any Additional Shares (the "Registrable Securities"), and KDTI thereafter agrees to use its best efforts to file a registration statement with the Commission and to have such registration statement declared effective, to permit, when such registration statement becomes effective, the sale of the Registerable Securities in the public securities markets. KDTI may include in the registration statement filed pursuant to this Article 5 any authorized but unissued shares of Common Stock for sale by KDTI or any issued and outstanding securities for sale by others; provided, however, that if the sale of the Registerable Securities is to be underwritten and if the managing underwriter or representative of the underwriters advises KDTI in writing that marketing factors require a limitation of the number of shares of Common Stock so to be included in the registration, the number of Registrable Securities that may be included in the underwriting shall be reduced only after all shares of Common Stock, other than Registrable Securities, are excluded from the registration.

5.2   Piggy Back Registration Right.

      If at any time during the three (3) year period following the Closing Date, KDTI proposes to register any of its securities under the Securities Act (other than pursuant to a Registration Statement on Form S-8, S-4 or similar or successor form), KDTI shall give notice of such intention to Ronald, and, if, within ten (10) business days thereafter KDTI receives a written request by SPEED to register the Registrable Securities (which request shall specify the Registrable Securities intended to be sold or disposed of and shall state the intended method of disposition of the Registrable Securities by SPEED), KDTI will use its best efforts to register such Registrable Securities with the securities being registered by KDTI to permit the sale or other disposition of the Registrable Securities (in accordance with the intended methods thereof of which KDTI has been given notice) by SPEED. In the event that the proposed registration under this Section 5.2 is, in whole or in part, an underwritten public offering of Common Stock of KDTI, any request pursuant to this Section
5.2 to register Registrable Securities may specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that as to any registration pursuant to this Section 5.2, (i) if the managing underwriter determines and advises KDTI in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than SPEED or KDTI (the "Other Shares") would interfere with the successful marketing of such securities, then the number of Registrable Securities and Other Shares excluded from such registration shall be allocated pro rata among the holders of the Other Shares (based on the number of shares of Common Stock requested by the holders thereof to be registered in such offering, except for Other Shares included therein at the request of holders thereof exercising demand registration rights with respect to such other Shares), and
(ii) in each case those shares of Common Stock that are excluded from the underwritten public offering pursuant to this Section 5.2 shall be withheld from the market by the holders thereof and SPEED for such period that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

5.3   Lock Up Agreements.

      SPEED agrees that, for so long as Gary Katz is subject to the volume limitations on the resale of Common Stock provided by Rule 144 under the Securities Act, SPEED will not sell, assign, pledge or otherwise transfer or engage in short-selling or hedging transactions with respect to the Registrable Securities, except with respect to that number of Registrable Securities which could be sold at any time or in any period if the provisions of Rule 144e(1) (as in effect on the date of this Agreement) applied to SPEED as if the Registrable Securities were "restricted securities" as defined in Rule 144(a)(3), notwithstanding that the Registrable Securities may have been registered for sale under the Securities Act or that SPEED may not be an "affiliate" as defined in Rule 144(a)(1); provided, however, that the foregoing restriction shall (i) terminate immediately upon the termination of employment of Ronald under the Employment Agreement for "Good Reason" (as defined in the Employment Agreement) or other than for "Cause" (as defined in the Employment Agreement) and (ii) shall not prohibit or in any way restrict the transfer of any or all of the Shares or Additional Shares, if any, by Speed or its Affiliates to Speed or an Affiliate of Speed; provided, further, however, that any transferee shall acquire such Shares subject to the provisions of this Article 5. In addition, for so long as Ronald is a director or officer of KDTI or holds beneficially or of record 5% or more of the shares of Common Stock from time to time outstanding, SPEED shall agree to any restrictions on its resale of the Registrable Securities, whether in public or non-public transactions, as required by the managing underwriter, representative or selling agent of any public or private offering of Common Stock by KDTI and shall execute and deliver to KDTI and such managing underwriter, representative or selling agent an agreement to such effect, if each other director and officer of KDTI and holder of 5% or more of the shares of Common Stock from time to time outstanding likewise agree to such restrictions on resale and executes and delivers such an agreement.

5.4   Preparation and Filing of Registration Statement.

      With respect to any registration statement to be prepared by KDTI under this Agreement, KDTI shall, at its sole expense, as expeditiously as practicable:

            i. prepare and file with the Commission a registration statement necessary to permit the sale of the Registrable Securities in the public securities markets when such registration statement becomes effective, and such amendments and supplements to such registration statement and the prospectus included therein as may be necessary, to the extent reasonably practicable, to cause such registration statement to become effective; to cause such registration statement to become effective; and to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof; provided that KDTI shall not be required to maintain such effectiveness for any time after (a) the disposition of the Registrable Securities in accordance with the intended methods of disposition thereof as set forth therein or (b) nine months after the date of effectiveness of such Registration Statement;

            ii. furnish to SPEED such number of conformed copies of such registration statement and of each amendment or supplement thereto (in each case including all exhibits and documents incorporated therein by reference), such number of copies of any prospectus included in such registration statement and such other documents, in each case, as SPEED may reasonably request in order to facilitate the sale of the Registrable Securities in the public securities markets;

            iii. register or qualify the Registrable Securities under the Blue Sky Laws of each state governing further purchase or sale of securities as SPEED may reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and take any other action that may be reasonably necessary or advisable to enable SPEED to consummate the disposition in such states of the Registrable Securities; provided that KDTI shall not be required to keep such registration or qualification in effect at any time after (a) the disposition of the Registrable Securities in accordance with the manner of disposition set forth in the registration statement relating thereto or (b) nine months after the date such registration statement becomes effective; and provided, further, that KDTI will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (B) subject itself to taxation in any such jurisdiction;

            iv.   notify SPEED promptly, and confirm such advice in writing:

                  (a) when the registration statement or any amendment thereto has been filed and when it has become effective;

                  (b) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and

                  (c) of the registration or qualification of the Registrable Securities for sale under the Blue Sky Laws of any jurisdiction affecting such registration or qualification;

            v. make every reasonable effort to obtain the withdrawal of any Order suspending the effectiveness of the registration statement;

            vi. cause all of the Registrable Securities covered by the registration statement to be listed on each securities exchange, or designated for inclusion in each automated interdealer quotation system, on which the Common Stock is listed or included;

            vii. provide and cause to be maintained a transfer agent for all Registrable Securities covered by the registration statement from and after a date not later than the effective date of the registration statement;

            viii. cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Bodies as may be reasonably necessary to enable each holder thereof to consummate the disposition of such Registrable Securities; provided that KDTI shall not be required to maintain such registration or approval for any time after (a) the disposition of the Registrable Securities in accordance with the intended methods of disposition thereof as set forth therein or (b) nine months after the date of effectiveness of such registration statement;

            ix. furnish to SPEED a signed counterpart, addressed to SPEED (and the underwriters, if any), of an opinion of counsel for KDTI, dated the effective date of such registration statement (or, if such registration relates to an underwritten public offering, dated the date of any closing under the underwriting agreement), if and in the form delivered to any underwriter or other purchaser of securities offered thereunder, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities;

            x. notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

            xi. comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
                  Section 11(a) of the Securities Act and Rule 158 thereunder.

5.5   Preparation; Reasonable Investigation.

      In connection with the preparation and filing of the registration statement and any amendments thereto and any Blue Sky Filing, KDTI will give SPEED and its counsel and accountant the opportunity to review, in each case, a reasonable time prior to their filing, the registration statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto and any Blue Sky Filing in order to verify the accuracy of any factual information concerning SPEED. KDTI will make available for inspection by SPEED, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by SPEED or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of KDTI (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause KDTI's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment thereof or supplement thereto. Records which

KDTI determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other Order from a court of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to KDTI and allow KDTI, at KDTI's expense, to undertake appropriate action to prevent or limit disclosure of the Records deemed confidential. KDTI shall pay for all registration and filing fees, printing expenses and fees and disbursements of KDTI's counsel and one counsel for SPEED and KDTI's Accountants in connection with the preparation, review and filing of the registration statement or any Blue Sky Filing pursuant to this Article 5; provided, however, that SPEED shall pay underwriting discounts and commissions applicable to the sale of the Registrable Securities.

5.6   Other Registration Rights.

      5.6.1. No Existing Agreements. KDTI represents and warrants to SPEED that there is not in effect on the date hereof any agreement by KDTI (other than this Agreement) pursuant to which any holders of securities of KDTI have a right to cause KDTI to register or qualify such securities under the Securities Act or any Blue Sky Law that would conflict or be inconsistent with any provision of this Agreement.

      5.6.2. Future Agreements. KDTI shall not hereafter agree with the holders of any securities issued or to be issued by KDTI to register or qualify such securities under the

      Securities Act or any Blue Sky Law unless such agreement specifically provides that (a) such holder of such securities may not participate in any registration under Section 5.1 except as provided in the proviso to
      Section 5.1, and (b) the holder of such securities may not participate in any registration under Section 5.2 except as provided in Section 5.2.

5.7   Other Conditions and Limitations.

      Any other provision hereof notwithstanding:

      (a) SPEED's registration rights under this Section 5 are subject to the conditions that (i) in the case of a Registration under Section 5.1 relating to an underwritten offering of Registrable Securities, the underwriting agreement and other documents to which KDTI is a party or which purport to obligate KDTI with respect to any matter be reasonably satisfactory to KDTI, and (ii) in the case of a registration under Section 5.2 relating to an underwritten offering of securities of KDTI, SPEED agrees to the terms and conditions of, and executes and delivers the underwriting agreement, a custody or deposit agreement and a power of attorney, each in the customary form required by the underwriters, and such other underwriting documents as the underwriters may reasonably require as a condition to effecting the offering or the inclusion of Registrable Securities therein;

      (b) the registration rights pursuant to Section 5.1 or 5.2 and KDTI's obligations under this Article 5 shall be suspended at any time when KDTI does not have a class of equity securities (as defined in Section 3(a)(11) of the Exchange Act and Rule 3a11-1 thereunder) registered under Section 12(b) or 12(g) of the Exchange Act; and

      (c) notwithstanding that a demand for registration has been duly made pursuant to Section 5.1 or 5.2, KDTI shall not be obligated to prepare or file a registration statement under the Securities Act with respect to any Registrable Securities as to which such demand relates, or to register or to qualify any such Registrable Securities under any applicable Blue Sky Law, and if such a registration statement has been filed or Blue Sky Filing has been made, KDTI may suspend or withdraw such registration statement or Blue Sky Filing, if the Board of Directors of KDTI determines in good faith that such registration would or could reasonably be expected to interfere with or adversely affect the prospects of consummating, or result in terms or conditions less favorable to KDTI relating to, any material acquisition or disposition of assets (within the meaning and scope of Item 2 of Form 8-K under the Exchange Act) or any public or private financing as to which KDTI has entered into a definitive agreement or is engaged in substantive negotiations for a period of 180 days after such demand for registration is made; provided that KDTI may not so delay or suspend such registration on more than one occasion in any period of twelve (12) consecutive months.

5.8   Application to Subsequent Holders.

      The provisions of this Article 5 shall inure to the benefit of and be binding upon any holder of Registrable Securities; provided that all such holders shall be deemed to be represented by and act through Ronald (or, if he shall die, resign or otherwise cease so to act, a successor designated by Ronald in a written notice given to KDTI, or if Ronald shall not so designate a successor, a successor designated by the holders of a majority of the Registrable Securities then outstanding in a written notice given to KDTI, the designation of such successor to be effective upon actual receipt of such notice by KDTI) and any notice or other documents required or permitted to be given or delivered pursuant to the provisions of this Article 5 to or by SPEED shall be deemed to be duly so given or delivered if given to or by Ronald (or such successor) in accordance with Section 10.5, and any right of the holders of Registrable Securities, including in connection with the preparation of any documents or any investigation pursuant to Section 5.5 relating to any registration, shall be exercised or effected by or through Ronald (or such successor).

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF SPEED AND RONALD

SPEED and Ronald, jointly and severally, represent and warrant to KDTI and KDTI-NY the following:

6.1   Existence and Good Standing

      Each of SGI and DDP is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate all its properties and to carry on its business as now being conducted. Each of SGI and DDP is duly qualified and in good standing in each jurisdiction in which the failure to qualify would have a Material Adverse Effect.

6.2   Capital Stock.

      The stockholders and capitalization of SGI and DDP, respectively, are set forth on Schedule 6.2. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of SGI or DDP is authorized or outstanding.

There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of SGI or DDP except as set forth on Schedule 6.2. Ronald owns the SPEED Shares free and clear of any liabilities, liens, security interests, pledges, or encumbrances, except for Permitted Liens and except as set forth on
Schedule 6.2.

6.3   Financial Statements.

      6.3.1. Financial Statements delivered by SPEED. SPEED has furnished or made available to KDTI the following financial statements and Tax Returns (the "Delivered Financial Statements"):

            i. federal and state Tax Returns of SPEED for the fiscal years ended December 31, 1995 and December 31, 1996;

            ii.   the Unaudited Financial Statements;

            iii.  the Audited 1996 Financial Statements; and

            iv.   the Audited 1995 and 1994 Financial Statements.

      The Delivered Financial Statements, including the footnotes thereto, are, and the Closing Date Balance Sheet, including the footnotes thereto, will be true and correct in all material respects, and, except for the Tax Returns referred to in clause (i) of this Subsection 6.3.1, the Delivered Financial Statements have been and the Closing Date Balance Sheet will be prepared on the same basis as the Audited 1996 Financial Statements were prepared, and, except for the tax returns referred to in clause (i) of this Subsection 6.3.1, all adjustments consist only of normal recurring adjustments necessary for a fair presentation of the results of operations and financial condition for the period covered by such Financial Statement. The balance sheets included in the Delivered

      Financial Statements, taken together, fairly present, and the Closing Date Balance Sheet will fairly present, in all material respects the financial condition of SPEED as at the respective dates thereof and, except as indicated therein, and, in the case of the Unaudited Financial Statements, except for the absence of footnotes and normal recurring adjustments, reflect, and in the case of the Closing Date Balance Sheet, will reflect, in all material respects all known claims against and all debts and liabilities of SPEED, fixed or contingent, as at the date thereof, required by GAAP to be shown thereon and the related statements of operations and cash flows for the periods indicated, taken together, fairly present, in all material respects the results of operations and financial condition for such periods. 6.3.2.Absence of Adverse Changes. Since the Balance Sheet Date, except as set forth on Schedule 6.3.2 or on the Closing Date Balance Sheet, there has been (a) no materially adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations of SPEED, and (b) to the knowledge of SPEED or Ronald, no fact or condition exists or is contemplated or threatened which might cause such a materially adverse change in the future. Notwithstanding the foregoing, if the Closing Date Balance Sheet is revised in accordance with Section 3.3, such revision shall not be considered a breach of this Section 6.3.2 or any other provision of this Agreement.

6.4   Books and Records.

      Except as set forth on Schedule 6.4, all accounts, books, ledgers, minute books and official and other records of SPEED of whatsoever kind have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. SPEED does not own or possess any records, systems, controls, data or information material or necessary to the conduct of its business which is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including all means of access thereto and therefrom) that are not under the exclusive ownership and direct control of SPEED, other than financial records which are maintained at the locations identified on Schedule 6.4 annexed hereto, and which, after the Closing Date, are readily available to KDTI and KDTI-NY.

6.5   Real Property; Personal Property; Machinery and Equipment.

      6.5.1. Leasehold and other Real Property Interests. SPEED does not own or have any leasehold or other interest in any real property which is presently necessary to conduct the development, production, marketing and sale of the products and services offered as part of the SPEED Business other than the Leased Premises demised under the Leases. Except as set forth on Schedule 6.5.1, to the knowledge of SPEED, the Leased Premises are in good condition and repair (normal wear and tear excepted) consistent with their present use and are available for immediate use by KDTI-NY. Except as set forth on Schedule 6.5.1, since January 1, 1993, neither SPEED nor Ronald has received any written notice (that remains outstanding) that the Leased Premises are presently in violation of any environmental, zoning or similar laws.

      6.5.2. Title to Acquired Assets. Except as set forth in Schedule 6.5.2, SPEED has good title or holds a valid, existing, enforceable lease or license to the Acquired Assets, subject to no encumbrance, lien, charge or other restriction of any kind or character, other than Permitted Liens.

      6.5.3. Machinery and Equipment. Except as set forth in Schedule 6.5.3, the Machinery and Equipment are, in the aggregate, in good operating condition, normal wear and tear excepted. Except as set forth in Schedule 6.5.3, (i) all capital or operating leases under which SPEED leases equipment; and (ii) each contract for the purchase of as yet undelivered equipment is in full force and effect and constitutes a binding obligation, enforceable in accordance with its terms, of SPEED, and to the knowledge of SPEED and Ronald, of each other party thereto, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Except as disclosed on Schedule 6.5.3, there are no existing defaults by SPEED under any such lease beyond applicable notice and grace periods or which have not been waived by the respective lessor.


      6.5.4. Sufficiency of Assets. The Acquired Assets constitute all of the assets used in connection with the SPEED Business and are available for immediate use by KDTI-NY.

6.6   Contracts.

      Except as set forth in Schedule 6.6 or any other schedule annexed hereto, SPEED is not a party to or bound by any agreement, contract or commitment relating to any collective bargaining agreement, any bonus, deferred compensation, pension, profit sharing, stock option, retirement or other employee benefit plan; any loan or advance to, or investment in, any other Person or any agreement relating to the making of any such loan, advance or investment; any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business); any management service, employment, consulting or any other similar type of contract; any agreement, contract or commitment limiting the freedom of SPEED to engage in any line of business or to compete with any other Person; any secrecy or confidentiality agreement with any Person, including any employee of or consultant to SPEED; any agreement, contract or commitment which involves the payment by SPEED of Twenty-Five Thousand Dollars ($25,000) or more, in the aggregate, and is not cancelable without penalty within thirty (30) days; any agreement with any officer or director of SPEED; any licensing or franchise agreement; or any contract with customers or other third parties for the delivery of goods or performance of services which involves payment by SPEED of more than Twenty Five Thousand Dollars ($25,000.00).

      Except as set forth on Schedule 6.6, there exists no default or event of default by SPEED, or occurrence, condition, or act (including this transaction) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Except as set forth on Schedule 6.6, SPEED has not violated any material terms or conditions of any Contract which would permit termination or modification of any such Contract, there are no outstanding written claims of breach or indemnification or written notice of default or termination of any such Contract and, to the knowledge of SPEED or Ronald, all of the covenants to be performed by any other party thereto have been substantially performed.

6.7   Litigation.

      Except as set forth in Schedule 6.7, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before any Governmental Body, pending or, to the knowledge of SPEED or Ronald, threatened since the Balance Sheet Date, against or affecting SPEED or any of its properties or rights or the operation of its business, and to the knowledge of SPEED or Ronald, there is no valid basis for any such action, proceeding or investigation. Except as disclosed on Schedule 6.7, none of SPEED, Ronald or any Controlled Company is subject to any Order entered in any lawsuit or proceeding which has a Material Adverse Effect or which would prevent or interfere with the consummation of the transactions contemplated hereby.

6.8   Taxes.

      Except as set forth in Schedule 6.8 to this Agreement, SPEED has filed all Tax Returns which are required to be filed by, or with respect to, its business. Such Tax Returns reflect accurately, in all material respects, taxable income and all liability for Taxes of SPEED for the periods covered thereby. Except as set forth in Schedule 6.8, SPEED has paid within the time and manner prescribed by law all Taxes payable by, or due from, SPEED (whether in its own right or as transferee of the assets of, or successor to, any Person) or adequately provided therefor by appropriate reserves as shown in the books and financial statements of SPEED, and to the knowledge of SPEED or Ronald, no other Tax of any nature whatsoever will be payable by SPEED with respect to any Tax Return filed or required to be filed through the Closing Date. Except as set forth in Schedule 6.8, the federal, state and local taxable income and Tax liability of SPEED have never been finally determined for any fiscal period; and no audit or examination of any return of SPEED by any Taxing authority is currently in progress and no notice of any proposed audit or examination has been received by SPEED or any SPEED Stockholder; and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of SPEED.

6.9   Liabilities.

      To the knowledge of SPEED or Ronald, there are no outstanding claims, liabilities or indebtedness, contingent or otherwise against SPEED, except as set forth in Schedule 6.9 or in the Balance Sheet Date Balance Sheet of SPEED or referred to in the footnotes thereto, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice and other liabilities which in the aggregate do not have a Material Adverse Effect, or (ii) liabilities set forth on any Schedule hereto or which are not required to be set forth on any Schedule hereto because such liabilities are specifically excluded from disclosure on the Schedules provided for by the provisions of this Agreement. Schedule 6.9 sets forth a list of all current arrangements of SPEED for borrowed money and all outstanding balances as of the date hereof with respect thereto, but excluding accounts payable, wages payable and operating expenses payable. SPEED is not in material default in respect of the terms or conditions of any such indebtedness.

6.10  Intellectual Property.

      Schedule 6.10 contains a materially accurate and complete list of all Intellectual Property owned or used or anticipated to be used by SPEED in the development, production, marketing and sale of the products and services offered as part of the SPEED Business. Except as set forth on Schedule 6.10, to the knowledge of SPEED and Ronald, no written claim of infringement or misappropriation of Intellectual Property has been made against SPEED and, SPEED does not infringe or misappropriate any Intellectual Property of any third party.

6.11  Compliance with Laws.

      To the knowledge of SPEED or Ronald, except with respect to any Environmental Law, SPEED is in compliance with all applicable material federal, state and local laws, regulations and Orders and all other applicable requirements of any Governmental Body having jurisdiction. Except with respect to any Environmental Law, SPEED is not now charged with, and, to the knowledge of SPEED and Ronald, SPEED is not now under investigation with respect to, any violation of any law, regulation, or Order affecting its business, and SPEED has filed all material reports required to be filed with any Governmental Body.

6.12  Licenses.

      To the knowledge of SPEED or Ronald, SPEED has all licenses and permits and other governmental certificates, authorizations and approvals (collectively, "Licenses") required by any Governmental Body for the development, production, marketing and sale of the products and services offered as part of the SPEED Business and the use of its properties as presently operated or used, except where the failure to have such Licenses would not have a Material Adverse Effect. To the knowledge of SPEED and Ronald, all of such Licenses are in full force and effect and no action or claim is pending to revoke or terminate any of the Licenses or declare any License invalid.

6.13  Insurance.

      Schedule 6.13 is a schedule of all insurance policies (including life insurance) or binders maintained by SPEED. All such policies are in full force and effect and all premiums that have become due have been currently paid. The coverage under such policies for occurrences prior to the Closing shall not be materially adversely affected by reason of the transactions contemplated hereby. Neither Ronald nor SPEED has received written notice of cancellation or non-renewal of any such policy or binder. Neither Ronald nor SPEED has received any written notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 6.13 will not be available in the future on substantially the same terms now in effect.

6.14  Supplier and Customer Relations.

      There has not been, and neither SPEED nor Ronald has any knowledge that would lead them to anticipate, any material adverse change in relations with SPEED's suppliers or customers as a result of the transactions contemplated by this Agreement. Schedule 6.14 lists the ten largest suppliers and customers of SPEED, as at the date hereof. Except as set forth on Schedule 6.14, to the knowledge of SPEED and Ronald, none of these current suppliers and none of these current customers has advised SPEED or Ronald, orally or in writing, formally or informally, that (i) it is terminating or considering terminating, or is materially dissatisfied with its business relationship with SPEED, as a whole or in respect of any particular product or service, or (ii) any of these current customers is contemplating reducing or discontinuing in any material respect its purchases from SPEED, or that any of these suppliers is contemplating reducing or discontinuing in any material respect its services or sales to SPEED.

6.15  Employment Relations.

      To the knowledge of SPEED and Ronald, SPEED has not committed any unfair labor practices in connection with the SPEED business and there is no unfair labor practice complaint pending against SPEED before any applicable government entity; there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving SPEED; no representation question exists respecting the employees of SPEED; no grievance which might have a Material Adverse Effect on the SPEED Business, nor any arbitration proceeding arising out of or under any collective bargaining agreement with SPEED, is pending and no claim therefor has been asserted. Except as set forth in Schedule 6.15, SPEED is not a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by SPEED; and SPEED has not experienced any work stoppage or any other labor difficulty during the last three (3) years. To the knowledge of SPEED and Ronald, there has not been, and SPEED does not anticipate, any material adverse change in relations with employees as a result of the transactions contemplated by this Agreement.

6.16  Personnel; Compliance with ERISA.

      6.16.1. SPEED's Personnel. Schedule 6.16 contains a true and complete list of all persons employed (and their latest rates of compensation) or retained as independent contractors by SPEED as at the Closing Date.
      Schedule 6.16 also lists all sales agents or sales representatives as at the Closing Date. Except as set forth on Schedule 6.16, no employees of SPEED are entitled to any accrued vacation pay, sick leave or non-statutory severance benefits.

      6.16.2. Employee Benefit Plans. With respect to any employee benefit plan, program, arrangement or contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA), maintained by SPEED or to which SPEED contributes, SPEED has made available to KDTI and KDTI-NY a true and correct copy of (i) such employee benefit plan, (ii) each trust agreement relating to such employee benefit plan, (iii) the most recent summary plan description of the employee benefit plan, if any, and (iv) Internal Revenue Service determination letters for all such employee benefit plans that are intended to be tax-qualified under Section 401(a) of the Code. Forms 5500 for all such employee benefit plans have been timely and properly filed, or a valid extension for filing has been obtained, and all employees excluded from participating in any such employee benefit plans were properly excludable by SPEED.

6.17  No Changes Since the Balance Sheet Date.

      Since the Balance Sheet Date, except as specifically stated on Schedule
6.3.2 or Schedule 6.17 or reflected on the Closing Date Balance Sheet, SPEED has not incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of SPEED's business; permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than Permitted Liens; sold, transferred or otherwise disposed of any assets except in the ordinary course of SPEED's business; made any single capital expenditure or commitment therefor involving the expenditure of more than Fifty Thousand Dollars ($50,000.00); made any bonus or profit sharing distribution or payment of any kind; granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who after giving effect to such increase or prior thereto receives compensation at an annual rate of $80,000.00 or more, except pursuant to a prior obligation or employment policy in the ordinary course of SPEED's business; canceled or waived any claims or rights of substantial value; made any change in any method of accounting or auditing practice; otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; amended or terminated any agreement which is material to the business of SPEED; renewed, extended or modified any Lease or, except in the ordinary course of business, any lease of personal property; or agreed, whether or not in writing, to do any of the foregoing; and there has been no adverse change in the financial condition or results of operations of SPEED, which changes, in the aggregate, do not have a Material Adverse Effect.

6.18  Valid Agreements; Restrictive Documents.

      SPEED has corporate authority, and Ronald has the full legal right and capacity, to execute, deliver and perform their respective obligations under this Agreement and the Other Documents to which it or he is a party, and all of the foregoing have been duly authorized by all necessary shareholder and corporate action of SPEED. This Agreement and the Other Documents to which SPEED or Ronald is a party have been duly executed and delivered by SPEED and Ronald, respectively, and constitute the valid and binding obligation of SPEED and Ronald, respectively, enforceable against SPEED and Ronald, respectively, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Except as set forth in Schedule 6.18, or in any other Schedule to this Agreement, neither SPEED nor any SPEED Stockholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, contract, instrument, law, regulation or, to the knowledge of SPEED or Ronald, Order or any other restriction of any kind or character, which has a Material Adverse Effect, or which would prevent consummation of the transactions contemplated by this Agreement and the Other Documents or compliance by SPEED or Ronald with the terms, conditions and provisions of this Agreement and the Other Documents. Except as set forth in
Schedule 6.18, the execution, delivery and performance of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in the breach of any provision of the charter documents or by-laws of SPEED; violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any material obligation, contract, agreement, lien, Order or other instrument to which SPEED or Ronald is a party or by or to which it or his or any of its or his respective assets or properties may be bound or subject; violate any Order of any Governmental Body against, or binding upon SPEED or Ronald or upon any of their respective Assets and which violation would have a Material Adverse Effect; or violate any statute, law or regulation of the U.S. or New York and, which violation would have a Material Adverse Effect.

6.19  Required Approvals, Notices and Consents.

      Except as set forth on Schedule 6.19, or elsewhere in this Agreement, no consent or approval of, other action by, or notice to, any Governmental Body, or any third party is required in connection with the execution and delivery by SPEED and Ronald of this Agreement and the Other Documents or the consummation by SPEED and Ronald of the transactions contemplated hereby or thereby.

6.20  Disclosure.

      To the knowledge of SPEED or Ronald, this Agreement, the Financial Statements, or any Schedule hereto, or any certificate, document or statement in writing to be delivered as required under this Agreement by or on behalf of SPEED does not contain, or will not contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. To the knowledge of SPEED or Ronald, there is no fact which materially adversely affects the business or financial condition of SPEED which has not been, or will not be, set forth in this Agreement or an Other Document to be delivered at the Closing.

6.21  Environmental Conditions.

      Schedule 6.21 sets forth the following, in each instance to the knowledge of SPEED or Ronald:

            i. all treatment, storage and disposal facilities for Hazardous Materials which are currently owned or used by SPEED; all hazardous waste disposal sites which are or have been owned or used by SPEED in connection with the SPEED Business; and all underground storage tanks which are or were owned or used by SPEED in connection with the SPEED Business. As to each such facility, site or underground storage tank, Schedule 6.21 describes the time period used and the type of hazardous waste treated, stored or disposed of and, in the case of the underground storage tanks, the type of material stored;

            ii. all sites at which hazardous wastes from the operation of the SPEED Business have been disposed and, as to each such site,
                  Schedule 6.21 describes the time period used and the type of waste disposed; and

            iii. all internal environmental audits conducted by SPEED or Ronald with respect to SPEED since January 1, 1993 relating to the SPEED Business.

      To the knowledge of SPEED or Ronald, except as disclosed on Schedule 6.21 in connection with, or in any way related to, the SPEED Business:

            iv. SPEED holds, and is in substantial compliance with, all permits, licenses, registrations or other authorizations required under applicable Environmental Laws, and is, and has been, otherwise in substantial compliance with all applicable Environmental Laws.

            v. Since January 1, 1993, neither Ronald nor SPEED has received any written notice of any Environmental Claim, and neither Ronald or SPEED is aware, without any duty of inquiry, of any threatened Environmental Claim which remains outstanding.

            vi. SPEED has not entered into or agreed to and is not subject to, any judgment, decree or Order of any Governmental Body under any Environmental Laws, including, without limitation, relating to investigation, cleanup, remediation or removal of Hazardous Materials;

            vii. Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties included among the assets of SPEED in material violation of, or in a manner or to a location that is likely to give rise to material liability of SPEED under any Environmental Laws; and

            viii. No approval is required under any Environmental Law for the acquisition of the Acquired Assets pursuant to this Agreement.

6.22  Health and Safety Conditions.

      SPEED has not conducted any internal health and safety audits, or industrial hygiene surveys. Except as set forth on Schedule 6.22, to the knowledge of SPEED or Ronald, SPEED is in substantial compliance with the requirements of the Occupational Safety and Health Act and all other federal, state and local occupational health and safety laws, rules and regulations.

Copies of Documents.

      SPEED has caused to be made available for inspection and copying by KDTI or its officers or advisers, true and correct copies of all documents referred to in this Article 6 or in any Schedule furnished pursuant to this Article 6.

6.23  No Brokers.

      No broker, finder, agent or similar intermediary has acted on behalf of Ronald or SPEED in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with any of Ronald or SPEED, or any action taken by any of them.

6.24  Corporate Controls.

      None of SPEED or Ronald or any director, officer, agent, employee or other Person, in each case, acting on behalf of SPEED, has, directly or indirectly, given or made any contribution, gift, entertainment expense or payment, in any case (i) in contravention of applicable law and (ii) in excess of $2,500 to obtain preferential or favorable treatment in obtaining business or performing services.

ARTICLE 7:  REPRESENTATIONS OF KDTI AND KDTI-NY

      KDTI and KDTI-NY, jointly and severally, represent and warrant to SPEED and Ronald as follows:

7.1   Existence and Good Standing.

      KDTI and KDTI-NY are each corporations duly organized, validly existing and in good standing under the laws of Delaware and each has all requisite corporate power and authority to own, lease and operate all its properties and to carry on its business as now being conducted. Neither KDTI-NY nor KDTI is required to qualify to do business in any jurisdiction such that failure to qualify would have an adverse effect on the conduct of its business. KDTI-NY is a wholly-owned subsidiary of KDTI.

7.2   Shares.

      The Shares have been duly authorized and, when delivered at the Closing, will be validly issued, fully paid and non-assessable and will be free and clear of any liabilities, liens, security interests, pledges or encumbrances of any nature whatsoever, except such as may be created by SPEED or Ronald and except as the sale, pledge or other disposition thereof is limited by the provisions of
Section 5.3 hereof, the Securities Act and other applicable federal securities laws and Blue Sky Laws. The Additional Shares of Common Stock, if any, will, when delivered pursuant to Section 3.3.2, be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any liabilities, liens, security interests, pledges or encumbrances of any nature whatsoever, except such as may be created by SPEED or Ronald and except as the sale, pledge or other disposition thereof is limited by the provisions of Section 5.3 hereof, the Securities Act and other applicable federal securities laws and Blue Sky Laws.

7.3   Valid Agreements; Restrictive Documents.

      Each of KDTI and KDTI-NY has corporate authority to execute, deliver and perform their respective obligations under this Agreement and the Other Documents to which it is a party, including the Promissory Note, and all of the foregoing have been duly authorized by all necessary stockholder and corporate action. This Agreement and the Other Documents to which KDTI or KDTI-NY is a party, including the Promissory Note, have been duly executed and delivered by KDTI and KDTI-NY, respectively, and constitute a valid and binding agreement of KDTI and KDTI-NY, respectively, enforceable against KDTI and KDTI-NY, respectively, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Except as set forth in any Schedule to this Agreement, KDTI-NY and KDTI are not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, contract, instrument, law, rule, ordinance, regulation, or, to their knowledge, Order or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement and the Other Documents, including the Promissory Note, or compliance by KDTI-NY or KDTI with the terms, conditions and provisions of this Agreement and the Other Documents, including the Promissory Note. The execution, delivery and performance of this Agreement and the Other Documents, including the Promissory Note, and the consummation of the transactions contemplated hereby and thereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents or by-laws of KDTI or KDTI-NY; (ii) violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any material obligation, contract, agreement, lien, Order or other instrument to which KDTI or KDTI-NY is a party or by or to


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

which KDTI or KDTI-NY may be bound or subject; (iii) violate any Order of any Governmental Body against, or binding upon, KDTI or KDTI-NY or any of their assets which violation will or may reasonably be expected to be materially adverse to the condition (financial or otherwise) of KDTI and KDTI-NY in the aggregate; or (iv) violate any statute, law or regulation of the United States, Delaware or New York which violation will or may reasonably be expected to be materially adverse to the condition (financial or otherwise) of KDTI and KDTI-NY in the aggregate.

7.4   Required Approvals, Notices and Consents.

      Except as set forth on Schedule 7.4, no consent or approval of, other action by, or notice to, any Governmental Body, or any third party is required in connection with the execution and delivery by KDTI or KDTI-NY of this Agreement and the Other Documents, including the Promissory Note, or the consummation by KDTI or KDTI-NY of the transactions contemplated hereby or thereby.

7.5   No Brokers.

      No broker, finder, agent or similar intermediary has acted on behalf of KDTI or KDTI-NY in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with KDTI, KDTI-NY, or any action taken by KDTI or KDTI-NY.

7.6   Disclosure.

      To the knowledge of KDTI or KDTI-NY, each of this Agreement, any Other Document to be delivered by or on behalf of KDTI or KDTI-NY and the financial statements of KDTI and other written information provided by KDTI to SPEED listed on Schedule 7.6 does not contain, and will not contain, any untrue statement of a material fact, or omits or will omit, any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. To the knowledge of KDTI and KDTI-NY, there is no fact which materially adversely affects the business or financial condition of KDTI or KDTI-NY, or KDTI's ability to perform its obligations under the Promissory Note, which has not been, or will not be, set forth in this Agreement or an Other Document to be delivered at the Closing.

7.7   Absence of Adverse Changes.

      Since the Balance Sheet Date, there has been no materially adverse change in the assets or liabilities, or in the business or financial condition, or the results of operations of KDTI or KDTI-NY and, to the knowledge of KDTI and KDTI-NY, no fact or condition exists or is contemplated or threatened which will or could be reasonably expected to cause such a material adverse change in the future.

7.8   Securities Laws.

      The offering, issuance and delivery to SPEED by KDTI of the Promissory Note, the Shares and any Additional Shares are not, and will not be, required to be registered under the Securities Act or any applicable Blue Sky Laws.

ARTICLE 8:  POST CLOSING COVENANTS

8.1   General.

      In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such reasonable further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request. SPEED acknowledges and agrees that from and after the Closing KDTI and KDTI-NY will be entitled to possession of all documents, books, records (including tax records), agreements and financial data of any sort relating to SPEED and the SPEED Business.

8.2   Post-Closing Access.

      Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of SPEED or relating to the SPEED Business, the Acquired Assets, the Acquired Liabilities or SPEED in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its Affiliates and (b) for any other reasonable business purpose.

8.3   Record Retention.

      Each party agrees that until the seventh anniversary of the Closing Date, it shall not destroy or otherwise dispose of any of the books or records relating to the SPEED business, the Acquired Assets, the Acquired Liabilities or SPEED in its possession with respect to the periods prior to the Closing, after which date it shall have the right to destroy all or part of such books


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

and records, unless it gives each other party hereto 30 days' prior written notice of any intended destruction or disposition and offers to deliver to any other party, at the other parties' request and expense, custody of such books and records as such party may intend to destroy or otherwise dispose of.

8.4   Post-Closing Assistance.

        KDTI and SPEED will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any Taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses (other than salaries or wages of any employees of the parties) incurred in providing such assistance. Any information obtained pursuant to this Section 8.4 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

8.5   Cooperation in Preparation of Securities Law Filings

      SPEED agrees to cooperate to request the Present Accountants to cooperate with KDTI and its accountants in the provision of such information and documents as may be reasonably required in order to complete any filings required under the Securities Act or other United States securities laws or Blue Sky Laws relating to the acquisition transactions described in this Agreement. KDTI shall reimburse SPEED and/or the Present Accountants for all reasonable


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

fees and expenses incurred by SPEED and/or the Present Accountants in providing such cooperation.

8.6   Guarantees by Ronald and DDP.

      No later than five days after the Closing, KDTI shall use its commercially reasonable best efforts to arrange for the elimination or satisfaction of all of Ronald's personal guarantees and all of DDP's guarantees with respect to bank indebtedness and equipment leases (to the extent such lease guarantees involve Machinery and Equipment). In the event that Ronald or DDP is not released from any guarantee of any lease of Machinery and Equipment by SPEED as of the Closing Date, KDTI and KDTI-NY shall jointly and severally indemnify Ronald and DDP and hold each of them harmless against any claim, obligation or liability whatsoever, including reasonable attorneys' fees and reimbursable disbursements, arising at any time under any such guarantee.

8.7   Election of Ronald to the KDTI Board.

      KDTI's Board of Directors has approved an increase in the number of the directors from five to six and the election of Ronald as a director effective upon the Closing. KDTI shall cause its director and officer liability policy to be amended to cover Ronald. Ronald shall have the right to introduce to KDTI's Board of Directors other possible candidates to serve as a member of such Board of Directors, and if KDTI's Board of Directors finds any of such candidates acceptable, the size of the Board of Directors will be increased from six to seven and such candidate will thereupon be appointed to fill such vacancy, except that nothing herein shall in any way obligate KDTI or its Board of Directors to accept any of the candidates suggested by


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

Ronald and the Board of Directors will retain full discretion with respect to any increase of its size and/or the acceptance of any candidate introduced by Ronald.

8.8   Employees: Assumed Plans.

      KDTI or KDTI-NY shall assume any severance or other similar costs incurred in connection with the termination of employment of any employee of SPEED whose employment is terminated by KDTI or KDTI-NY effective upon or after the Closing. Without limiting KDTI's and KDTI-NY's obligations otherwise set forth in this Agreement, effective as of the Closing, KDTI or KDTI-NY shall assume sponsorship of each of SPEED's employee benefit plans, programs, agreements, policies and arrangements listed on Schedule 8.8 (and all related funding arrangements) and the liabilities associated therewith, and SPEED shall assign to KDTI or KDTI-NY its rights thereunder, if and to the extent permitted by the terms thereof. After the Closing, neither SPEED nor Ronald shall have any liabilities or responsibilities arising after the Closing in respect of any current or former employee of SPEED, other than such liabilities or responsibilities that are Excluded Liabilities.

8.9   Delivery of Financial Statements.

      As soon as practicable after the Closing, SPEED shall prepare and deliver to KDTI SPEED's balance sheet, statement of income and retained earnings for (i) the nine-month period ended September 30, 1997; (ii) the three-month period ended March 31, 1997; and (iii) the nine-month period ended September 30, 1996. Such financial statements shall be prepared on the same basis as the Audited 1996 Financial Statements were prepared and fairly present in all material respects the financial condition and results of operations of SPEED at such date for the respective periods then ended, and except as indicated therein and except for the absence of


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

footnotes, the balance sheets included therein shall reflect in all material respects all known claims against and all debts and liabilities of SPEED, fixed or contingent, as of the respective dates thereof, required by GAAP to be shown thereon.

8.10  Employee Stock Options.

      Subject to the approval of its stockholders, KDTI shall grant to the employees listed on Schedule 8.10 options to purchase the number of shares of Common Stock set forth opposite their respective names thereon, pursuant to KDTI's Employee Stock Option Plan or pursuant to option agreements embodying an exercise price and other such terms and conditions as would apply to options granted under such plan; provided that such employee continues to be so employed at the time of such grant. KDTI shall include a proposal relating to the grant of such options in the proxy or information statement relating to the next meeting of its stockholders (or solicitation of proxies with respect thereto or consents in lieu thereof) and KDTI's Board of Directors shall recommend that KDTI's stockholders vote in favor of such proposal. Gary Katz, by letter dated the date hereof, has agreed to vote all shares of Common Stock which he shall have the direct or indirect power to vote at such meeting in favor of such proposal. Promptly after the approval of the stockholders of KDTI with respect to such proposal is obtained, KDTI shall prepare and execute and deliver appropriate option agreements to the employees to whom such options are to be granted.

8.11  Third Party Consents.

      (a) SPEED, KDTI and Purchaser will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all consents, approvals and waivers which have not been obtained as of the Closing Date required by third Persons to transfer the Contracts in a manner that will avoid any default, conflict or termination of rights under the Contracts. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 8.11 shall require SPEED, KDTI, or Purchaser to expend any material sum, make a material financial commitment or grant or agree to any material concession to any third Person to obtain any such consent, approval or waiver.

      (b) In the event that any and all consents, approvals or waivers necessary for the assignment, transfer or novation of any Contract, or any claim, right or benefit arising thereunder or resulting therefrom, or consents relating to sale of substantially all of Speed's assets, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, to the extent permitted by Law, shall constitute full and equitable assignment by SPEED to Purchaser and KDTI of all of SPEED's right, title and interest in and to, and all of SPEED's obligations and liabilities under, such Contract, and Purchaser and KDTI shall each be deemed SPEED's agent for purposes of completing, fulfilling and discharging all of SPEED's liabilities under any such Contract. The parties shall take all necessary steps and actions to provide Purchaser and KDTI with the benefits of such Contracts, and to relieve SPEED of the performance and other obligations thereunder arising after the Closing Date. Purchaser agrees to pay, perform and discharge, and Purchaser and KDTI, jointly and severally, agree to indemnify SPEED against and hold SPEED harmless from, all obligations and liabilities of SPEED relating to such performance or failure to perform under such Contracts arising after the Closing Date. To the extent required in order to obtain a consent, approval or waiver to the transfer of any Contract described in Section 8.11(a), KDTI agrees to pay, perform and discharge all obligations and liabilities of SPEED relating to such performance or failure to perform under any such Contract arising after the Closing Date.

      (c) In the event SPEED shall be unable to make the equitable assignment described in Section 8.11(b), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of SPEED or Purchaser under such Contract, or would not assign all SPEED's rights thereunder at the Closing, SPEED and Purchaser shall continue to cooperate and use all reasonable efforts to provide Purchaser with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignments are resolved, SPEED shall use all reasonable efforts to (i) provide to Purchaser, at the request of Purchaser, the benefits of any such Contract, (ii) cooperate in any lawful arrangement designed to provide such benefits to Purchaser, and (iii) enforce, at the request of and for the account of Purchaser, any rights of SPEED arising from any such Contract against any third Person, including the right to elect to terminate in accordance with the terms thereof upon the advise of Purchaser. To the extent that Purchaser is provided the benefits of any Contract referred to herein (whether from SPEED or otherwise), Purchaser shall perform the obligations of SPEED thereunder, and Purchaser agrees to pay, perform and discharge, and Purchaser and KDTI, jointly and severally, agree to indemnify SPEED against and hold SPEED harmless from, all obligations and liabilities of SPEED relating to such performance or failure to perform (but only to the extent such obligations or liabilities arise solely from acts of Purchaser after the Closing Date).

8.12  Non-competition.

      SPEED and Ronald agree to perform and comply with the non-competition covenants included in the Employment Agreement, as though fully set forth herein as applicable to, and enforceable against, both SPEED and Ronald. SPEED and Ronald acknowledge that KDTI and KDTI-NY are relying on such non-competition covenants as an essential inducement and condition precedent to their entering into this Agreement and acquiring the Acquired Assets hereunder.

8.13  Material Modifications to Bank Loan.

      KDTI agrees that it will not agree to any material modification to the Loan Agreement between KDTI and The Bank of New York or the Superior Indebtedness referred to in the Subordination Agreement without the approval of KDTI's Board of Directors. In the event that Ronald is not a member of KDTI's Board of Directors at the time such modification is submitted to the Board of Directors for approval, KDTI will give Ronald notice at least fifteen (15) days prior to its proposed entry into such material modification of the Loan Agreement or the Superior Indebtedness and an opportunity to discuss such modification with the members of the Board of Directors at or prior to the meeting of the Board of Directors called to approve such modification.

ARTICLE 9:  SURVIVAL OF REPRESENTATIONS; INDEMNITIES

9.1   Survival of Representations and Warranties of SPEED and Ronald.

      The representations and warranties of SPEED and Ronald and the indemnification obligations under Section 9.2 shall survive the execution and delivery of this Agreement and the Other Documents and the Closing hereunder until December 31, 1999, provided, however, that the covenants contained in
Section 3.3.2 and the representations and warranties made in Sections 6.2, 6.8, 6.16, 6.21 and 6.25 and the obligation to indemnify for Securities Claims, as that term is defined in Section 9.2.1, shall survive the execution of this Agreement and the Other Documents and the Closing hereunder until the date of expiration of the relevant federal, state or other statute of limitations; provided further, however, that as to matters as to which any Indemnitee has given a proper Claims Notice under Section 9.4 on or prior to the expiration of the applicable survival period aforesaid, the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

9.2   Obligations of SPEED and Ronald to Indemnify.

      9.2.1. General Indemnity. Subject to Section 9.1, SPEED and Ronald, jointly and severally, agree to indemnify, defend and hold harmless KDTI-NY and KDTI, and their respective officers, directors, employees and agents, and any of their successors and assigns (collectively, "KDTI Indemnified Parties") from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) ("Claims"), whether such Claims are incurred in KDTI-NY's or KDTI's disputes with SPEED or Ronald or involving third-party claims against KDTI-NY or KDTI, based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of SPEED or Ronald contained in this Agreement or any of the Other Documents, (ii) any Excluded Liability or
      (iii) any Claim based upon the operation of the SPEED Business prior to the Closing Date. In addition, Ronald shall indemnify and hold harmless KDTI, each director of KDTI, each officer of KDTI who shall sign the Registration Statement and any Person who controls KDTI within the meaning of the Securities Act, against any and all Claims to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to the registration or qualification of the Shares in reliance upon and in conformity with written information furnished to KDTI by Ronald solely for use in the preparation thereof ("SPEED Securities Claims").

      9.2.2. Limitation on Indemnification Obligation. No claim may be made against SPEED or Ronald for indemnification pursuant to this Section 9.2 with respect to any individual Claim, unless the aggregate of all Claims of the KDTI Indemnified Parties with respect to this Section 9.2 shall exceed $135,000 and SPEED or Ronald shall not be required to pay or be liable for the first $135,000 in aggregate amount of any such Claims. The KDTI Indemnified Parties shall not be indemnified pursuant to this Section
      9.2 with respect to any individual Claim if the aggregate of all Claims for which the KDTI

      Indemnified Parties have received indemnification pursuant to this Section
      9.2 shall have exceeded $8,500,000, except that any Claim (i) based upon or relating to (a) any breach of the representations or warranties in Sections 6.8, 6.16 or 6.25 or (b) any act of fraud with scienter by or on behalf of SPEED or Ronald or (ii) asserted by a KDTI Indemnified Party by way of defense, counterclaim or set off in connection with, and in an amount not exceeding the amount of, any Claim by a SPEED Indemnified Party (as defined below) against such KDTI Indemnified Party shall not be subject to the foregoing upper limit. For the purposes of this Section 9, in computing such individual or aggregate amounts of Claims, the amount of each Claim shall be deemed to be an amount (i) net of any Tax benefit to the applicable KDTI Indemnified Party or any Affiliate thereof, (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment received any third party with respect thereto, and (iii) net of any reserves provided for the situation in question which are included in the Acquired Assets and reflected in the Closing Date Balance Sheet. Tax benefits will be considered to be realized by a KDTI Indemnified Party for the purposes of this Section 9.2 in the year in which a payment occurs, and the amount of the Tax benefits shall be determined by assuming (i) such KDTI Indemnified Party or Affiliate thereof is in the maximum Federal income tax bracket after any deduction reportable with respect to a payment hereunder and (ii) such KDTI Indemnified Party's or its Affiliate's effective state and local income tax rate is its effective rate for the most recent prior taxable year for which such information is available. The foregoing notwithstanding, Securities Claims, any Claim based upon a breach of the representations and warranties made in Section
      6.2 (including,
      without limitation, the shareholders of SPEED as set forth on Schedule 6.2), and any claim for adjustment of the Purchase Price under Section 3.2 shall not be subject to, or included in calculating, the limitations contained in this Paragraph 9.2.2.

9.3   Survival of Representations and Warranties of KDTI and KDTI-NY

      KDTI's and KDTI-NY's representations and warranties, covenants and the indemnification obligations under Section 9.3.1 shall survive the execution and delivery of this Agreement and the Other Documents and the Closing until December 31, 1999, provided however, that (i) the representations and warranty made in Section 7.2, (ii) the covenants set forth in Sections 8.6 and 8.8 and
(iii) the obligation to indemnify for (A) KDTI's Securities Claims (as that term is defined in Section 9.3.1), (B) in respect of any Acquired Liability or (C) for any Claim incurred by SPEED or Ronald based upon, arising out of, or otherwise in respect of, the operation of the SPEED Business on or after the Closing Date, in each case as provided in Section 9.3.1, shall survive the execution of this Agreement and the Other Documents and the Closing hereunder until the date of expiration of the relevant federal, state or other statute of limitations; and provided further however, that as to matters as to which any Indemnitee has given a proper Claims Notice under Section 9.4 on or prior to the expiration of the applicable period aforesaid, the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

      9.3.1. Obligation of KDTI and KDTI-NY to Indemnify. Subject to Section 9.3, KDTI and KDTI-NY agree, jointly and severally, to indemnify, defend and hold harmless SPEED and Ronald and their respective officers, directors, employees and agents, and any of their successors, heirs and assigns (collectively, "SPEED Indemnified Parties") from and against any and all Claims based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty or covenant or agreement of KDTI or KDTI-NY contained in this Agreement or in any Other Document delivered by KDTI or KDTI-NY, (ii) any Acquired Liability and (iii) any Claim incurred by SPEED or Ronald resulting from the operation of the SPEED Business on or after the Closing Date. In addition, KDTI and KDTI-NY shall, jointly and severally, indemnify and hold harmless the SPEED Indemnified Parties, within the meaning of the Securities Act, against any and all Claims to which any of the SPEED Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, any document incorporated by reference therein or any amendment or supplement thereto, or any document prepared and/or furnished by KDTI or KDTI-NY or their respective Affiliates incident to the registration or qualification of the Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by KDTI or KDTI-NY or their respective Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to action or inaction required of KDTI or KDTI-NY or their respective Affiliates in connection with such registration or qualification under such Blue Sky Laws ("KDTI's Securities Claims"); provided, however, that KDTI shall not be liable in any such case to the extent that such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the Registration Statement, such preliminary prospectus or such prospectus or such amendment or supplement or any document incident to the registration or qualification of the Registrable Securities in reliance upon and in conformity with written information furnished to it by Ronald or any other holder of such Registrable Securities or their respective agents solely for use in the preparation thereof. 9.3.2.Limitation on Indemnification Obligation. No claim may be made against KDTI or KDTI-NY for indemnification pursuant to this Section 9.3.2 with respect to any individual Claim, unless the aggregate of all Claims of the SPEED Indemnified Parties with respect to this Section 9.3.2 shall exceed $135,000 and KDTI or KDTI-NY shall not be required to pay or be liable for the first $135,000 in aggregate amount of any such Claims. The SPEED Indemnified Parties shall not be indemnified pursuant to this Section
      9.3.2 with respect to any individual KDTI Securities Claim if the aggregate of all KDTI Securities Claims for which the KDTI Indemnified Parties have received indemnification pursuant to this Section 9.3.2 shall have exceeded $8,500,000. For the purposes of this Section 9, in computing such individual or aggregate amounts of Claims, the amount of each Claim shall be deemed to be an amount (i) net of any Tax benefit to the applicable SPEED Indemnified Party or any Affiliate thereof, (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment received any third party with respect thereto, and (iii) net of any reserves provided for the situation in question which are included in the Acquired Assets and reflected in the Closing Date Balance Sheet. Tax benefits will be considered to be realized by a SPEED Indemnified Party for the purposes of this Section 9.2 in the year in which a payment occurs, and the amount of the Tax benefits shall be determined by assuming (i) such SPEED Indemnified Party or Affiliate thereof is in the maximum Federal income tax bracket after any deduction reportable with respect to a payment hereunder and (ii) such SPEED Indemnified Party's or its Affiliate's effective state and local income tax rate is its effective rate for the most recent prior taxable year for which such information is available.

9.4   Notice and Opportunity to Defend.

      9.4.1. Notice of Asserted Liability. Promptly after receipt by any SPEED Indemnified Party or KDTI Indemnified Party (the "Indemnitee") of notice of any demand, claim or circumstance which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any Claim, the Indemnitee shall promptly give notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 9.2 or 9.3 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, shall contain supporting documentation (if applicable), and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Claims that have been or may be suffered by the Indemnitee. No indemnification obligation shall be imposed upon an Indemnifying Party unless a proper Claims Notice is given to that Indemnifying Party on or before the last day of the survival period for the representation, warranty, or covenant, the alleged breach of which forms the basis for the Claim.

      9.4.2. Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate with the Indemnifying Party and shall provide the Indemnifying Party access to its records and personnel relating to any such Asserted Liability, in each case, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in Section 9.4.3 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to the Indemnitee to take charge of the defense of such action. The Indemnitee, at its own cost, may employ separate counsel to assert, based on an opinion of counsel, one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party; the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

      9.4.3. Settlement. Notwithstanding the provisions of Section 9.4.2, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the reasonable objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter.

9.5   Exclusive Provisions; No Rescission.

      Except as set forth in this Agreement, none of the parties hereto is making any representation, warranty, covenant or agreement with respect to the matters contained herein. No party hereto shall be entitled to rescission of this Agreement or the transactions contemplated hereby, except that the foregoing provision shall not limit KDTI's or KDTI-NY's right to rescission or to any other remedy or relief in any Claim based upon or relating to any act of fraud with scienter, which is finally determined by a court of competent jurisdiction, by or on behalf of SPEED or Ronald.

ARTICLE 10:   MISCELLANEOUS

10.1 Expenses.

      Except as otherwise provided herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement and the Other Documents, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

10.2  Governing Law.

      The interpretation and construction of this Agreement and the Other Documents, and all matters relating hereto, shall be governed by the law of the State of New York, without reference to its conflict of laws provisions.

10.3  Interchangeability of Schedules.

      Any information contained on any Schedule to this Agreement or in the Financial Statements shall be deemed to be contained on each and every other Schedule to this Agreement.

10.4  Captions.

      The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

10.5  Notices.

      Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service that provides a delivery receipt, if delivered by priority overnight delivery between any two points within the United States; or (c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party at its address first set forth above, with copies to Messrs. Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200, Attention: Murray L. Skala, Esq., and to Rogers & Wells, 200 Park Avenue, New York, New York 10166-0153, Attn: Joseph A. Adams, Esq. or such other address as shall be furnished in writing by like notice by any such party.

10.6  Parties in Interest.

      Except as otherwise provided in Section 5.8 or elsewhere herein or in the Other Documents, this Agreement and the Other Documents may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement and the Other Documents shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, Except as otherwise provided in Section 5.8 or elsewhere herein, each party hereto intends that this

Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto. Notwithstanding anything to the contrary in this Agreement, but subject to Section 5.8 hereof and the Securities Act, nothing in this Agreement shall prohibit or in any way restrict the ability of SPEED or any of its Affiliates to transfer any or all of the Shares and Additional Shares, if any, to SPEED or one or more Affiliates of SPEED.

10.7  Severability.

      In the event any provision of this Agreement or the Other Documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement or such Other Documents shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

10.8  Counterparts.

      This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

10.9  Entire Agreement; Amendments.

      This Agreement, and the Other Documents, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by all parties.

      IN WITNESS WHEREOF, the individual parties have executed and the corporate parties have each caused its corporate name to be hereunto subscribed by their respective duly authorized officers on the date first written above.

KATZ DIGITAL TECHNOLOGIES, INC.           KATZ N.Y. ACQUISITION INC.

By:                                 By:
      ------------------------            -----------------------------
      GARY KATZ                           GARY KATZ
      Chief Executive Officer             President

SPEED GRAPHICS, INC.                      DDP, INC.

By:                                 By:

      ------------------------            -----------------------------
      Name: Ronald Krivosheiw             Name:   Ronald Krivosheiw
      Title:President                     Title:


------------------------------------
      Ronald Krivosheiw

                                                                    Schedule 1.3

                              Acquired Liabilities

(i) Under the terms of a settlement agreement with Nicole Cledic, Speed is required to pay Ms. Cledic $7,500 in January, 1998. See Schedule 6.3.2(ii).

(ii) Speed is required to make the following payments for severance to the individuals listed below:

                                                         Nature of
            Name                      Amount              Payment
            ----                      ------              -------

    [Omitted to maintain confidentiality and filed       Severance
     separately with the Commission]                     Severance

(iii) Speed is required to make payment for accrued vacation pay and sick leave as set forth on Annex A to this Schedule 1.3.

----------
(1) The amount to be paid is based upon an oral agreement with the ex-employee that Speed would pay him severance (not to exceed eight weeks) until he finds gainful employment.

(2) The amount to be paid is based upon an oral agreement of the ex-employee that Speed would pay him severance (not to exceed four weeks) until he finds gainful employment.

                       VACATION AND SICK TIME LIABILITY




--------------------------------------------------------------------------------




















[Omitted to maintain confidentiality and filed separately with the Commission]




















--------------------------------------------------------------------------------
  GRAND TOTALS  14,799.87  4284.4462  291.952.36  4868.8  4284.4452  $70,239.26
================================================================================

                                                                    Schedule 1.8
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            This Assignment and Assumption Agreement, dated as of January __, 1998 (the "Agreement"), among Speed Graphics, Inc., a New York corporation ("SGI"), DDP, Inc., a New York corporation ("DDP"), Katz Digital Technologies, Inc., a Delaware corporation ("KDTI") and Katz N.Y. Acquisition, Inc., a Delaware corporation ("Purchaser").

            WHEREAS, by an Asset Acquisition Agreement dated as of January __, 1998 (the "Purchase Agreement"), among SGI, DDP, Purchaser, KDTI and Ronald Krivosheiw, SGI and DDP have agreed to sell and assign the Acquired Assets to Purchaser;

            WHEREAS, in connection with the Purchase Agreement, the Purchaser has agreed to assume the Acquired Liabilities and Purchaser and KDTI have agreed, jointly and severally, to assume any liabilities under the Contracts; and

            WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by SGI and DDP and assumption by Purchaser and KDTI;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

            i. Definitions. Except as otherwise provided herein, all capitalized terms contained and not defined herein (including the recitals hereto) shall have herein the respective meanings ascribed to them in the Purchase Agreement.

            ii. Assignment. Each of SGI and DDP hereby sells, transfers, conveys, assigns and sets over to Purchaser, its successors and assigns, all of the Acquired Assets (other than the Contracts). Each of SGI and DDP hereby sells, transfers, conveys, assigns and sets over to KDTI, its successors and assigns, all the Contracts.

            iii. Assumption of Acquired Liabilities. Purchaser hereby assumes and undertakes to pay, perform and discharge the Acquired Liabilities (other than with respect to or under the Contracts), and KDTI hereby assumes and undertakes to pay, perform and discharge any liability or obligation under the Contracts.

            iv. Assignability of Contracts. To the extent that any of the Contracts are not assignable without the consent of another party and such consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment that would constitute a breach thereof. Any obligation of Speed under the Purchase Agreement to effect the transfer of any Contract to KDTI shall not be terminated or abridged by this provision.

            v. Further Assurances. At any time and from time to time after the date hereof, at the request of Purchaser or KDTI, and without further consideration, Speed shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser or KDTI may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Purchaser or KDTI, as the case may be, the Acquired Assets.

            vi. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                 SPEED GRAPHICS, INC.
Attest:


                                              By:
----------------------------                     -------------------------------
                                                    Name:
                                                    Title:

                                                 DDP, INC.
Attest:


                                              By:
----------------------------                     -------------------------------
                                                    Name:
                                                    Title:

                                                 KATZ N.Y. ACQUISITION, INC.
Attest:


                                              By:
----------------------------                     -------------------------------
                                                    Name:
                                                    Title:

                                                 KATZ DIGITAL TECHNOLOGIES, INC.
Attest:


                                              By:
----------------------------                     -------------------------------
                                                    Name:
                                                    Title:

                                                                   Schedule 1.14
                                  BILL OF SALE

            THIS BILL OF SALE dated as of January ___, 1998, by SPEED GRAPHICS, INC., a New York corporation ("SGI"), and DDP Inc., a New York corporation ("DDP", and together with SGI, "Speed"), to KATZ NEW YORK ACQUISITION, INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

            WHEREAS, the Asset Acquisition Agreement, dated as of January 1, 1998 (the "Agreement"), among SGI, DDP, Ronald Krivosheiw, Purchaser and Katz Digital Technologies, Inc., a Delaware corporation ("KDTI"), provides for, among other things, the transfer and sale to the Purchaser of substantially all the assets of Speed, all as more fully described in the Agreement, for consideration in the amount and upon the terms provided in the Agreement; and

            WHEREAS, by this instrument Speed is vesting in Purchaser all of the properties, assets, and rights of Speed hereinafter described.

            NOW, THEREFORE, in consideration of the premises and of other valuable consideration to Speed in hand paid by Purchaser, at or before the execution and delivery hereof, the receipt and sufficiency of which by Speed is hereby acknowledged, Speed has conveyed, granted, bargained, sold, transferred, set over, assigned, aliened, remised, released, delivered and confirmed, and by this Bill of Sale does convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Purchaser, its successors and assigns forever, all of Speed's right, title and interest in the Acquired Assets (as defined in Section 1.2 of the Agreement) of every nature and description, whether tangible or intangible, whether real, personal, or mixed, whether accrued, contingent or otherwise, wherever located.

            TO HAVE AND TO HOLD all of the Acquired Assets unto Purchaser, its successors and assigns to its and their own use forever.

            Speed hereby constitutes and appoints Purchaser, its successors and assigns, Speed's true and lawful attorney and attorneys, with full power of substitution, in Speed's name and stead, but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Acquired Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Speed's name, or otherwise, for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Acquired Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Acquired Assets which Purchaser, its successors and assigns shall deem desirable, Speed hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Speed or by its dissolution or in any manner or for any reason whatsoever.

            Speed hereby covenants that, from time to time after the delivery of this instrument, at Purchaser's request and without further consideration, Speed will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Purchaser, and to put Purchaser in possession of, any of the Acquired Assets.

            Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation (other than Purchaser and its successors and assigns) any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Purchaser and its successors and assigns.

            Nothing in this instrument, express or implied, is intended or shall be construed to diminish in any way the rights and obligations of the parties under the Agreement.

            This instrument is executed by, and shall be binding upon, Speed, its successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Purchaser. This instrument shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each of SGI and DDP has caused this Bill of Sale to be executed on its behalf by its duly authorized officer as of the date first above written.

                                              SPEED GRAPHICS, INC.


                                              By:
                                                 -------------------------------
                                                    Name:
                                                    Title:
ATTEST:


----------------------------
Name:

                                              DDP, INC.
Attest:


                                              By:
                                                 -------------------------------
                                                    Name:
                                                    Title:
ATTEST:


----------------------------
Name:

Receipt of the foregoing instrument acknowledged:

KATZ NEW YORK ACQUISITION, INC.


By:
    ----------------------------
    Name:
    Title:

                                                                   Schedule 1.29

                                    Contracts

Real Property Leases

1. Lease between 342 Madison Avenue Associates Limited Partnership and Speed Graphics, Inc. ("Speed") dated as of May 31, 1985, as amended by a First Supplemental Agreement dated May, 1986, a Second Supplemental Agreement dated April, 1988, a Third Supplemental Agreement dated November, 1988, a Fourth Supplemental Agreement dated April, 1989, a Fifth Supplemental Agreement dated July, 1989, a Sixth Supplemental Agreement dated November 8, 1990, a Seventh Supplemental Agreement dated May, 1991, an Eighth Supplemental Agreement dated January, 1992, a Ninth Supplemental Agreement dated August, 1992, a Tenth Supplemental Agreement dated August, 1992, an Eleventh Supplemental Agreement dated October, 1992, a Twelfth Supplemental Agreement dated February 23, 1993, a Thirteenth Supplemental Agreement dated February 23, 1993, a Fourteenth Supplemental Agreement dated March, 1993, a Fifteenth Supplemental Agreement dated October, 1993, a Sixteenth Supplemental Agreement dated October, 1993, a Seventeenth Supplemental Agreement dated November, 1993, an Eighteenth Supplemental Agreement dated November, 1993, a Nineteenth Supplemental Agreement dated August, 1994, a Twentieth Supplemental Agreement dated August, 1994, a Twenty-First Supplemental Agreement dated October, 1994, a Twenty-Second Supplemental Agreement dated April, 1996, a Twenty-Third Supplemental Agreement dated April, 1996 and as Twenty-Fourth Supplemental Agreement dated December 1, 1996 (as so amended, the "Lease").

2.    Riders to Lease, regarding:

                        -    Room 340
                        -    Room 236
                        -    Room 260
                        -    Room 320
                        -    Room 215
                        -    Room 402/403
                        -    Room 401
                        -    Room 227
                        -    Room 204/205
                        -    Room 202
                        -    Room 400
                        -    Room 336
                        -    Room 436

3. Letter Agreement dated April 8, 1992 from 342 Madison Avenue Associated Limited Partnership to Speed.

4. Agreement of Lease dated as of June 22, 1995 between 575 Realties, Inc. and Speed, regarding office space at 6th floor, 228 East 45th Street.

5. Nondisturbance and Attornment Agreement dated as of June 27, 1995, between 1740 Advisors, Inc., as agent for ALLSA Life Insurance Company, Inc., Speed and 575 Realties, Inc.

6. Non-Disturbance Agreement dated as of June 22, 1995, among Beckrose Estates, L.L.C., Steinberg & Pokoik and Speed.

7.    Loan Agreement dated June 22, 1995, between 575 Realties, Inc. and Speed.

8.    Improvement Loan Note dated as of June 22, 1995, by Speed to 575 Realties,
      Inc.

9. Cancellation and Release Agreement dated as of November 15, 1996, between Speed and Metropolitan Transportation Authority relating to the cancellation of a Lease Agreement with an occupancy commencement date of February 15, 1992 and rent commencement date of April 15, 1996, between Speed and Metropolitan Transportation Authority, regarding office space on ground floor of 341 Madison Avenue.

10. Agreement of Lease commencing April 1, 1992, between Fifth Avenue Partners, L.P. and Speed, regarding commercial space at 19 West 21 Street.

11. Lease Modification Agreement dated as of December 9, 1994, between Fifth Avenue Partners, L.P. and Speed.

12. Consent to Sublease dated as of June 6, 1996, among Fifth Avenue Partners, L.P., Speed and Progressive Casualty Insurance Company.

13. Sublease dated as of May 2, 1996, between Speed and Progressive Casualty Insurance Company.

Equipment Leases and Related Agreements

14. Equipment Lease Agreement dated June 29, 1993, between Speed and Eastman Kodak Credit Corporation, regarding Springboard SCSI Emulator, etc.

15. Equipment Lease Agreement dated December 17, 1993, between Speed and Eastman Kodak Credit Corporation, regarding Linotype RIP 50 Upgrade.

16. Equipment Lease dated October 26, 1994, between Speed and European American Bank, as assignee of Gramercy Leasing Services, Inc., regarding photographic/production equipment.

17. Lease Dated November 16, 1994, between Speed and Canon Financial Services, Inc., regarding NCS00544 CLC 800.

18. Equipment Acquisition Agreement dated October 18, 1994, between Speed and MCS Business Machines, Inc., regarding NC500552 CLC 800.

19. Lease dated November 29, 1994, between Speed and Canon Financial Services, Inc., regarding NC500552 CLC 800.

20.   Lease dated October 8, 1994, between Speed and Canon Financial Services,
      Inc.

21. Equipment Lease dated as of May 23, 1995, between Speed and European American Bank as assignee of Gramercy Leasing Services, Inc., regarding printing/imaging/computer equipment.

22. Guaranty dated as of May 23, 1995, made by Ronald Krivosheiw in favor of Gramercy Leasing Services, Inc.

23. Master Lease Agreement dated as of March 15, 1995, between Speed and General Electric Capital Corporation, as amended.

24. Agreement of Sale dated as of December 21, 1994, between Speed and Scitex America Corp., regarding IRIS 3047, PS/Z Pentium, DAT tape drive, etc.

25. Sales Contract and Security Agreement dated as of May 30, 1995, between Speed and General Electric Capital Corporation, as assignee of Heidelberg USA, Inc., regarding Heidelberg GTODIV 4 color press.

26. Equipment Lease Agreement dated May 30, 1995 between Speed and Tilden Financial Corp., regarding Heidelberg GTODIV 4 color press.

27. Corporate Guaranty dated May 30, 1995 made by DDP, Inc. in favor of Tilden Financial Corp.

28. Personal Guaranty dated May 30, 1995 made by Ronald Krivosheiw in favor of Tilden Financial Corp.

29. Equipment Lease dated August 23, 1995, between Speed and General Electric Capital Corporation as assignee of Gramercy Leasing Services, Inc.

30. Guaranty dated August 23, 1995 made by Ronald Krivosheiw in favor of Gramercy Leasing Services, Inc.

31. Master Lease Agreement dated as of March 15, 1995, between Speed and General Electric Capital Corporation.

32. Lease Agreement dated as of October 3, 1995, between Speed and Tokai Financial Services, Inc.

33. Customer Service Maintenance Agreement dated as of September 14, 1995, between Speed and AOE Ricoh, Inc.

34. Equipment Purchase Agreement dated September 14, 1995, between Speed and AOE Ricoh, Inc.

35. Master Lease Agreement dated as of October 23, 1995, between Speed and GE Capital Corp.

36. Guaranty dated November 1, 1995, made by Ronald Krivosheiw in favor of General Electric Capital Corporation.

37. Agreement of Sale dated as of September 21, 1995, between Speed and Scitex America Corp.

38. Equipment Acquisition Agreement dated October 4, 1995, between Speed and MCS, regarding two Film Scanner III.

39. Lease dated as of December, 1995, between Speed and Canon Financial Services, Inc., regarding two film Scanner III.

40. Agreement of Sale dated as of December 7, 1995, between Speed and Scitex America Corp.

41. Master Lease Agreement dated October 23, 1995, between Speed and GE Capital Corp., regarding IRIS 3047 with Colorbase.

42. Assumption Agreement dated as of January 23, 1995, among Speed, Finest Photoprint and AT&T Capital Leasing Services/Eaton Financial Corp.

43. Lease dated as of March 22, 1994, between Finest Photoprint and Graphics, Inc. and Eaton Financial Corp., regarding display printer, advanced color server with software, etc.

44. Assumption Agreement dated as of April 11, 1996, among Finest Photo Print, Inc., Speed and National Marketing Network, Inc.

45. Lease dated as of March 23, 1994, between Finest Photo Print, Inc. and Colonial Pacific Leasing Corporation as assignee of National Marketing Network, Inc., regarding Apple Mac Quadra 800 Computer, etc.

46. Equipment Lease Guaranty dated April 11, 1996, made by Ronald Krivosheiw in favor of Colonial Pacific Leasing Corporation.

47. Lease Guaranty dated as of March 12, 1996, made by Speed and Ronald Krivosheiw in favor of Gramercy Leasing Services, Inc., regarding electronic and photographic imaging equipment and air conditioning equipment.

48. Equipment Lease dated as of March 12, 1996, between Speed and The CIT Group as assignee of Gramercy Leasing Services, Inc., regarding electronic and photographic imaging equipment and air conditioning equipment.

49. Guaranty dated March 12, 1996, made by Ronald Krivosheiw in favor of Gramercy Leasing Services, Inc.

50. Guaranty dated March 12, 1996, made by DDP Inc. in favor of Gramercy Leasing Services, Inc.

51. Equipment Lease dated April 15, 1996, between Speed and, Summit Leasing Corporation, as assignee of Gramercy Leasing Services, Inc., regarding digital photo imaging equipment and computer equipment.

52. Guaranty dated April 15, 1996 made by Ronald Krivosheiw in favor of Gramercy Leasing Services, Inc.

53. Purchase Agreement dated January 31, 1996, between Speed and Durst ACS Inc., regarding Durst Lamda 130 Large Format Digital Laser Imager.

54. Master Equipment Lease Agreement dated as of April 25, 1996, between Speed and Colonial Pacific Leasing Corp., as amended.

55. Guaranty Agreement dated as of April 25, 1996 made by Ronald Krivosheiw in favor of Colonial Pacific Leasing Corp.

56. Agreement of Sale dated as of March 12, 1996, between Speed and Scitex America Corp., regarding Kodak Approval Systems, Inc.

57. Equipment Lease dated as of May 9, 1996, between Speed and European American Bank, as assignee of Gramercy Leasing Services, Inc., regarding drum scanner, file server, CD jukebox.

58. Guaranty dated May 9, 1996, made by DDP, Inc. in favor of Gramercy Leasing Service, Inc.

59. Guaranty dated May 19, 1996, made by Ronald Krivosheiw in favor of Gramercy Leasing Service, Inc.

60. Equipment Lease dated May 30, 1996, between Speed and Sterling National Bank & Trust Company of New York as assignee of Gramercy Leasing Services, Inc., regarding computer equipment and jet stream.

61. Guaranty dated May 30, 1996, made by Ronald Krivosheiw in favor of Gramercy Leasing Service, Inc.

62. Xerox Order Agreement dated May 8, 1996, between Speed and Xerox Corp., regarding 5790 Edit Color Copier (2 agreements).

63. Purchase Order Agreement dated as of September 19, 1996, among Speed, Heidelberg USA Inc. and UJB Leasing, regarding Heidelberg Quickmaster Model QMD1-46-4 Four Color Press.

64. Master Lease dated March 12, 1996, between Speed and Summit Leasing Corporation (formerly UJB Leasing), as amended.

65. Individual Guaranty of Payment dated March 12, 1996, made by Ronald Krivosheiw in favor of UJB Leasing Corp.

66. Corporate Guaranty of Payment dated March 12, 1996, made by DDP, Inc. in favor of UJB Leasing Corp.

67. Equipment Lease dated as of September 16, 1996, between Speed and P.C. Leasing, a Division of Phoenixcor, Inc., as assignee of Gramercy Leasing Services, Inc., regarding Heidelberg QMD1-46-4 Four Color Press.

68. Guaranty dated September 16, 1996, made by Ronald Krivosheiw in favor of P.C. Leasing, a Division of Phoenixcor, Inc., as assignee of Gramercy Leasing Services, Inc.

69. Equipment Lease dated as of August 8, 1996, between Speed and Summit Bank Leasing as assignee of Gramercy Leasing Services, Inc., regarding digital photo imaging equipment and computer equipment.

70. Guaranty dated August 8, 1996, made by Ronald Krivosheiw in favor of Gramercy Leasing Services, Inc.

71. Equipment Lease dated April 24, 1997, between Speed and, Sterling National Bank, as assignee of Gramercy Leasing Services, Inc., regarding Canon CLC 1000, Edit Board Al, Editor F1.

72. Equipment Acquisition Agreement dated March 31, 1997, between Speed and MCS Business Solutions, Inc., regarding CLC 1000, Ed Board A1 and Editor F1.

73. Master Lease Agreement dated as of May 20, 1997, between Speed and Gramercy Leasing Services, Inc.

74. Quotation, Purchase and License Agreement dated June 20, 1997, between Speed and NAPC, Inc.

75. Loan and Security Agreement dated as of June 9, 1994, between Phoenixcor, Inc. and DDP, Inc., regarding loan for $903,000 for acquisition of color system with Sun IPX Workstation, etc.

76. Individual Guaranty dated as of June 9, 1994, made by Ronald Krivosheiw in favor of Phoenixcor, Inc.

77. Corporate Guaranty dated as of June 9, 1994, made by Speed in favor of Phoenixcor, Inc.

78. Agreement dated as of June 9, 1994, among Phoenixcor, Inc., Speed and DDP, Inc. (acknowledged by Ronald Krivosheiw).

79. Loan and Security Agreement dated as of June 10, 1994, between DDP, Inc. and Phoenixcor, Inc., regarding loan for $159,862.37 for digital print equipment.

80. Corporate Guaranty dated as of June 10, 1994, made by Speed in favor of Phoenixcor, Inc.

81. Individual Guaranty dated as of June 10, 1994, made by Ronald Krivosheiw in favor of Phoenixcor, Inc.

82. Equipment Lease Agreement dated as of November 22, 1993, between Speed and Eastman Kodak Credit Corporation, regarding Agfa SelectSet 7000, etc.

83. Lease Agreement dated September 17, 1997 between Speed and Water Cure Systems, Inc., regarding counter top water filtration cooler.

84. New Jersey Motor Vehicle Lease Agreement dated November 28, 1997 between Speed and Ford Motor Credit Company, as assignee of Jack Trebour Ford, regarding 1998 Ford Explorer.

85.   [INTENTIONALLY OMITTED].

86. Consignment Inventory Stocking and Sales Agreement dated as of February 26, 1996, between Speed and Harold M. Pitman Company.

87. Consignment Contract dated as of April 23, 1996, between Speed and Recognition Systems, Inc.

88. Equipment lease dated May 20, 1997, between Speed and Wasco Funding Corp as assignee of Gramercy Leasing regarding Colorpass 8000 with Interface board and command workstation.

89. Equipment lease dated May 20, 1997, between Speed and Wasco Funding Corp as assignee of Gramercy Leasing regarding ADP 8800-197LE computer system and all related peripherals.

90. Equipment lease dated June 26, 1997, between Speed and Wasco Funding Corp as assignee of Gramercy Leasing regarding Octane computer including upgrades, Contex Rip n' Strip as well as all related software and hardware related to this equipment.

Miscellaneous

91. Letter Agreement (the "Credit Agreement") dated August 11, 1997, from Fleet Bank, N.A. to Speed, Ronald Krivosheiw and DDP, Inc., regarding credit line. Amounts outstanding will be paid off by KDTI at the Closing.

92. Promissory Note dated August 11, 1997, by Speed to Fleet Bank, N.A. for $2,735,000 principal sum. Amounts outstanding will be paid off by KDTI at the Closing.

93. Agreement for Production and Sale of Fine Art Watercolor and Silver Italide Prints dated as of April 17, 1997 among Gary Kollberg, Ronald Krivosheiw, Cindy Krivosheiw and Speed.

94. Speed Graphics, Inc. 401(k) Profit Sharing Plan effective as of January 1, 992, as amended by the Amendment dated August 12, 1994 and the Second Amendment dated as of February 20, 1996.

95.   Incentive Program for Michael Constantino.

96.   Letter Agreement dated August 22, 1997, between Robert E. Heck, Jr. and
      Speed.

97.   Letter Agreement dated August 16, 1993, between Carmine Furci and Speed.

98.   Oral employment agreement between Joseph Ragusa and Speed.

99. Indenticolor License Agreement dated as of February 8, 1989, between Indenticolor International, Inc. and Speed.

100. Rental Agreement dated as of May 1, 1996, between Speed and Magic Graphics, Inc.

101.  Oral employment agreement between Speed and Steve Greenberg.

102.  Oral employment agreement between Speed and Robert J. Dito.

                                                                   Schedule 1.33

                             EMPLOYMENT AGREEMENT dated as of January 9, 1998 by and between KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation ("KDTI" or the "Company"), and RONALD KRIVOSHEIW (the "Employee").

                          ---------------------------

      The parties hereto desire to provide for the Employee's employment by the Company in accordance with the terms and provisions set forth below:

      NOW, THEREFORE, the parties agree as follows:

1.    EMPLOYMENT; TERM.

      The Company agrees to employ the Employee, and the Employee agrees to work for the Company as its Chief Operating Officer for a period of three (3) years commencing on the date hereof unless sooner terminated in accordance with
Section 7 hereof. Such period, together with the period of any extension or renewal of such employment, is referred to herein as the "Employment Period."

2.    DUTIES.

      During the Employment Period, the Employee shall serve as the Chief Operating Officer of the Company and its wholly owned subsidiary Katz N.Y. Acquisition, Inc. ("KDTI-NY"), and perform such duties for the Company or an Affiliate (as hereinafter defined) as shall, from time to time, be reasonably assigned to the Employee by the Board of Directors or Chief Executive Officer of the Company consistent with his position and abilities. The Employee shall have such corporate power and authority as are necessary to perform the duties of such office and any other office(s) that are so assigned to him. In his capacity as Chief Operating Officer, the Employee shall formulate and implement a plan to effect the operational combination of the business of Speed Graphics, Inc. and its affiliate DDP, Inc., each a New York corporation (collectively, "Speed"), with the business of KDTI and KDTI-NY (the assets of Speed having been acquired by KDTI-NY concurrently with the execution of this Agreement), in order to create maximum personnel, equipment and approving production efficiencies and capacity. The Employee shall also be involved with identifying new acquisition candidates, the due diligence process relating to such acquisitions and the combination of the operations of any business or operation that may be acquired. The duties to be performed by the Employee hereunder shall be performed primarily in New York, New York, subject to reasonable travel requirements on behalf of the Company. The Company shall not relocate the Employee outside of New York, New York, without his prior written consent.

3.    DEVOTION OF TIME.

      During the Employment Period, the Employee shall: (i) expend substantially all of his working time for the Company; (ii) devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and
(iii) not, directly or indirectly, engage, participate or invest in, or render any services for, any other business enterprise or activity engaged in a business competitive to the business of the Company; provided, however, that the foregoing notwithstanding, the Employee may own, directly or indirectly, solely as an investment, securities of any Person (as hereinafter defined); provided that such securities are listed on a registered securities exchange or actively traded in the over-the-counter market; and provided further, that the Employee is not a controlling Person of, or a member of a group that controls, such Person and that the number or amount of such securities represents not more than two percent (2%) of the total number or amount of such securities then outstanding.

4.    COMPENSATION; ADDITIONAL BENEFITS.

      4.1 In consideration for the services to be performed by the Employee during the Employment Period hereunder, the Company shall compensate the Employee at an annual base salary from the date hereof at an annual rate which is equal to the base salary paid by KDTI to its Chief Executive Officer (the "Base Salary"), provided, however, that the Employee's Base Salary for each of the twelve (12) calendar month periods ending on the first, second and third anniversaries of the date of this Agreement shall not be less than $385,000, $424,000 and $466,000 per annum, respectively, payable in accordance with the Company's customary payroll practices.

      4.2 Consistent with the Company's other senior executives, the Employee shall be eligible to be granted an annual bonus in accordance with the provisions of Schedule 1 attached hereto.

      4.3 Employee shall be entitled to health insurance and other benefits and perquisites similar to those provided to other executive employees of KDTI; provided, however, that such health and other benefits and perquisites shall be no less favorable than the health and other benefits and perquisites afforded KDTI's Chief Executive Officer. To the fullest extent possible under applicable law, the Company shall waive any and all vesting periods, minimum service periods and waiting periods that may otherwise apply to the Employee under the Company's health, benefit and other employee benefit plans available to the Company's key employees.

      4.4 The Company shall pay directly, or reimburse the Employee for, all other reasonable and necessary, documented business expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties under this Agreement. For such purposes, the Employee shall submit to the

            Company itemized reports of such expenses in accordance with the Company's policies.

      4.5 The Employee shall be entitled to six (6) weeks of annual vacation and shall be subject to the Company's standard vacation policy applicable to employees of his position and seniority.

      4.6 The Company shall, at the Company's sole cost and expense, provide or make available to the Employee (i) a 1987 Rolls Royce automobile (VIN SCAZN02A1HCX20634) and a 1997 Lexus automobile (VIN JT6HJ88J3V0173916), (ii) full collision and liability insurance on such automobiles, (iii) one full-time driver, and (iv) reimbursement for all expenses associated with use of such automobiles, including without limitation gasoline, garage and parking expenses, maintenance and repairs, registration, taxes and tolls. Upon termination of his employment hereunder, the Company shall, without any payment or other consideration required to be made or given by the Employee, assign and transfer to the Employee the Rolls Royce automobile referred to above and, if and to the extent permitted under such lease, the lease of the 1997 Lexus automobile referred to above; provided that Employee pays any penalty or fee payable in connection with the transfer under the lease and provided further that, except as otherwise provided herein, the Company shall have no further obligation under this Section 4.6 with respect to such automobiles after such termination.

5.    EMPLOYEE KNOWLEDGE.

      5.1 Employee hereby agrees to communicate and make known to the Company all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which relate to the business of the Company; whether acquired by him before or during the Employment Period; provided, however, that nothing herein shall be construed as requiring any such communication where the method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party or by any other lawful bar to such communications existing prior to the commencement of employment hereunder.

      5.2 Employee hereby agrees to keep all such records in connection with the Employee's employment as the Company may from time to time reasonably direct, and all such records shall be the sole and exclusive property of the Company.

      5.3 It is expressly agreed between the Employee and the Company that any invention the Employee develops entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information belongs to the Employee except for those inventions that either: (a) relate at the time of conception or reduction to practice of the invention to the Company's business or actual or demonstrably anticipated research or development of the Company; or
            (b) result from any work performed by the Employee for the Company.

6.    RESTRICTIVE COVENANTS.

      6.1 Definitions. Capitalized terms used herein, unless the context otherwise requires, have the meanings specified below.

            6.1.1 "Customer" means (i) any Person who is a customer of any of the KDTI Companies at any time of determination or at any time during the preceding two (2) year period; (ii) any customer of Speed on the date hereof or at any time during the preceding two (2) year period; or (iii) any prospective customer to whom any of the KDTI Companies makes a bona fide presentation (or similar offering of services) within a period of one (1) year immediately preceding the time of determination.

            6.1.2 "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or under common control with KDTI.

            6.1.3 "KDTI Companies" means KDTI, KDTI-NY and any other Affiliate.

            6.1.4 "Restricted Period" means the period commencing on the day next following the last day of the Employment Period and ending on the third anniversary of the last day of the Employment Period.

      6.2 Acknowledgments by Employee. The Employee acknowledges that his position with the Company will require the performance of services which are special, unique, extraordinary and of an intellectual character and places and will continue to place him in a position of confidence and trust with the Customers of the Company. The Employee further acknowledges that his performance of services for the Company necessarily requires the disclosure to the Employee of confidential information and trade secrets of the Company. The Employee also acknowledges that he has developed prior to the date hereof, as an employee and stockholder of Speed, the assets of which were acquired by the Company pursuant to an Asset Acquisition Agreement dated of even date herewith among KDTI, KDTI-NY, Speed, and the Employee (the "Acquisition Agreement"), concurrently with the execution and delivery of this Agreement, a personal acquaintance and relationship with Customers of Speed and that he will continue to develop such relationships with such Customers as an employee of the Company. The Employee also acknowledges that in the course of his employment by the Company he will develop a personal acquaintanceship and relationship with other Customers of KDTI and its Affiliates. The Employee further acknowledges that he has and will acquire a knowledge of such Customers' affairs and requirements which may constitute a primary contact of the Company or KDTI and its Affiliates with such Customers, and that therefore, the Company's and KDTI's and its other

            Affiliates relationships with its Customers may be placed in the Employee's hands in confidence and trust. The Employee therefore agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Employee make the covenants contained herein and that making such covenants is an essential inducement and a necessary condition precedent to the Company (a) acquiring the assets of Speed pursuant to the Acquisition Agreement, which acquisition results in a direct and substantial pecuniary benefit to the Employee, and (b) employing the Employee hereunder.

      6.3 Covenants against Competition. Employee hereby covenants and agrees that he will not, directly or indirectly, by himself, or through any other Person:

            6.3.1 during the Employment Period:

                  (a) render any services within the scope of the KDTI Companies's respective businesses to or for a Customer, unless such services are rendered as an employee of or consultant to one of the KDTI Companies;

                  (b) attempt in any manner to solicit business that competes with the KDTI Companies from any Customer (except on behalf of the KDTI Companies), or persuade any Customer to cease doing business or to reduce the amount of business which any such Customer is doing or contemplates doing with any of the KDTI Companies;

                  (c) employ or attempt to employ or assist any other Person to employ any person (except on behalf of the KDTI Companies) who is at such time, or at any time during the twelve months preceding the date of this Agreement was, in the employ of any of the KDTI Companies to perform services;

                  (d) solicit or affect to the detriment of any of the KDTI Companies, any relationship of any of the KDTI Companies with any Customer or any supplier, service bureau, vendor or employee of any of the KDTI Companies, or cause any Customer, supplier, or vendor of any of the KDTI Companies to refrain from entrusting additional business to any of the KDTI Companies; or

                  (e) engage in any business activity which is competitive with the services offered or products manufactured by any of the KDTI Companies or competitive with services or products the offering of which was under active consideration by any of the KDTI Companies at such date;

            6.3.2 during the Restricted Period, engage in any business activity, enterprise or venture that produces products produced or performs services performed, directly or indirectly, by any KDTI Company, or that are being actively considered by any KDTI Company or Speed, on the last day of the Employment Period;

            6.3.3 during the Restricted Period and for a further twelve (12)
                  month period ending on the fourth anniversary of the last day of the Employment Period, solicit any Customer or solicit or offer to employ or engage in any capacity any Person who is then, or at any time within the preceding twelve (12) month period was, an employee of any KDTI Company for any business activity or purpose whatsoever; or

            6.3.4 at any time after the date hereof, solicit any Customer or solicit or offer to employ or engage in any capacity any Person who is then, or at any time within the preceding twelve
                  (12) month period was, an employee of any KDTI Company for any business activity or purpose that is competitive with the business of any KDTI Company or Speed, or that are being actively considered by any KDTI Company or Speed, on the last day of the Employment Period;

            provided, however, that the foregoing notwithstanding, the Employee may own, directly or indirectly, solely as an investment, securities of any Person; provided that such securities are listed on a registered securities exchange or actively traded in the over-the-counter market; and provided further, that the Employee is not a controlling Person of, or a member of a group that controls, such Person and that the number or amount of such securities represents not more than two percent (2%) of the total number or amount of such securities then outstanding.

      6.4 Confidential Information. From and at all times after the date hereof, the Employee shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, except in connection with the business and affairs of the KDTI Companies, all confidential matters relating to the business of the KDTI Companies, including, but not limited to, "know-how," trade secrets, customer lists, subscription lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, information pertaining to Customers and their requirements, business acquisition plans, new personnel acquisition plans, formulae, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs relating to the business and affairs of the KDTI Companies, learned by the Employee at any time and shall never disclose such matters to anyone outside of the KDTI Companies, except (i) as required in the course of performing duties for the KDTI Companies or as required by law or any court or administrative body of competent jurisdiction (provided that the Employee gives prompt notice of any such applicable requirement so that KDTI may oppose such requirement, seek a protective order or otherwise take such action as it may deem desirable to afford confidential treatment to such information),
            (ii) with KDTI's express written consent; or (iii) with respect to such information which is generally known to the public or to businesses engaged in the type of business in which any of the KDTI Companies is engaged becomes known to the public or such businesses though no fault of the Employee.

      6.5 Enforcement Through Injunction. Employee acknowledges that the type and periods of restriction imposed in this Section 6 are fair and reasonable and are reasonably required for the protection of the KDTI Companies. The Employee acknowledge that a breach of the provisions of this Agreement would irreparably damage the KDTI Companies, and that once such a breach has occurred, there may be no accurate way of determining the amount of damage or loss suffered by the KDTI Companies. The Employee therefore agrees that the terms of this Agreement may be enforced (after posting any bond required by applicable law) through preliminary or final injunctive relief or other equitable remedy, without any of the KDTI Companies having to prove irreparable injury or likelihood of success and without limiting any other damages or remedies to which any of the KDTI Companies may be entitled, including termination of any salary or other payments required under this Agreement.

      6.6 Blue Lining. If any of the provisions of this Agreement relating to time, geographical area, services products, devices and/or information are deemed by a court of competent jurisdiction to be overly broad or for any other reason unenforceable, the parties agree that such restrictions herein as to time, geographical area, services, products, devices and/or information shall be reduced to such time, geographical area, services, products, devices and/or information as such court shall hold to be reasonable and legally enforceable. In addition, if any court determines that any of the restrictive covenants contained in this Agreement or any part thereof, is invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

            The Employee acknowledges that the business of the KDTI Companies extends beyond the geographic area of the State of New York and accordingly, it is reasonable that the restrictive covenants set forth above are not limited by specific geographic area but by the location of the Customers. The Employee further acknowledges that the Company and the Employee intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any state within the geographical scope of such covenants. In the event that the courts of one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of any of the KDTI Companies to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants. Notwithstanding the foregoing, no action will be commenced in more than one jurisdiction at a time unless one or more of the provisions of this Agreement can only be enforced if an action is brought in another jurisdiction or jurisdictions.

7. Termination. The Employee's employment hereunder may be terminated only upon the expiration of the Employment Period or under the following circumstances:

      7.1 Death. The Employee's employment hereunder shall be terminated automatically upon his death, in which event the Company shall pay to the Employee's written designee or, if he has no written designee, to his spouse or, if he leaves no spouse and has no written designee, to his estate, (i) accrued but unpaid Base Salary through the date of death, (ii) Base Salary payable for the remainder of the Employment Period (without any extension or renewal for any reason and disregarding for this purpose the early termination of his employment on account of his death), such amounts to be paid in the same manner through the remainder of the Employment Period as if the Employee's employment were not terminated, (iii) accrued but unpaid Bonus through the date of death, and (iv) all reasonable expenses actually incurred or paid by the Employee in the performance of his duties hereunder prior to the date of death.

      7.2 Disability. The Company may terminate the Employee's employment hereunder if as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have failed to perform his duties hereunder on a substantially full- time basis for an aggregate of 180 consecutive or non-consecutive days in any 12 consecutive-month period. The determination of incapacity or disability under the preceding sentence shall be made in good faith by the Company based upon information supplied by a physician selected by the Company or its insurers and reasonably acceptable to the Employee or his legal representative. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness (the "Disability Period"), the Employee shall continue to receive his full Base Salary hereunder until his employment is terminated pursuant to this
            Section 7.2.; provided that amounts payable to the Employee shall be reduced by the sum of the amounts, if any, paid to the Employee during the Disability Period under any disability benefits plans of the Company.

      7.3   Termination by the Company

            7.3.1 The Company may terminate the Employee's employment on written notice given to the Employee at any time following the occurrence of any of the following events (which shall constitute "cause"): (a) being convicted of or entering a guilty plea or plea of nolo contendere to a felony or any crime involving the Company (other than pursuant to actions taken at the direction or with the approval of the Board), (b) being found by reasonable determination of the Company, made in good faith, to have engaged in (1) willful misconduct, (2) willful or gross neglect, (3) fraud, (4) misappropriation or (5) embezzlement in the performance of his duties hereunder or (c) having breached in any material respect the terms and provisions of this Agreement and failed to cure such breach within 15 days following written notice from the Company specifying such breach.

            7.3.2 In the event the Employee's employment is terminated by the
                  Company under this Subsection 7.3 other than for "cause", the Employee shall be entitled to continue to receive (i) Base Salary, (ii) an amount equal to (a) the average Bonus paid to the Employee during the period immediately prior to termination by the Company other than for "cause" or (b) if two years shall not have elapsed prior to such termination the Bonus paid to the Employee, or which would have been paid to the Employee pursuant to this Agreement but for such termination, during the first full fiscal year of the Company during the Employment Period and (iii) the benefits and perquisites contemplated by Sections 4.3 and 4.6(i) of this Agreement, in each case for the remainder of the Employment Period as if such employment had not been terminated, such amounts to be paid (and benefits to be provided) in the same manner through the remainder of the Employment Period as if such employment were not terminated and without offset for earnings from subsequent employment or otherwise. Notwithstanding the foregoing, if the benefit plans with respect to the benefits described above do not provide coverage for or with respect to the Employee after Employee's employment is terminated by the Company other than for "cause," the Company shall, at its sole cost and expense, provide the Employee supplemental benefits to the extent necessary to afford the Employee the same benefit coverage that would have been available to the Employee for the remainder of the Employment Period had his employment not been terminated.

      7.4   Termination by the Employee.

            7.4.1 Definitions. For purposes of this Section 7.4, the following terms shall have the respective meanings set forth below.

                  (a) "Acceleration Payment" means an amount in cash equal to the value of (i) any Bonus accrued but unpaid prior to the date of termination, (ii) any vacation accrued but unused prior to the date of termination, and (iii) any stock options, restricted stock awards, stock appreciation rights and any other similar Company capital-stock based compensation award (whether vested or not vested) that have been granted or awarded to the Employee prior to the date of termination.

                  (b) "Change of Control" means (i) a Person acquires, directly or indirectly, the beneficial ownership of 50% or more of the issued and outstanding voting stock of the Company in a single transaction or series of transactions, (ii) the Company is a party to a merger, consolidation or similar transaction and following such transaction 50% or more of the issued and outstanding voting securities of the Person surviving or emerging from such transaction is beneficially owned by a Person other than the Company or an Affiliate, (iii) the Company sells or transfers all or substantially all of its assets to another Person, other than an Affiliate of the Company, (iv) the Company files for dissolution of the Company, or (v) during any two-year period, individuals who comprise a majority of the Board of Directors of the Company (the "Board") at the beginning of such two-year period do not comprise a majority of the Board at the end of such two year period.

                  (c) "Good reason" means (i) the assignment to the Employee of any duties inconsistent with his status as Chief Operating Officer of the Company or a material adverse alteration in the nature or status of his responsibilities from those provided herein or the transfer of a significant portion of such responsibilities to one or more other Persons; (ii) the failure by the Company to pay or provide to the Employee, within 45 days of a written demand therefor, any amount of compensation or any benefit which is due, owing and payable pursuant to the terms hereof or of any applicable plan, program, arrangement or policy; (iii) the breach in any material respect by the Company of any of its other obligations or agreements set forth herein and the failure by the Company to cure such breach within 45 days after written notice thereof from the Employee; or (iv) the occurrence of a Change of Control.

                  (d) "Severance" means the sum of (i) the highest Base Salary that was paid to the Employee at any time prior to termination by the Employee for good reason, and (ii) the average Bonus paid to the Employee during the period immediately prior to termination by the Employee for good reason, or if two years shall not have elapsed prior to such termination, the Bonus paid to the Employee, or which would have been paid to the Employee pursuant to this Agreement but for such termination, during the first full fiscal year of the Company during the Employment Period.

                  (e) "Severance Benefits" means the benefits contemplated by Sections 4.3 and 4.6(i) of this Agreement.

                  (f) "Severance Term" means the longer of (i) the remainder of the Employment Period as if the Employee's employment had not been terminated and (ii) the six-month period following the date of termination of employment hereunder.

            7.4.2 At the election of the Employee for "good reason," the
                  Employee may terminate his employment immediately upon written notice to the Company. If during the Employment Period the Employee's employment is terminated by the Employee for good reason, the Employee shall be entitled to receive from the Company (i) Severance and Severance Benefits for each year during the Severance Term and the Acceleration Payment and
                  (ii) in addition to the amounts described above, cash payments in an amount sufficient to ensure that the amounts received under this Section 7.4.2 as a result of a Change of Control are not subject to net reductions due to the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended.

            7.4.3 Upon 45 days' prior written notice, the Employee may terminate his employment with the Company other than for good reason. If the Employee voluntarily terminates his employment with the Company other than for good reason, no further payment shall be due the Employee pursuant to Section 4 above (other than payments for accrued and unpaid Base Salary and expenses incurred but not repaid to the Employee, in each case prior to such termination).

      7.5 Effect of Termination on Certain Obligations. No termination of the employment of the Employee, whether voluntary or involuntary, shall terminate, affect or impair any of the obligations or rights of the parties set forth in this Section 7, all of which obligations and rights shall survive any termination of employment of the Employee hereunder.

8. Indemnification. To the fullest extent permitted or required by the laws of the State of New York, the Company shall indemnify and hold harmless (including the advance payment of expenses) the Employee, in accordance with the terms of such laws, if the Employee is made a party, or threatened to be made a party, to any threatened, pending, or contemplated suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the Employee is or was an officer or director of the Company or any subsidiary or Affiliate, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding. The Company's obligations under this paragraph will survive the termination of this Agreement for any reason whatsoever.

9. D&O Liability Insurance. During the Employment Period, the Company shall maintain customary directors' and officers' liability insurance.

10. Assignment. This Agreement as it relates to the employment of the Employee, is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any Person into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company; provided, however, that the Company shall not be released from its obligations hereunder without the prior written consent of the Employee, which consent shall not be unreasonably withheld.

11. Rights to Payments. Employee shall not under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms hereof. To the extent permitted by law, and except as otherwise provided herein, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other Person shall acquire right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee.

12. Notices. Any notice or communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service that provides a delivery receipt, if delivered by priority overnight delivery between any two points within the United States; or (c) three (3) days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States and in each case of mailing, postage prepaid, addressed as follows: (i) if to Employee, at 40 Central Park South, New York, New York 10019 and (ii) if to the Company at Twenty-One Penn Plaza, New York, New York 10001,
      Attn: President, or at such other address as any such party shall designate by written notice to the other party.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement shall be effective only if in writing and shall not operate or be construed as a waiver of any other breach of such provision or any other provision of this Agreement.

14. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provisions were not embodied therein.

15. Governing Law. This Agreement shall be governed by the laws of the State of New York regardless of the laws that might be applicable under conflicts of law.

16. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

17. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18. Definition. "Person" includes any natural person, corporation, joint stock company, limited liability company, partnership, joint venture, unincorporated association, trust, government or any agency, authority or instrumentality thereof, or any group of the foregoing acting in concert.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement; provided, however, that it is the intention of the parties that this Agreement shall be interpreted and applied in conjunction with the terms of any option, warrant or other right now in existence or hereinafter granted to the Employee to acquire shares of capital stock of the Company. In the event of any conflict, however, the terms of this Agreement shall govern and prevail. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                        EMPLOYER:

                        KATZ DIGITAL TECHNOLOGIES, INC.


                        By:
                            ------------------------------
                            Name:
                            Title:

                        EMPLOYEE:


                        ------------------------------
                        RONALD KRIVOSHEIW

                                                                      SCHEDULE 1

      (A) The bonus payable in accordance with Section 4.2 of the Employment Agreement to which this Schedule is attached (the "Agreement") with respect to each of the fiscal years of the Company (as defined in the Agreement) during the term of the Agreement shall equal, if the Company's earnings per share of Common Stock, as stated on the Company's audited consolidated financial statements (the "EPS") for such fiscal year equals or exceeds the Target EPS (as hereinafter defined) for such fiscal year, $50,000 plus the product of (i) $10,000 and (ii) the amount (in whole cents), if any, by which the EPS for such fiscal year exceeds the Target EPS for such fiscal year. Any such bonus shall be paid, subject to amounts required to be withheld under applicable law, in cash within five (5) days after the completion of the audit of the Company's financial statements for such fiscal year by the Company's independent auditors.

      (B) The "Target EPS" for the Company's fiscal year ending December 31, 1998 is $.42, and shall be determined by the Company in consultation with the Employee for each subsequent fiscal year during the term of this Agreement, provided that, in the event of any merger, consolidation, capital reorganization, stock split, combination of shares, stock dividend or other recapitalization of the Company, the Target EPS shall be proportionately or otherwise equitably adjusted.

                                                                   Schedule 1.38

                                 Excluded Assets

(i) All artwork (framed and unframed) on walls of 342 Madison Avenue, New York, New York location and the 4' x 5' cabinet (and contents thereof) located at 342 Madison Avenue, New York, New York location.

(ii) All personal objects, files and documents belonging to Ronald Krivosheiw and members of his family located at 342 Madison Avenue.

(iii) The safe located in the Controller's office at 342 Madison Avenue.

(iv)  The Cash Component of the Purchase Price and any interest accrued thereon.

                                                                   Schedule 1.54

                              Real Property Leases

                       See Schedule 1.29, Documents 1-13.

                                                                   Schedule 1.65

                         KATZ DIGITAL TECHNOLOGIES, INC.

                          SUBORDINATED PROMISSORY NOTE

$2,000,000.00                                                    January 1, 1998

      KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at Twenty-One Penn Plaza, New York, New York 10001 ("MAKER"), hereby promises to pay to MOONDANCE, INC., a New York corporation, at 342 Madison Avenue, New York, New York 10173-1062, or its permitted assigns ("HOLDER"), or such other place as the HOLDER may from time to time designate in writing, the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), plus interest calculated on the unpaid principal balance hereof until this Note is paid in full at a rate of seven percent (7%) per annum, based on a 365-day year. All payments shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the account or accounts designated by HOLDER or by check if such designation is not received one (1) business day prior to the date a payment is due. Anything to the contrary herein provided notwithstanding, the interest rate provided for herein shall not in any event exceed that permitted by applicable law.

      REPAYMENT - The principal amount of this Note shall be paid in 36 equal monthly installments, together with interest accrued on the outstanding principal amount, in accordance with the payment schedule annexed hereto, on the 1st day of each calendar month, commencing February 1, 1998 until January 1, 2001, when the entire amount due under this Note shall be paid in full.

      This Note is being issued and delivered pursuant to an Asset Acquisition Agreement dated as of January 1, 1998 among MAKER, HOLDER and certain other parties (the "Agreement") and is subject to the provisions thereof, all of which are incorporated by this reference herein.

      The rights of MAKER under this Note and the payment and enforcement hereof are subject to the provisions of a Subordination Agreement dated as of January 8, 1998, made by MAKER in favor of The Bank of New York, all of which are incorporated by this reference herein.

      MISCELLANEOUS - In case any payment herein provided for shall not be paid when due, MAKER promises to pay all costs of collection, including all reasonable attorneys' fees.

      Subject to applicable securities laws, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered note and in the aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to the transferee or transferees.

      JURISDICTION - This Note shall be governed by and construed under the laws of the State of New York. Any action brought to enforce this Note shall be brought in the State of New York, and MAKER hereby consents to the personal jurisdiction of the federal and state courts located in the State of New York, and agrees that unless applicable law requires a different method, service of process in any such action may be made by first class mail upon MAKER at its address set forth in the beginning of this Note or at such other address as MAKER shall advise HOLDER by written notice.

      NOTICES - MAKER and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of non-payment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. All notices required to be made hereunder shall be made and be effective according to the notice provisions of the Agreement.

      IN WITNESS WHEREOF, MAKER, by its duly authorized officer, has executed and delivered this Note as of the date first set forth above.


                        KATZ DIGITAL TECHNOLOGIES INC.


                  By:
                        ------------------------------
                        GARY KATZ
                        Chairman, Chief Executive Officer

================================================================================
                                                  Balance Before   Balance After
Date        Principal     Interest  Total Payment     Payment         Payment
--------------------------------------------------------------------------------
2/1/98      55,555.56    11,890.41    67,4456.97   2,000,000.00    1,944,444.44
--------------------------------------------------------------------------------
3/1/98      55,555.56    10,441.40     65,996.96   1,944.444.44    1,888,888.88
--------------------------------------------------------------------------------
4/1/98      55,555.56    11,229.83     66,785.39   1,888,888.88    1,833,333.32
--------------------------------------------------------------------------------
5/1/98      55,555.56    10,867.58     66,423.14   1,833,333.32    1,777,777.76
--------------------------------------------------------------------------------
6/1/98      55,555.56    10,899.54     66,455.10   1,777,777.76    1,722,222.20
--------------------------------------------------------------------------------
7/1/98      55,555.56    10,228.31     65,783.87   1,722,222.20    1,666,666.64
--------------------------------------------------------------------------------
8/1/98      55,555.56    10,238.96     65,794.52   1,666,666.64    1,611,111.08
--------------------------------------------------------------------------------
9/1/98      55,555.56     9,908.68     65.464.24   1,611,111.08    1,555,555.52
--------------------------------------------------------------------------------
10/1/98     55,555.56     9,269.41     64,824.97   1,555,555.52    1,499,999.96
--------------------------------------------------------------------------------
11/1/98     55,555.56     9,248.10     65,803.66   1,499,999.96    1,444,444.40
--------------------------------------------------------------------------------
12/1/98     55,555.56     8,630.14     64,185.70   1,444,444.40    1,388,888.84
--------------------------------------------------------------------------------
1/1/99      55,555.56     8,587.52     64,143.08   1,388,888.84    1,333,333.28
--------------------------------------------------------------------------------
2/1/99      55,555.56     8,257.23     63,812.79   1,333,333.28    1,277,777.72
--------------------------------------------------------------------------------
3/1/99      55,555.56     7,159.82     62,715.38   1,277,777.72    1,222,222.16
--------------------------------------------------------------------------------
4/1/99      55,555.56     7,596.65     63,152.21   1,222,222.16    1,166,666.60
--------------------------------------------------------------------------------
5/1/99      55,555.56     7,031.96     62,587.52   1,166,666.60    1,111,111.04
--------------------------------------------------------------------------------
6/1/99      55,555.56     6,936.07     62,491.63   1,111,111.04    1,055,555.48
--------------------------------------------------------------------------------
7/1/99      55,555.56     6,392.69     61,948.25   1,055,555.48      999,999.92
--------------------------------------------------------------------------------
8/1/99      55,555.56     6,275.49     61,831.05     999,999.92      944,444.36
--------------------------------------------------------------------------------
9/1/99      55,555.56     5,945.21     61,500.77     944,444.36      888,888.80
--------------------------------------------------------------------------------
10/1/99     55,555.56     5,433.79     60,989.35     888,888.80      833,333.24
--------------------------------------------------------------------------------
11/1/99     55,555.56     5,284.63     60,840.19     833.333.24      777,777.68
--------------------------------------------------------------------------------
12/1/99     55,555.56     4,794.52     60,350.08     777,777.68      722,222.12
--------------------------------------------------------------------------------
1/1/00      55,555.56     4,624.05     60,179.61     722,222.12      666,666.56
--------------------------------------------------------------------------------
2/1/00      55,555.56     4,293.76     59,849.32     666,666.56      611,111.00
--------------------------------------------------------------------------------
3/1/00      55,555.56     3,579.91     59,135.47     611,111.00      555,555.44
--------------------------------------------------------------------------------
4/1/00      55,555.56     3,633.18     59,188.74     555,555.44      499,999,88
--------------------------------------------------------------------------------
5/1/00      55,555.56     3,196.35     58,751.91     499,999.88      444,444.32
--------------------------------------------------------------------------------

================================================================================
                                                  Balance Before   Balance After
Date        Principal     Interest  Total Payment     Payment         Payment
--------------------------------------------------------------------------------
6/1/00      55,555.56     2,972.60     58,528.16     444,444.32      388,999.76
--------------------------------------------------------------------------------
7/1/00      55,555.56     2,557.08     58,112.64     388,888.76      333,333.20
--------------------------------------------------------------------------------
8/1/00      55,555.56     2,312.02     57,867.58     333,333.20      277,777.64
--------------------------------------------------------------------------------
9/1/00      55,555.56     1,981.73     57,537.29     277,777.64      222,222.08
--------------------------------------------------------------------------------
10/1/00     55,555.56     1,598.17     57,153.73     222,222.08      166,666.52
--------------------------------------------------------------------------------
11/1/00     55,555.56     1,321.16     56,876.72     166,666.52      111,110.96
--------------------------------------------------------------------------------
12/1/00     55,555.56       958.90     56,514.56     111,110.96       55,555.40
--------------------------------------------------------------------------------
1/1/01      55,555.56       660.58     56,215.98      55,555.40           (0.00)
================================================================================

                                                                   Schedule 1.80

                             SUBORDINATION AGREEMENT
                 dated as of January 8, 1998 (this "Agreement")
              between Speed Graphics, Inc., a New York corporation
                     ("Creditor"), and The Bank of New York,
                   a New York banking corporation (the "Bank")

      In order to induce the Bank at its discretion, to extend or to continue to extend financial accommodations from time to time to or on account of, or in reliance on the guaranty of, Katz Digital Technologies, Inc., a Delaware corporation, having offices at 21 Penn Plaza, New York, New York 10001 (the "Borrower"), up to such aggregate principal amount, with such maturity or maturities, to bear such rate or rates of interest, to be unsecured or secured by such collateral security, to be direct or indirect, absolute or contingent, and to contain such other terms and provisions all as may be agreed upon from time to time between the Bank and the Borrower, including, without limitation, all obligations of the Borrower to the Bank under that certain Loan Agreement dated as of January 8, 1998 among the Borrower, certain guarantors and the Bank, as it may be amended or modified from time to time (the "Loan Agreement") (all such financial accommodations and extensions of credit and all other indebtedness, liabilities and obligations of every kind and nature of the Borrower to the Bank, whether joint, several, or joint and several, direct or indirect or acquired by assignment or otherwise, absolute or contingent, secured or unsecured, now or hereafter existing or incurred, due or to become due, including any indebtedness, liability or obligation arising after payment in full of any prior indebtedness of the Borrower, together with all extensions, renewals or modifications thereof, all of which being hereinafter collectively referred to as the "Superior Indebtedness"), the undersigned, to whom the Borrower is now indebted (hereinafter called the "Creditor", whether one or more creditors executes this instrument) under the Note (as defined below), hereby warrants and represents to and agrees with the Bank, and the Bank hereby agrees with the Creditor, as follows:

      As of the date hereof, the Borrower is indebted to the Creditor in the principal amount of $2,000,000.00 represented by that certain Subordinated Promissory Note made by Borrower dated January __, 1998 in the original principal amount of $2,000,000.00 (the "Note").

      The Note is not subject to any counterclaim, defense or offset of any kind, and no part thereof has previously been assigned, incumbered or disposed of by the Creditor. Except as disclosed to the Bank, the Note is not in default.

      The Creditor hereby subordinates the payment of the principal, interest, fees and all other amounts owing on the Note (all such principal, interest, fees and other amounts being hereinafter collectively referred to as the "Subordinated Indebtedness"), to the prior, final and irrevocable payment in full of the principal, interest (including interest accruing after the bankruptcy of Borrower), fees and all other amounts owing on the Superior Indebtedness. Notwithstanding the subordination of the Subordinated Indebtedness, the Bank agrees that the Borrower may make, and the Creditor may accept, the regularly scheduled payments of principal and interest on the Subordinated Indebtedness, provided (i) the Borrower remains in compliance (before and after giving effect to the proposed payment on the Subordinated Indebtedness) with the provisions of Section 5.03(b) (Fixed Charge Coverage Ratio) of the Loan Agreement and (ii) no Event of Default (as defined in the Loan Agreement) exists at the time of, or would result from, the proposed payment on the Subordinated Indebtedness. The Borrower and the Creditor agree that they will not amend, modify or change the principal amortization schedule or the interest rate on the Subordinated Indebtedness without the express written consent of the Bank.

      In order to bring about and accomplish the intent and purpose of this Subordination Agreement (hereinafter referred to as the "Agreement"), the Creditor hereby agrees that until the Superior Indebtedness has been irrevocably repaid in full, and until the Commitment (as defined in the Loan Agreement), or any other commitment on the part of the Bank to lend to the Borrower, has terminated, the Subordinated Indebtedness, any notes, instruments or other writings evidencing the Subordinated Indebtedness and any collateral security at any time held therefor, will indicate by a notation thereon that they are subject to this Agreement.

      In furtherance of the foregoing, the Creditor hereby grants to the Bank irrevocable authority in the name, place and stead of the Creditor or in the Bank's name but for its use, at any time or times after an Event of Default under the Loan Agreement, in the Bank's absolute discretion to demand, collect, compromise, file proofs of claim with respect to, receive (by way of dividends or otherwise) and take any and all legal proceedings for the recovery of any and all moneys due or to become due on account of the Subordinated Indebtedness, and to vote, give consents and take any other action with respect thereto. Any and all moneys collected, received and retained by the Bank after first deducting the expenses hereinafter authorized shall be applied on account of the principal, interest, fees and any other amounts then outstanding on the Superior Indebtedness, provided, however, that upon the payment to the Bank of moneys collected, received and retained on account of Subordinated Indebtedness and on account of Superior Indebtedness aggregating an amount equivalent to all Superior Indebtedness, including principal, interest, fees, any other amounts owing thereon and the expenses hereinafter authorized, the Bank shall pay over to the Creditor the excess, if any, of all moneys so received, collected and retained on the Subordinated Indebtedness and on the Superior Indebtedness over the amounts due on the Superior Indebtedness and release the balance of the Subordinated Indebtedness and Superior Indebtedness which is still unpaid, and deliver to the Creditor any and all writings, without any warranties of any nature or type whatsoever with respect thereto (endorsed to the Creditor without recourse in the case of negotiable instruments) evidencing such Subordinated Indebtedness and Superior Indebtedness. If the Bank receives written notice of any claim or demand, whether reasonable or unreasonable, adverse to the rights or interests, as hereinabove set forth, of the Creditor in respect of the Subordinated Indebtedness, or any moneys received and held by the Bank pursuant to this paragraph, the Bank shall be entitled to retain any and all such moneys, and writings evidencing such Subordinated Indebtedness and Superior Indebtedness without incurring any liability or debt to the Creditor, until the adjudication or final settlement of the rights of such claimant, and the Creditor hereby agrees to pay to the Bank on demand, all reasonable expenses, including reasonable counsel fees, which the Bank may incur in enforcing any of its rights hereunder.

      The Creditor further agrees that so long as any Superior Indebtedness remains unpaid, or as long as the Commitment, or any other commitment on the part of the Bank to lend to the Borrower, has not terminated, and except as otherwise expressly permitted by this Agreement, the Creditor will not accept any payment (whether for principal, interest, fees or otherwise) on account of, or any collateral security for, any Subordinated Indebtedness whether from the Borrower or any other person liable with respect to the Subordinated Indebtedness. After the occurrence of an Event of Default, in the event that the Borrower or any other person liable with respect to the Subordinated Indebtedness shall offer any payment on account of, or any collateral security for, any Subordinated Indebtedness, the Creditor will direct that the same be made or delivered to the Bank, and if any moneys and/or collateral security shall come into the hands of the Creditor on account of any Subordinated Indebtedness from any source whatsoever, the Creditor will receive the same solely as the Bank's agent and will immediately turn the same, in the form received, except for the endorsement of the Creditor when appropriate, over to the Bank for application on account of the Superior Indebtedness, and that until so delivered, the Creditor will hold the same in trust as the Bank's property. After the occurrence of an Event of Default, if the Creditor shall fail or refuse to endorse any writing for the payment of money payable to the Creditor or to the order of the Creditor, which has been delivered to the Bank, the Bank is hereby irrevocably constituted and appointed attorney-in-fact for the Creditor with full power to make such endorsement.

      The Creditor shall notify the Bank of any default in the Subordinated Indebtedness (a "Subordinated Default Notice"). The Bank shall use its best efforts to notify ("Senior Default Notice") the Creditor of the occurrence of any Event of Default or any other default in the payment of any of the Superior Indebtedness. Any failure by the Bank to so notify the Creditor shall not affect the Bank's rights or the Creditor's obligations under this Agreement. The Bank agrees to respond to any request made by the Creditor in writing (provided that such a request is not made more than once during each calendar quarter) as to whether an Event of Default has occurred under the Loan Agreement or whether any payment default has occurred under any Superior Indebtedness. If any such Event of Default or other payment default has occurred, the response of Bank with regard to same shall be deemed a Senior Default Notice. The Creditor shall have no right to exercise any rights and remedies against the Borrower to enforce or collect upon the Subordinated Indebtedness, take possession of assets of the Borrower or foreclose upon any such assets, whether by judicial action or otherwise, unless and until all of the Senior Indebtedness shall have been fully and finally paid and satisfied with interest and the Commitment, or any other commitment on the part of the Bank to lend to the Borrower, terminated; provided, however, that the Creditor shall be entitled, subject to the right of the holder of the Senior Indebtedness to receive prior full and final payment in accordance with the terms of this Subordination Agreement, to accelerate the Subordinated Indebtedness upon expiration of the earlier of the following periods (each such period, a "Standstill Period"):

            (a) The Standstill Period commencing from and after receipt by the Creditor of a Senior Default Notice and ending on the earlier of (x) the date on which the Event of Default described in the Senior Default Notice shall have been waived in writing by the Bank or (y) two hundred seventy (270) days after the date the Senior Default Notice is so given.

            (b) The Standstill Period commencing from and after receipt by the Bank of a Subordinated Default Notice and ending on the earlier of (x) the date on which such default described in the Subordinated Default Notice shall have been cured or waived in writing by the Creditor or (y) two hundred seventy (270) days after the date the Subordinated Default Notice is so given.

Notwithstanding anything to the contrary in this Agreement, no new Standstill Period shall be effective unless and until (i) ninety (90) days have elapsed since the last Standstill Period and (ii) all scheduled payments of principal and interest on the Note that have come due have been paid in full in cash. No default that existed or was continuing on the date of delivery of any Senior Default Notice or Subordinated Default Notice shall be, or be made, the basis for a subsequent Standstill Period unless such default shall have been waived for a period of not less than ninety (90) days.

      After all Superior Indebtedness is paid in full and until the Creditor is paid in full, to the extent that holders of Superior Indebtedness have received cash, securities or other property in respect of the repayment of Superior Indebtedness, which cash, securities or other property, but for the operation of this Agreement would have been paid to the Creditor, such Creditor shall be subrogated to any rights of holders of Superior Indebtedness in collecting cash, securities or other property in satisfaction of the obligations of the Borrower to the Creditor hereunder and under the Notes.

      If requested by the Bank, the Creditor shall (a) give the Bank, upon request from time to time, and during reasonable business hours, full and free access to the Creditors' books pertaining to the Subordinated Indebtedness, with the right to make copies thereof, and (b) furnish the Bank, upon request from time to time, a statement of the account between the Creditor and the Borrower with respect to the Subordinated Indebtedness.

      This Agreement is a continuing agreement and, unless the Bank shall have specifically consented in writing to its revocation, shall remain in full force in all respects whether or not the Borrower shall at any time be indebted to the Bank until the earlier of (i) the repayment in full of the Superior Indebtedness and the termination of the Commitment, or any other commitment on the part of the Bank to lend to the Borrower or (ii) the repayment of the Subordinated Indebtedness. If after the payment of principal, interest, fees and all other amounts owing on all Superior Indebtedness and any expenses hereinafter authorized and provided for, the Borrower shall thereafter become liable to the Bank on account of any new Superior Indebtedness, this Agreement shall thereupon be applicable in all respects to any such new Superior Indebtedness without the necessity of any further action, notice, understanding or writing by, between or among the Bank, the Creditor and/or the Borrower.

      If, during the term of this Agreement, the Creditor receives any payment (other than a payment of regularly scheduled principal or interest) on account of or any collateral security for any Subordinated Indebtedness at a time when there is no outstanding Superior Indebtedness, the Creditor shall immediately notify the Bank in writing of the receipt thereof and such payment or collateral security shall be subject to the terms of this Agreement. If the Creditor fails to notify the Bank, and a new Superior Indebtedness is thereafter created, and if the Borrower defaults with respect to the payment of such new Superior Indebtedness, in addition to and not in limitation of any other rights or remedies available to the Bank hereunder, the Bank shall have the right to receive and the Creditor will immediately pay to the Bank an amount equal to any such payment or the value of any such security received by the Creditor and not reported to the Bank.

      Except as may otherwise be expressly required by this Agreement, with or without notice to or further assent from the Creditor, the Bank may at any time or times, in its absolute discretion, either prior to or after any default on the part of the Borrower with respect to either the Subordinated Indebtedness or the Superior Indebtedness: (i) extend, renew or change, refuse to extend, renew or change any of the Superior Indebtedness, waive any default, modify, rescind or waive any provision of any related agreement or collateral undertaking, including, but not by way of limitation, any provision relating to acceleration of maturity, (ii) fail to set off any deposit balances or any part thereof on its books in favor of the Borrower and release the same, (iii) release, exchange, fail to resort to, or realize upon, or apply, any collateral security or any part thereof held by or available to it for the Superior Indebtedness, and (iv) generally deal with the Borrower in such manner as the Bank may see fit, all without impairing or affecting its rights and remedies under this Agreement. Except as otherwise expressly provided in this Agreement, the Creditor hereby waives any and all notice of the receipt and acceptance of this Agreement by the Bank and of the creation, renewal, extension or accrual of any of the Superior Indebtedness, present or future, in whole or in part, by the Bank or of the reliance by the Bank on this Agreement at any time or times, and further waives notice of any default at any time on the part of the Borrower. The Creditor waives any right to interpose any defense, counterclaim or offset with respect to the Superior Indebtedness or the Subordinated Indebtedness.

      Nothing in this Subordination Agreement shall impair, as between the Borrower and the Creditor, the obligations of the Borrower in respect of the Subordinated Indebtedness, which are unconditional and absolute, to pay the Creditor the principal and interest thereon and any other liabilities encompassed within the Subordinated Indebtedness, all in accordance with their respective terms.

      This Agreement shall continue in full force and effect notwithstanding the death or incapacity of the Creditor (if the Creditor is an individual) or the dissolution of the Creditor (if the Creditor is a partnership or corporation) and shall be binding on the Creditor and the Creditor's estate and the personal representatives, heirs, successors and assigns of the Creditor and the Bank may continue to act in reliance upon this Agreement until the earlier of the repayment in full of the Superior Indebtedness or the Subordinated Indebtedness. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit, limit or restrict the ability of the Creditor or any shareholder or affiliate of the Creditor to transfer the Note and the rights and obligations hereunder to any of its shareholders or affiliates or, after any such transfer, to the Creditor.

      The Creditor agrees to pay to the Bank on demand all reasonable expenses, including reasonable counsel fees, which it may incur in enforcing its rights hereunder.

      If this Agreement is executed by more than one Creditor, the liability and obligations of the Creditor hereunder shall be joint and several.

      All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or if sent by certified mail, three days after the day in which mailed, or, in the case of telecopier, when evidence of receipt is obtained, or, in the case of overnight courier service, one business day after delivery to such courier service, addressed as set forth below, or to such other address as may be hereafter notified by the respective parties hereto.

            The Bank:      The Bank of New York
                           530 Fifth Avenue
                           New York, New York 10036

                             Attention:  Katz Digital Technologies,
                                                  Inc. Account Officer

            The Creditor  Speed Graphics, Inc.
                             342 Madison Avenue
                             New York, New York 10173
                             Attention: President

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      The Creditor waives trial by jury, and the right to interpose any defense, counterclaim or offset of any nature or description in any litigation arising out of or in any way connected with this Agreement, and agrees that the venue of any such litigation shall be the county in which is located the Bank's office making the loan or Superior Indebtedness to the Borrower.

      No delay on the Bank's part in exercising any right or rights hereunder or in failing to exercise the same shall operate as a waiver of such right or rights, and no notice to or demand on the Borrower or the Creditor shall be deemed a waiver of the Bank's right to take further action without notice or demand; nor in any event shall any modification, alteration or waiver of any of the provisions hereof be effective unless in writing and signed for or on behalf of the Bank and then only in the specific instance for which given.

      This Agreement shall be deemed to be a contract made in the State of New York and entered into under and pursuant to the laws of said State and shall be governed, construed and enforced and all rights and obligations hereunder shall be determined in accordance with the laws of said State.

      Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed by the Creditor and the Bank on this 8th day of January, 1998.

                                      SPEED GRAPHICS, INC.


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:

                                      THE BANK OF NEW YORK


                                      By:
                                         --------------------------------
                                         Name: Scott E. Silverstein
                                         Title: Vice President

STATE OF NEW YORK  )
COUNTY OF NEW Y0RK ) ss.:

      On the 8th day of January, 1998, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he maintains an office at 324 Madison Avenue, New York, New York; that he is the _____________ of Speed Graphics, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                            --------------------------
                                            Notary Public

STATE OF NEW YORK  )
COUNTY OF NEW YORK ) ss.:

      On the 8th day of January, 1998, before me personally came Scott E. Silverstein, to me known, who, being by me duly sworn, did depose and say that he maintains an office at 530 Fifth Avenue, New York, New York; that he is a Vice President of The Bank of New York, Inc., the banking corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said banking corporation.


                                            --------------------------
                                            Notary Public

                           ACKNOWLEDGEMENT OF BORROWER

      The undersigned, the Borrower referred to in the Subordination Agreement and Assignment to which this Acknowledgment is annexed, hereby agrees to do and perform all acts necessary to enable the Bank and the Creditor to fulfill all of their obligations under the Agreement, and agrees to refrain from doing all acts (including, but without limitation, making payments on the Subordinated Indebtedness) which would cause Creditor or the Bank to violate such obligations. Borrower further agrees that if any violation of this Agreement shall occur, all of the obligations (including the Superior Indebtedness) of Borrower to the Bank shall become immediately due and payable, any term, covenant or condition contained in any other agreement or in the instrument evidencing such obligations to the contrary notwithstanding.

Dated: January 8, 1998         KATZ DIGITAL TECHNOLOGIES, INC.


                               By
                                 -------------------
                                   Name: Gary Katz
                                   Title: President

                                                                    Schedule 3.2

                            Purchase Price Allocation

      A portion of the Purchase Price, as adjusted pursuant to Section 3.3 of the Asset Acquisition Agreement, that is equal to the Final Closing Book Value (or such other fair market vlaue determined by Daily-Hodkins Appraisal Corp.) shall be allocated to equipment and other tangible property that constitute the Acquired Assets. The difference between (i) the Purchase Price, as adjusted pursuant to Section 3.3 of the Asset Acquisition Agreement, and (ii) the Final Closing Book Value shall be allocated to goodwill.

                                                                Schedule 4.2(ii)

                                [FORM OF OPINION]

                                                                 January 9, 1998

Katz Digital Technologies, Inc.
Katz N.Y. Acquisition, Inc.
21 Penn Plaza
360 West 31st Street
New York, New York 10001

Gentlemen:

      We have acted as counsel to Speed Graphics, Inc., a New York corporation ("SGI"), DDP, Inc., a New York corporation ("DDP"), and Ronald Krivosheiw ("RK"), in connection with the negotiation, execution and delivery of, and the transactions contemplated by, the (i) Asset Acquisition Agreement dated as of January 1, 1998 (together with the disclosure schedules thereto, the "Agreement"), among Speed, DDP, RK, Katz Digital Technologies, Inc., a Delaware corporation ("KDTI"), and Katz N.Y. Acquisition, Inc., a Delaware corporation ("KDTI-NY"); (ii) Bill of Sale dated as of January 1, 1998 (the "Bill of Sale"), from SGI and DDP to KDTI-NY; (iii) Assignment and Assumption Agreement dated as of January 1, 1998 (the "Assignment and Assumption Agreement"), among SGI, DDP, KDTI and KDTI-NY; (iv) the Employment Agreement dated as of January 9, 1998 (the "Employment Agreement"), between KDTI and RK; (v) the Assignment and Assumption of Lease dated as of January 1, 1998 (the "45th Street Assignment"), between SGI and KDTI-NY, relating to that certain lease dated as of June 22, 1995, between 575 Realties, Inc. and SGI; and (vi) the Assignment and Assumption of Lease dated as of January 1, 1998 (the "342 Madison Assignment"), between SGI and KDTI-NY, relating to that certain lease dated as of May 31, 1985, as amended, between 342 Madison Avenue Associates Limited Partnership and SGI.

            Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. The Agreement, Bill of Sale, Assignment and Assumption Agreement, the 45th Street Assignment and the 342 Madison Assignment, each a "Transaction Document," are hereinafter referred to collectively as the "Transaction Documents." We are rendering this opinion to you pursuant to Section 4.2(i) of the Agreement.

            In rendering this opinion, we have examined executed counterparts of the Transaction Documents, and we have assumed the due authorization, execution and delivery thereof by, and the binding effect thereon as to, each party thereto (other than SGI, DDP and RK) and that each party thereto (other than SGI, DDP and RK) has performed all of such party's obligations thereunder and has complied with all the requirements of law applicable to such party and the Transaction Documents. When relevant facts were not independently established, we also have examined and relied upon

Katz Digital Technologies, Inc.
Katz N.Y. Acquisition, Inc.
January 9, 1998
Page 45


(i) such corporate records and certificates of public officials or officers of SGI, DDP and RK and other persons, as applicable, (ii) the representations and warranties as to factual matters made in (or pursuant to) the Transaction Documents and (iii) such additional documents, and made such further inquiries and examinations, as we have deemed necessary to enable us to render the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures (other than those of SGI, DDP and RK), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We also have assumed the legal capacity and competency of all natural persons executing the documents submitted to us.

            Based upon and subject to the qualifications and assumptions set forth herein, and having due regard for legal considerations we deem relevant, we are of the opinion that:

      1. Each of SGI and DDP is a corporation validly existing and in good standing under the laws of the State of New York. Each of Speed and DDP has all requisite corporate power and authority to (i) carry on its business as now being conducted and to own, lease and operate its respective properties used in connection therewith and (ii) to enter into and perform the Transaction Documents and the transactions contemplated thereby.

      2. The execution and delivery by each of SGI and DDP of the Transaction Documents, the performance by each of SGI and DDP of its obligations thereunder, and the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of SGI and DDP, respectively. Each of the Transaction Documents has been duly executed and delivered by SGI and DDP, respectively, and each constitutes the valid and binding obligation of each of SGI and DDP, respectively, enforceable against each of SGI and DDP, respectively, in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the effects of general principles of equity (regardless of whether considered in a proceeding at equity or at law), including, without limitation, (A) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (B) concepts of materiality, reasonableness, good faith and fair dealing.

      3. RK has duly executed and delivered the Agreement and the Employment Agreement, each of which constitutes his valid and binding obligation, enforceable against him in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the effects of general principles of equity (regardless of whether considered in a proceeding at equity or at law), including, without limitation, (A) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (B) concepts of materiality, reasonableness, good faith and fair dealing.

      4. Except as disclosed in the Transaction Documents, the execution, delivery and performance of the Transaction Documents by each of SGI and DDP does not, and the consummation of the transactions contemplated thereby will not, (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of

Katz Digital Technologies, Inc.
Katz N.Y. Acquisition, Inc.
January 9, 1998
Page 46


SGI and DDP, respectively; (ii) violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any Contract included on Schedule 1.29 to the Agreement; (iii) violate any Order of any Governmental Body known to us against, or binding upon, SGI or DDP or upon any of their respective assets which violation could reasonably be expected to have a Material Adverse Effect; or (iv) violate any statute, law or regulation of the United States of America or the State of New York which violation could reasonably be expected to have a Material Adverse Effect.

      5. Except as disclosed in the Transaction Documents, the execution, delivery and performance of the Agreement and the Employment Agreement by RK does not, and the consummation of the transactions contemplated thereby will not
(i) violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any Contract included on Schedule 1.29 to the Agreement; (ii) violate any Order of any Governmental Body known to us against, or binding upon, RK or upon his assets which violation could reasonably be expected to have a Material Adverse Effect; or (iii) violate any statute, law or regulation of the United States of America or the State of New York which violation could reasonably be expected to have a Material Adverse Effect.

            We express no opinion herein as to (i) the applicability to the obligations of SGI, DDP or RK (or the enforceability thereof) of Section 548 of the U.S. Bankruptcy Code or any other provision of law relating to fraudulent transfers, conveyances and obligations, (ii) the securities or "blue sky" laws of any State, (iii) the bulk sales or transfer laws of any jurisdiction or (iv) the enforceability of Section 8.12 of the Agreement or Article VI of the Employment Agreement.

            The opinions expressed herein are qualified to the extent that the validity, binding nature and enforceability against SGI, DDP and RK of the Transaction Documents may be limited or otherwise affected by the unenforceability under certain circumstances of provisions indemnifying, or prospectively releasing, a party against liability for its own wrongful or negligent acts or where a release or indemnification provision is contrary to public policy.

            We do not express an opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States of America.

            References made in this letter to "knowledge" (or words of like import) mean the actual knowledge, without any duty of inquiry, of those partners, counsel and associates who have given substantive attention to the Transaction Documents.

            The opinions contained herein are limited to those matters expressly covered by numbered paragraphs 1 through 5 above; no opinion is to be implied in respect of any other matter. The opinions set forth in numbered paragraphs 1 through 5 are as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise

Katz Digital Technologies, Inc.
Katz N.Y. Acquisition, Inc.
January 9, 1998
Page 47


you as to any changes of law or fact which may hereafter be brought to our attention. These opinions may not be relied on by any person or entity other than you without our prior written consent.


                                            Very truly yours,

                                            Rogers & Wells

Prepared by: Dana Anagnostou
Reviewed by: Joseph A. Adams
Signed by  : Steven A. Hobbs

                                                                Schedule 4.3(iv)


                                    January 9, 1998

Mr. Ronald Krivosheiw
40 Central Park South
New York, New York

Speed Graphics, Inc.
DDP, Inc.
342 Madison Avenue
New York, New York 10001

Gentlemen:

      We have acted as counsel to Katz Digital Technologies, Inc., a Delaware corporation ("KDTI"), and Katz N.Y. Acquisition, Inc., a Delaware corporation ("KDTI-NY"), in connection with that certain Asset Acquisition Agreement dated January 1, 1998, among Speed Graphics, Inc., a New York corporation, DDP, Inc., a New York corporation (Speed Graphics, Inc. and DDP, Inc. are collectively referred to as "Speed"), Ronald Krivosheiw ("Ronald"), KDTI, and KDTI-NY, governing the acquisition of the assets of Speed by KDTI-NY (the "Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement unless otherwise defined herein.

      For purposes of rendering this opinion, we have examined and relied upon originals or copies of the following documents and agreements (hereinafter collectively referred to, together with all exhibits and schedules thereto, as the "Transaction Documents"):

      1.    the Purchase Agreement;
      2.    the Promissory Note;
      3.    the Share Certificates;
      4. the Employment Agreement dated January 9, 1998 between Ronald Krivosheiw and KDTI;
      5. the Assignment and Assumption Agreement dated as of January 1, 1998, among Speed and KDTI-NY;

      6. the Assignment and Assumption of Lease dated as of January 1, 1998, between Speed Graphics, Inc. and KDTI-NY, relating to that certain Lease dated as of June 22, 1995, between 575 Realties, Inc. And Speed Graphics, Inc.;

Mr. Ronald Krivosheiw
January 9, 1998
Page 49


      7. the Assignment and Assumption of Lease dated as of January 1, 1998, between Speed Graphics, Inc. and KDTI-NY, relating to that certain Lease dated as of May 31, 1985, as amended, between 342 Madison Avenue Associates Limited Partnership and Speed Graphics, Inc.

      We have also reviewed such other documents and made such other investigations and examinations as to matters of law and fact as we have deemed necessary in order to render the opinions expressed herein. As to matters of fact, we have relied, without independent verification, upon Certificates of the office of the Secretary of State of Delaware and of officers of KDTI and KDTI-NY and upon the factual representations made by KDTI and KDTI-NY in the Purchase Agreement.

      This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law (as defined in the Accord) covered by the opinions expressed herein is limited to the federal laws of the United States, the State of New York and the General Corporation Law of Delaware. The opinions set forth below are subject to the General Qualifications, as defined in the Accord.

      The opinions expressed herein are subject to the following specific qualifications and assumptions:

            (a) The opinions expressed herein are limited by and subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application from time to time in effect affecting the enforcement of creditors' rights and remedies, and by statutes, rules or procedures and applicable case law limiting the availability of or prescribing procedural requirements for the exercise of creditors' rights and remedies. We express no opinion as to the availability of equitable relief, including, without limitation, specific performance of any agreement or injunctive relief in any situation arising out of the transactions to which the opinions expressed herein relate.

            (b) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether certified or not, and we have assumed that such documents are valid and binding on all parties thereto.

            (c) We have assumed that each party to any document or instrument referred to in this opinion, other than KDTI and KDTI-NY, has all requisite power and authority in the case of a corporation, and capacity, in the case of an individual, and has taken all necessary action, to execute and deliver the documents and instruments delivered by such party and to consummate the transactions contemplated thereby, and that said documents and instruments are binding on such party.

Mr. Ronald Krivosheiw
January 9, 1998
Page 50


            (d) We have assumed that you and your counsel have communicated to us all factual matters of which you or they have knowledge and which the person having such knowledge knows, or reasonably should know, would affect our opinion.

            (e) In rendering our opinion in Paragraph 5 below, we have relied upon the representations, warranties and covenants of Speed and Ronald contained in the Transaction Documents with respect to the Shares, Additional Shares and the Promissory Note.

            (f) The opinions expressed herein are qualified to the extent that the validity, binding effect and enforceability against KDTI or KDTI-NY of the Transaction Documents may be limited or otherwise affected by the unenforceability under certain circumstances of provisions indemnifying, or prospectively releasing, a party against liability for its own wrongful or negligent acts or where a release or indemnification provision is contrary to public policy.

      References made in this letter to "knowledge" (or words of like import) mean the actual knowledge, without any duty of inquiry, of those partners and associates who have given substantive attention to the Transaction Documents.

      This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

      Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that:

      1. KDTI and KDTI-NY is each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      2. KDTI and KDTI-NY each has the corporate power and authority to (i) carry on its business as now being conducted and to own, lease and operate its respective properties used in connection therewith and (ii) to execute, deliver and perform the Transaction Documents and the transactions contemplated thereby and has duly authorized the execution, delivery and performance of the Transaction Documents. Each of the Transaction Documents has been duly executed and delivered by KDTI and KDTI-NY, and each of the Transaction Documents constitutes the legal, valid and binding obligations of each of KDTI and KDTI-NY, respectively, enforceable against each of KDTI and KDTI-NY in accordance with its terms.

      3. The execution, delivery and performance by KDTI and KDTI-NY of the Transaction Documents to which each is a party will not: (i) violate, breach or constitute a default under their respective Certificates of Incorporation or By-Laws; (ii) violate any statute, law or regulation of the United States of America, the State of New York or Delaware, (iii) to our knowledge, violate, breach or constitute (or with notice or lapse of time or both constitute) a default under or a material modification of any of the terms of any agreement to which either is a party, which violation, breach or default would have a material adverse effect on their ability to execute, deliver or perform the Purchase Agreement and the Transaction Documents to which each is a party; (iv) to our knowledge, violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon KDTI or KDTI-NY or any of their respective assets.

      4. The issuance and delivery of the Shares, the Additional Shares, if any, and the Promissory Note in accordance with the Purchase Agreement have been duly authorized by all required corporate action of KDTI; and upon delivery in accordance with the Purchase Agreement, the Shares and the Additional Shares, if any, will have been validly issued, and be fully paid and non-assessable and, to our knowledge, not subject to any liens, charges, restrictions, claims or encumbrances other than those set forth in the Transaction Documents.

      5. The offering, issuance and delivery to Speed Graphics, Inc. by KDTI of the Promissory Note, the Shares and any Additional Shares are not, and will not be, required to be registered under the Securities Act or any applicable Blue Sky Laws.

      No person except the addressees named herein may rely on this opinion for any purpose. This opinion may not be disclosed to any other person or for any purpose other than in connection with the transactions and documents referred to herein and is not to be used, circulated, quoted or otherwise referred to without the prior written consent of this firm. We assume no obligation to advise the addressees of this opinion of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention.


                        Very truly yours,

                        FEDER, KASZOVITZ, ISAACSON, WEBER,
                         SKALA & BASS, LLP


                        By:
                             -----------------------------
                             Geoffrey A. Bass
                             A Member of the Firm

                                                                    Schedule 6.2

                    Stockholders and Capitalization of Speed


      Ronald Krivosheiw owns 150 shares of common stock of Speed, which represents all the issued and outstanding capital stock of Speed. Ronald Krivosheiw owns 100 shares of common stock of DDP, Inc., which represents all the issued and outstanding shares of capital stock of DDP, Inc.

                                                                  Schedule 6.3.2

                           Absence of Adverse Changes

(i) The following employees were given salary increases since the Balance Sheet
Date:

                                                      Annual Salary

Employee Name                                @ 6/30/97            @ 12/31/97

Robert John Curran                  [Omitted to maintain confidentiality and
                                      filed separately with the Commission]
Robert J. Murphy

Gary Semon

Lawrence W. Lebrocq

(ii) Cledic vs. Speed - Speed settled this action for $15,000, pursuant to an Agreement and Release dated December 8, 1997. $7,500 of the settlement was paid to Ms. Cledic in December, 1997, and the remaining $7,500 is payable in January, 1998.

(iii) During the month of November, 1997, and December, 1997, Speed made an aggregate of $500,000 and $100,000, respectively, in distributions to its sole shareholder, Ron Krivosheiw.

(iv) On behalf of Speed, Williamson, Picket, Gross, Inc. reviewed the leases at Speed's 342 Madison Avenue location to determine if there were any adjustments or overbillings related to the facility leases. (A copy of Williamson, Picket's report is attached to this Schedule 6.3.2 as Annex A-1). Based upon Williamson Picket's analysis, Speed believes it has made overpayments related to porter's wages and similar items of approximately $120,000. Williamson Picket reviewed its findings with the landlord, which agreed that overpayments had in fact occurred. However, the landlord has not refunded any of the overpayments to Speed. Accordingly, Speed reduced its December 1997 rental payment by $50,000. A copy of the letter accompanying that payment is attached to this Schedule 6.3.2 as Annex A-2. The management agent for the Madison Avenue location has agreed to settle the dispute described above for $75,000 (as evidenced in the letter attached as Annex A-3 to this Schedule 6.3.2), $50,000 of which is comprised of the December 1997 rental payment reduction described above and $25,000 of which will be applied as a reduction towards future rent escalations. A letter embodying this settlement arrangement is expected after the Closing.

(v) Fleet Bank has waived (copy attached as Annex B to this Schedule 6.3.2. ) certain restrictions in the Credit Agreement with respect to distributions to Ronald Krivosheiw above a certain level.

(vi) Speed entered into the following equipment financing arrangements since the Balance Sheet Date:

                        TOTAL AMOUNT
                        OF PAYMENTS     MONTHLY     FINAL       EQUIPMENT
    LEASEHOLDER             DUE         PAYMENT    PAYMENT     DESCRIPTION

STERLING NATIONAL(1)     $87,912.00    $2,442.00   AUG 2000   CLC 1000

WASCO FUNDING CORP       $51,300.00    $1,425.00   JUL 2000   COLORPASS 8000

WASCO FUNDING CORP      $162,396.00    $4,511.00   JUN 2000   CONTEX RIP N STRIP

WASCO FUNDING CORP       $49,572.00    $1,377.00   JUN 2000   ADP 8800

(vii) On November 28, 1997, Speed entered into a one-year employment contract with Joseph S. Ragusa, a MAC Technician. A copy of this Agreement previously has been provided to Purchaser, but has not yet been signed by Mr. Ragusa.

(viii) [Omitted to maintain confidentiality and filed seperately with the Commission.]


(ix) [Omitted to maintain confidentiality and filed seperately with the Commission.]

(x) Speed had a change in an estimate related to the useful life of its printing presses. The life was changed from a standard MACRS life to an 10-year straight-line life. Additionally, Speed Graphics, Inc. changed the method of accounting for one of its Heidelberg Quickmaster leases from an operating to a capital lease.

(xi) Speed entered into a Letter of Intent dated September 16, 1997 to be acquired by Purchaser.

(xii) Since the Balance Sheet Date, Speed has repaid an aggregate of $1,400,000 under the Credit Agreement.

----------
(1) This lease was originally between Speed and Gramercy Leasing Services, Inc., dated as of April 24, 1997, and assigned to Sterling National after the Balance Sheet Date. See Document 71 on Schedule 1.29.

                                                     Annex A-1 to Schedule 6.3.2

                   [WILLIAMSON PICKET, GROSS, INC. Letterhead]

                           SPEED GRAPHICS LEASE AUDIT

ITEMS IN DISPUTE                    REASONING

Fire Safety Director                Total amount payable for the entire building
                                    is $500. Assuming 2080 hours worked, cost would be .24 not .6154. However, this fringe benefit should not be included at all because the Fire Safety Director is usually the Chief Engineer, Handiman or Porter but not "Other" Classification which is basis for Porter's Wage Calculation.

Relief Time                         We are calculating all time based upon
                                    2080 hours. If an individual is relieved there is not an extra individual "Other" personnel replacing them.

Mandatory                           Overtime There is no mention in the union
                                    contract of Mandatory Overtime.

Disability/Workers Compensation     Have requested back-up for these
                                    computations and have not received it. We do not believe their explanation.

Vacation Time                       Calculations include four weeks instead of
                                    two weeks.

Suite 260                           Being charged on a penny and a half per
                                    penny increase when the formula should be penny for penny.

Miscellaneous                       Benefits, including vacation, birthday,
                                    social security, workmen's compensation and pension are not consistent from lease to lease for the same escalation year and in many instances are miscalculated to begin with.

                                                       Annex A-2 to Schedule 6.3

                           [SPEED GRAPHICS Letterhead]

December 2, 1997

Ms. Elaine Cooperman
Odin Management, L.P.
500 West Putnam Avenue
Greenwich, Connecticut 06830

Dear Ms. Cooperman:

As you know, it is our contention that we have been grossly overcharged in our lease at 3242 Madison Avenue. Over the last two years, we have tried to work with your managing agent to come up with an equitable solution. This, however, has proved to be a waste of time. Even when mistakes were admitted new mistaken interpretations were added to offset the original errors.

Left with no other choice, please be advised that we will be paying December's rent less $50,000 which is less than one half of the amount which has been overcharged us. The reason that we have not deducted the entire overpayment or paid the rent to escrow is to show our good faith and to encourage you to help us resolve this matter as quickly as possible. If we do not have a resolution of this matter before year-end, we will pay the next monthly payment to escrow until such time as this matter can be resolved. In the meantime. I am still open to trying to settle this matter so we can potentially avoid what will undoubtedly be an unnecessarily unpleasant experience for everyone.

Please, we ask you to look into this matter immediately.

Thank you for your time and consideration

Very truly yours,


Robert E. Heck, Jr.
Executive Vice President
Chief Financial Officer

cc: Martha Meli, Ron Krivosheiw, file

                                                     Annex A-3 to Schedule 6.3.2

                            [INSIGNIA/ESG Letterhead]

Friday, January 09, 1998

Mr. Bob Heck
Speed Graphics, Inc.
342 Madison Avenue
Fourth Floor
New York, New York 10173

Re: 342 Madison Avenue

Dear Bob:

This letter will confirm our understanding in connection with the Porters Wage Escalations charged to Speed Graphics at the building above referenced.

1. Both parties agree that the Landlord will credit Speed Graphics $75,000

2. This credit will be against monthly escalation charges until the full amount of the credit is reached.

3. The Porters Wage Escalation will be adjusted as of January, 1998 to reflect the changes in the formulations of the charges going forward. An outline of these changes will be forwarded under a separate cover.

4. In exchange for this agreement, Speed Graphics, will release the Landlord from any past or future claims with respect to the Porters Wage Escalation.

The above agreement will be contingent upon the execution, by both parties, of an agreement satisfactory in both form and substance to the Landlord.

Sincerely,


/s/
Jeffrey A. Bernstein
Managing Director

                                                       Annex B to Schedule 6.3.2
                               [FLEET Letterhead]
November 26, 1997

Speedgraphics, Inc.
342 Madison Avenue
New York, NY 10173

Attention: Ron Krivoshiew

Reference is made to a letter dated August 11, 1997 between Speedgraphics, Inc. (the "Company") and Fleet Bank, NA (the "Bank") in which the Company's line of credit with the Bank is described (the "Letter Agreement"). The Company has requested and the Bank hereby agrees to amend the terms of the Letter Agreement as follows:

Section 7(d) of the Letter Agreement is hereby amended for the 1997 Fiscal Year end to waive the Company's maximum dividends covenant. On a going forward basis, all terms and conditions of the referenced Section shall remain in full force and effect.

All Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings provided therefor in the Letter Agreement.

Except as expressly amended by this letter, all of the terms and conditions contained in the Letter Agreement shall continue in full force and affect, and payment of the obligations thereunder shall continue to be secured by the collateral referred to herein.

Sincerely,
Fleet Bank, NA


By: /S/
    -----------------------------
Name: Judah Zweiter
Title: Assistant Vice President

Agreed and Accepted:

Speedgraphics, Inc.


By: /s/
    -----------------------------
Name: Ron Krivoshiew
Title: President


By: /s/
    -----------------------------
Name: Ron Krivoshiew
Guarantor


By: /s/
    -----------------------------
Name: Ron Krivoshiew

Title: President, DDP, Inc.
Corporate Guarantor

                                                                    Schedule 6.4

                          Location of Books and Records

(i) The minute books of Speed do not contain a complete record of all stockholder and/or board of directors resolutions for the period prior to the Closing Date.

(ii) Speed's books and records are located at 342 Madison Avenue, New York, NY 10173.

                                                                  Schedule 6.5.1

                          Condition of Leased Premises

(i) Structural alterations have been made to the leased premises with the landlord's consent. However, the landlord may require that such premises be restored to original condition at the end of the lease. Speed has already been notified (See Annex A to this Schedule 6.5.1) of this possibility with respect to the 527 West 34th Street location. $15,000 are reflected on the Balance Sheet Date Balance Sheet as an accrual for any costs associated with such restoration. Speed shall indemnify KDTI for any expenses in excess of $15,000 in accordance with the terms of the AAA.

(ii)  See Schedule 6.3.2(iv).

                                                       Annex A to Schedule 6.5.1

December 2, 1997

Certified Z 020-874-799

Mr. Ronald Krivosheiw
President
Speed Graphics, Inc.
342 Madison Avenue
New York, New York 10173

Re:   527 West 34th Street
      Basement Lease - Speed Graphics, Inc.

Dear Mr. Krivosheiw:

This letter is to inform you that the lease for the basement space will expire on December 31, 1997. Our recent inspection indicated that the space still contains some materials. The lease requires the premises to be left in "broom clean" condition. We noted that the bannister rail is missing from the staircase leading to the street. This is an important safety item that has to be replaced. The offices constructed by your company have not been demolished and removed as required under the lease. We are willing to leave the offices in present condition at this time subject to a new tenant accepting these offices. We will notify you as soon as we obtain a new tenant and advise you of the decision to remove the offices or let them remain "as is." Please notify us whether the offer is acceptable, otherwise you will be required to remove the offices by the end of December, 1997.

Please communicate with me should you have any questions.

Very truly yours,


Alexander Dorogoff
Executive Vice President

                           [SPEED GRAPHICS Letterhead]

December 24, 1997

Via Fax 212-750-9255

Mr. Alexander Dorogoff
Executive Vice President
Downing Management Corp.
12 East 49th Street
New York, NY 10017

Dear Mr. Dorogoff:

Sorry for any miscommunication related to your letter dated December 2, 1997 regarding the terminating lease for the space at 527 West 34th Street (Basement).

As you are aware, we have already replaced the bannister rail noted in the letter.

Additionally, we thank you for your consideration related to leaving the offices constructed by Scotch Screen and later assumed by Speed Graphics, Inc. in tact until such time as you have a new tenant for that space. We agree that, if your next tenant does not accept these offices, we will remove the offices noted in your letter at our cost.

However, should your new tenant decide not to accept these offices, we must be allowed to either contract directly or approve of another contractor to perform the demolition and removal of the offices noted.

Thank you again for your time and consideration.

Very truly yours,


/s/
Robert E. Heck, Jr.
Executive Vice President
Chief Financial Officer

cc:   Geoffrey Chin
      Joseph Adams

                                                                  Schedule 6.5.2

                          Title to Assets; Encumbrances

See Schedule 1.29, Documents 14-90.

                                                                  Schedule 6.5.3

                      Machinery and Equipment; Encumbrances

(i) There are unpaid late charges under a number of the equipment leases aggregating approximately $7,000. These amounts have been accrued on the Balance Sheet Date Balance Sheet.

(ii) A list of equipment which has been moved from 342 Madison Avenue to 228 East 45th Street is attached as Annex A to this Schedule.

                                                       Annex A to Schedule 6.5.3

SPEED GRAPHICS, INC.
List of Assets moved from 342 Madison to 228 E. 45th Street

===============================================================================================
Description                              Believed Lessor                 Speed Lease Number
-----------------------------------------------------------------------------------------------
Select-Set 7000 with Cobra RIP           EKCC                            #154
-----------------------------------------------------------------------------------------------
Stausser Frame                           Researching
-----------------------------------------------------------------------------------------------
Kodak 700 Processor                      Researching                     Believed to be EKCC
-----------------------------------------------------------------------------------------------
Iris 4012, Iris 3024, (2) Iris 3047's    GECC and EAB                    3047-#166 & #174,
                                                                         4012-EAB #165
-----------------------------------------------------------------------------------------------
PS-2 (for Iris's)                        General Electric Credit Corp.   #166
-----------------------------------------------------------------------------------------------
VO Whisper (for Iris)                    General Electric Credit Corp.   #166
-----------------------------------------------------------------------------------------------
(10) MAC 950 Quadra's                    Misc. Various Leases            Primarily attached to
                                                                         eq. Moved
-----------------------------------------------------------------------------------------------
Photo CD (PCD 225)                       European American Bank          #167
-----------------------------------------------------------------------------------------------
Horizon Flatbed Scanner                  EKCC                            #154
-----------------------------------------------------------------------------------------------
Kodak Contact Frame                      Researching                     Believed to be EKCC
-----------------------------------------------------------------------------------------------
MAC Workgroup Server 95                  Researching
===============================================================================================

                                                                    Schedule 6.6

                                    Contracts

(i)   See Schedule 1.29

(ii)  See Schedule 6.3.2.(iv) and (v)

(iii) See Schedule 6.5.3.

(iv) All of Speed's employees have been requested to enter into a confidentiality agreement in the form attached as Annex A to this Schedule 6.6.

(v)   See Schedule 6.19.

                                                         Annex A to Schedule 6.6

                            CONFIDENTIALITY AGREEMENT

            I hereby acknowledge that during the course of my employment I may be exposed to confidential or proprietary information which is the exclusive property of SPEED GRAPHICS, INC. (the "Company"). I agree that I will not disclose such information to third persons without first having obtained written permission from the Company. This requirement is not limited in time to the duration of my employment but extends after my employment, irrespective of the reason for its termination.

            Confidential information, as used in this agreement, includes any technical, economic, financial, marketing or other information which is not common knowledge among, or readily available to, competitors or other companies who may like to possess such confidential information or may find it useful. Some examples of confidential information in our business might be items in research or development, scientific studies or analyses, details of training methods, new products or new uses for old products, merchandising and selling techniques, customer lists, contracts and licenses, purchasing, accounting, business systems and computer programs, long-range planning, financial plans and results, etc. This list is merely illustrative and confidential information is not limited to these illustrations.

            I further agree that all proprietary or confidential information that I develop during or as a result of my employment will become property of the Company unless a written release is given to me by the Company.

            I acknowledge that this agreement is not intended and does not constitute a contract between me and the Company limiting the right of either of us to terminate my employment by the Company at any time, for any reason, with or without cause.


Dated:
       ----------------------       ---------------------------------------
                                             Signature of Employee

                                                                    Schedule 6.7

                                   Litigation

See Schedule 6.8(ii).

                                                                    Schedule 6.8

                                      Taxes

(i) In the past, some of Speed's Tax Returns have been filed after the required filing dates.

(ii) There is a regular interval audit pending by the New York State Department of Labor (See letter attached as Annex A to this Schedule 6.8.)

                                                         Annex A to Schedule 6.8
               [STATE OF NEW YORK, DEPARTMENT OF LABOR Letterhead]

December 5, 1997

Re:   ER# 73-08940 7

Speed Graphics, Inc.
342 Madison Avenue
New York, NY 10173
Attn:  Controller

Dear Employer:

It is our policy to verify, at regular intervals, the reports submitted to us by employers. Authorization for such audits is contained in section 575 of the New York State Unemployment Insurance Law.

Your account has been scheduled for an audit.

To facilitate the audit and assure completion, copies of the following records for the year ending December 1996 should be made available at the entrance conference.

1. General description of payroll and vendor transaction files.
2. Quarterly Social Security tax reports (Form 941).
3. Federal Unemployment Insurance tax reports (Form 940).
4. Quarterly NYS Unemployment Insurance tax reports (Form IA 5).
5. General ledger chart of accounts.
6. Return of Tip Income and Allocated Tips (Form 8027), if applicable.
7. Third Party Sick pay reporting with evidence of NYSUI reporting.
8. Annual report to Stockholders and Employee handbook.
9. Any other records pertaining to payments for services.

Due to the size of your organization, the audit will be conducted using the appropriate software. It is therefore requested that you complete the attached questionnaire, with the assistance of a member of your EDP staff, indicating the most convenient date, within the next twenty days for an entrance conference, and return in the self-addressed envelope. The appointment will be confirmed by the undersigned.

We suggest that representatives of the controller's office, EDP unit, personnel department, payroll department and corporate counsel be present at the meeting to answer any relevant New York State Unemployment Insurance tax issues which may be raised, and to acquaint us with your operations and hiring practices.

Sincerely,


/s/
Vinston L. Lothian
U.I. Tax Auditor

                                                                    Attachment A
                             Computer Questionnaire

Employer Name:    Speed Graphics, Inc.
ER#:              73-08940 7

What date is convenient for an entrance conference? [January 15, 1998]

Our examination of your records may include the application of our software, either on your system or ours.

1.    Which of the following records are computer generated?
      a.  General Ledger                         [x]
      b.  Year end vendor master file            [x]
      c.  Federal 1099 file                      ___
      d.  Year end payroll master file           [from ADP]
      e.  Federal W-2 file                       [from ADP]
      f.  Payroll transaction file                     [from ADP]
      g.  Vendor transaction file                      [x]

2.    What payroll system do you use [ADP]

3.    What accounts payable system do you use? [SBT Accounting Systems]

4. If you engage the services of an outside computer service to generate your records, please complete the following:

      a.  Name of Service Company      [ADP]
      b.  Address of Service Company   ___
      c.  Type of records generated    [payroll, w-2, and related information]

      Indicate contact person(s) such as Payroll, MIS, or Accounts Payable

Name: [ Ellen Seivers ]    Title: [Accounting]    Phone: [212] 682-6520]
Name: [ Krisna Basbew ]    Title: [Payroll]       Phone: [212] 682-6520]
Name: [ Robert Heck   ]    Title: [CFO]           Phone: [212] 682-6520]

      Place where books and records will be available: [342 Madison Avenue, 4th Floor, NYC, NY

Remarks: [We have been preparing for an acquisition of Speed Graphics by Katz Digital Technologies and have not been able to determine a convenient day because of workload and lack of sufficient staff personnel to accommodate the required support.]

                                                                    Schedule 6.9

                                   Liabilities

Note Payable - Fleet Bank                                              500,900
Construction Loan - 45th Street                                        298,100
Capital Leases (see itemized list attached as Annex
A to this Schedule 6.9):                               2,497,100
            Total Future Payments                        327,400
                                                       ---------
            Interest included in Future Payments                     2,169,700
                                                                     ---------
                        Total Capital Lease Payable
Total Speed Graphics, Inc. Borrowing                                 2,968,700
DDP, Inc. - Note in connection with Item 75 on                         320,800
Schedule 1.29                                                        ---------

Total Speed and DDP Combined Borrowings                              3,289,500
                                                                     =========

                                                         Annex A to Schedule 6.9

SPEED GRAPHICS, INC.
Analysis of Capital Lease Balances @ 12/31/97
================================================================================
Ref.  Lessor-Name                        Lease              Monthly      Balance
No.                                      Term               Payment     12/31/97
--------------------------------------------------------------------------------
148   Carter Capital Corporation         1/93-10/97     $  3,569.00  $        0
--------------------------------------------------------------------------------
153   Eastman Kodak Credit Corp*         6/93-3/98      $  4,033.08  $    4,033
--------------------------------------------------------------------------------
154   Eastman Kodak Credit Corp*         11/93-8/98     $ 15,064.00  $   30,128
--------------------------------------------------------------------------------
162   Canon Financial Services, Inc.**   1/95-12/97     $  2,351.70  ($       0)
--------------------------------------------------------------------------------
163   European American Bank             10/94-9/98     $  6,633.00  $   59,697
--------------------------------------------------------------------------------
164   Canon Financial Services, Inc.**   2/95-1/98      $  1,201.20  $        0
--------------------------------------------------------------------------------
165   Canon Financial Services, Inc.**   3/95-2/98      $  1,170.00  $    1,170
--------------------------------------------------------------------------------
167   European American Bank             6/95-5/99      $ 17,230.00  $  292,910
--------------------------------------------------------------------------------
169   Gramercy Leasing Services          8/95-6/98      $  2,312.00  $   13,872
--------------------------------------------------------------------------------
177   The CIT Group                      2/96-1/01      $  7,129.00  $  263,773
--------------------------------------------------------------------------------
179   Colonial Pacific Leasing**         4/96-3/00      $  4,484.54  $  116,598
--------------------------------------------------------------------------------
180   European American Bank             6/96-5/00      $  6,414.00  $  186,006
--------------------------------------------------------------------------------
181   Sterling National Bank             6/96-4/99      $  3,324.00  $   53,184
--------------------------------------------------------------------------------
184   Phoenixcor Inc.***                 11/96-9/2001   $  9,130.00  $  410,850
--------------------------------------------------------------------------------
185   Summit Leasing Corp.               11/96-9/2000   $ 10,325.00  $  340,725
--------------------------------------------------------------------------------
183   Summit Leasing Corp.               11/96 - 2003   $  6,108.49  $  427,595
--------------------------------------------------------------------------------
200   Gramercy/Wasco Lease               8/97 - 7/2000  $  2,442.00  $   75,702
--------------------------------------------------------------------------------
210-1 Gramercy/Wasco Lease               8/97 - 7/2000  $  1,425.00  $   44,175
--------------------------------------------------------------------------------
210-2 Gramercy/Wasco Lease               7/97 - 6/2000  $  1,377.00  $   41,310
--------------------------------------------------------------------------------
210-3 Gramercy/Wasco Lease               7/97 - 6/2000  $  4,511.00  $  135,330
--------------------------------------------------------------------------------
XXX   TOTAL CAPITAL LEASES                              $110,234.00  $2,497,058
--------------------------------------------------------------------------------
XXX   DEFERRED INTEREST AMOUNT                                         (327,357)

--------------------------------------------------------------------------------
XXX   NET CAPITAL LEASES                                             $2,169,701
================================================================================

*     Quarterly Payments-5 year term
**    Checks cut and mailed one month in advance of due date.

                                                                   Schedule 6.10
                              Intellectual Property

Speed has been using the service mark "Speed Graphics" since July 1, 1978.

Speed has registered the service mark "Speed Graphics" in New York State (Registration No. 511,271).

Speed filed an application to register the service mark "Speed Graphics" with the U.S. Patent and Trademark Office on July 25, 1988 (Serial No. 73-742,220), but abandoned such application.

                                                                   Schedule 6.13
                                    Insurance

=============================================================================================================================
                                      AMOUNT OR         TERM IN                                    POLICY
            COVERAGE                   LIMITS            YEARS      EXPIRES      COMPANY           NUMBER       PREMIUM
-----------------------------------------------------------------------------------------------------------------------------
5.  MASTER PACKAGE*                                        01       05/01/98    KEMPER INS.      TPK03746403    $17,367
    Loc #1 342 Madison Avenue
    Contents                         $   950,000
    Business                         $ 1,340,000*

    Loc #2 228 East 45th Street
           Contents                  $   250,000
           Business Income           $   660,000
    Comprehensive General
           Liability                 1MM/2MM

    Loc #1 342 Madison Avenue
    Loc #2 19 West 21st Street
    Loc #3 228 East 45th Street

6.  COMPUTER &                     All Risk                01       05/12/98    KEMPER INS.      3AT60528902    $19,212
    TELEPHONE FLOATER &            Per
    NEGATIVE FILM                  Schedule
    FLOATER & MASTER
    EQUIPMENT FLOATER

7.  WORKERS
    COMPENSATION                   Statutory               01       05/31/98    KEMPER INS.      3CE577981      $61,007
                                   Audit                   01      [05/31/97]                    3CE577981      $ 7,290

8.  UMBRELLA POLICY                2MM/2MM                 01       05/12/98    KEMPER INS.      3SB01087105    $ 3,607

9.  AUTOMOBILE POLICY              $1,000,000              01       05/12/98    KEMPER INS.      E3H00296203    $11,702
    (Scheduled Autos)
    Hired & Non-Owned

10. DISABILITY BENEFITS            Statutory               01       07/01/97    NATIONAL         1565510       Based on
    PAYROLL                                                                     BENEFITS                       Payroll
                                                                                                                TBD

11. NYS DISABILITY                 Statutory                                    NATIONAL         0152110
    BENEFITS                                                                    BENEFITS

12. PENSION BOND                   $  200,000              03       06/02/99    KEMPER INS.      3F192369       $378

===========================================================================
            COVERAGE                           COMMENTS
---------------------------------------------------------------------------
5.    MASTER PACKAGE*              Special Forms, Includes Water Damage,
      Loc #1 342 Madison Avenue    and Employee Benefits Liability,
      Contents                     Additional Insureds, Landlords
      Business
                                   *  Based on last year's Business
    Loc #2 228 East 45th Street       Income Work
           Contents
           Business Income
    Comprehensive General
           Liability
                                   Sales $20M
    Loc #1 342 Madison Avenue
    Loc #2 19 West 21st Street
    Loc #3 228 East 45th Street

6.  COMPUTER &                     All Risk Including
    TELEPHONE FLOATER &            Theft & Flood
    NEGATIVE FILM
    FLOATER & MASTER
    EQUIPMENT FLOATER

7.  WORKERS
    COMPENSATION                   Based on 9.2M Payroll

8.  UMBRELLA POLICY

9.  AUTOMOBILE POLICY
    (Scheduled Autos)
           Hired & Non- Owned

10. DISABILITY BENEFITS
    PAYROLL

11. NYS DISABILITY
    BENEFITS

12. PENSION BOND

=============================================================================================================================
                                      AMOUNT OR         TERM IN                                    POLICY
            COVERAGE                   LIMITS            YEARS      EXPIRES      COMPANY           NUMBER       PREMIUM
--------------------------------------------------------------------------------------------------------------- -------------
13. Medical Benefit Plan                                                        Oxford Freedom   SG086           Annually by
                                                                                Plan                             schedule

14. Life & AD&D Ins.               $15,000-$50,000                              Phoenix Home     057-0000D       Based on
                                                                                Life             057-3630-00     Payroll
=============================================================================================================================

===========================================================================
            COVERAGE                           COMMENTS
---------------------------------------------------------------------------
13. Medical Benefit Plan           Depends on whether the employee
                                   takes single or family coverage

14.  Life & AD&D Ins.
===========================================================================

                                                                   Schedule 6.14

                             Suppliers and Customers

(i) Ten largest suppliers:

 [Omitted to maintain confidentiality and filed separately with the Commission]


(ii) Ten largest customers:

 [Omitted to maintain confidentiality and filed separately with the Commission]

                                                                   Schedule 6.15

                              Employment Relations

(i) Since the announcement of the transactions contemplated by the Asset Acquisition Agreement, the following employees have resigned from Speed:

     NAME                       EFFECTIVE DATE                  POSITION
     ----                       --------------                  --------
 [Omitted to maintain confidentiality and filed separately with the Commission]

                                                                   Schedule 6.16

                                    Personnel

(i) See Annex A to this Schedule 6.16 for a list of employees, sales agents, sales representatives and compensation.

(ii) Speed is required to make the following payments for severance to the individuals described below:

                                                             Nature of
            Name                          Amount              Payment
            ----                          ------              -------

 [Omitted to maintain confidentiality and filed              Severance
   separately with the Commission]                           Severance

(iii) Speed is required to make payments for accrued vacation pay and sick leave as set forth on Annex A to Schedule 1.3.

(iv) Victoria Sulava, a Speed employee, owes $500 to Speed in connection with an employee loan previously made by Speed to Ms. Sulava.

(v)   See Items 96-98, 101 and 102 on Schedule 1.29.

----------
(2) The amount to be paid is based upon an oral agreement with the ex-employee that Speed would pay him severance (not to exceed eight weeks) until he finds gainful employment.

(3) The amount to be paid is based upon an oral agreement with the ex-employee that Speed would pay him severance (not to exceed four weeks) until he finds gainful employment.

                                                                   Schedule 6.17

                      Changes since the Balance Sheet Date

See Schedule 6.3.2

                                                                   Schedule 6.18

                     Valid Agreements; Restrictive Documents

See Schedule 6.19.

                                                                   Schedule 6.19

                               Approvals for Speed

Consent is required to assign to KDTI contracts 2 (Rooms 400 and 436), 15, 17-90 and 99 listed on Schedule 1.29. On December 19, 1997, Speed requested such consents to assignment. As of January 8, 1998, Speed has received the forms of consent attached to this Schedule 6.19.

                                                                   Schedule 6.21

                            Environmental Conditions

(i) SPEED does not own (1) hazardous waste facilities, (2) waste disposal sites or (3) underground storage tanks. Hazardous materials used in the course of the SPEED business are disposed of or recycled by Greymart Environmental Services ("GES") (See the letter attached as Annex A to this Schedule 6.21, from GES to SPEED, dated December 11, 1997). GES has acted exclusively in the disposal of hazardous waste materials for SPEED for over 10 years.

(ii) See the letter attached as Annex A to this Schedule 6.21, from GES to SPEED, dated December 11, 1997

(iii) None.

                                                        Annex A to Schedule 6.21

                  [GREYMART ENVIRONMENTAL SERVICES Letterhead]

December 11, 1997

Mr. Jeffrey Chin
Speed Graphics
342 Madison Ave.
New York, NY 10173

Dear Jeffrey,

This will confirm that Greymart Environmental Services transports your hazardous waste materials for disposal.

Greymart is a fully licensed New York State Part 364 permitted hazardous waste transporter. Your waste is transported to Chemical Pollution Control Co. located in Bay Shore, NY. Chemical Pollution Control is licensed by EPA to operate as a hazardous waste Transfer, Storage and Disposal Facility (TSDF).

If you any questions or need any additional information please do not hesitate to contact me at any time.

Wishing you a happy holiday season.

Very truly yours,


/s/
Larry Richek
Executive Vice President

                                                                   Schedule 6.22

                          Health and Safety Conditions

None.

                                                                    SCHEDULE 7.4

1.    Consents to the contracts listed on Schedule 6.6.

2. Approval of the stockholders of KDTI to the amendment of the Option Plan increasing the number of options grantable thereunder.

                                                                    SCHEDULE 7.6

KATC 1996 Form 10KSB
KATC March 31, 1997 Form 10Q
KATC June 30, 1997 Form 10Q
KATC September 30, 1997 Form 10Q
KATC June 30, 1996 Form 10Q
KATC September 30, 1996 Form 10Q
KATC 1996 Annual Report to Shareholders
KATC 1997 Proxy Statement
Financial statement forecast as distributed to banks on October 9, 1997
Revised financial statement forecast distributed to the Bank of New York on December 23, 1997
Committal letter from Bank of New York to KATC dated November 17, 1997
List of KATC five top customers
List of KATC employees including department and salaries
KATC employee handbook
KATC Form SB-2 and Exhibits and Amendments
KATC Forms 8-K and 8-KA regarding the acquisition of the assets of The Sarabande Press
KATC Forms 8-K regarding the acquisition of the assets of Advanced digital Services, Inc.

                                                                    Schedule 8.8

                            Employees; Assumed Plans

(i)    Agreement dated August 22, 1997, between Robert E. Heck Jr. and Speed

(ii) Speed Graphics, Inc. 401(k) Profit Sharing Plan effective as of January 1, 1992, as amended by the Amendment dated August 12, 1994 and the Second Amendment dated as of February 20, 1996.

(iii) Speed terminated Michael Constantino and authorized an 8-week severance package totalling $19,231. $12,109.25 of this severance package will be reflected as an accrual on the Closing Date Balance Sheet.

(iv) Speed terminated Richard Vitale and authorized a 4-week severance package totalling $7,692. $1,923.00 of this severance package will be reflected as an accrual on the Closing Date Balance Sheet.

(v)    Items 3 and 6-10 on Schedule 6.13.

(vi) Oral employment agreement between Speed and Steve Greenberg, as memorialized on Annex A-1 to this Schedule 8.8.

(vii) Oral employment agreement between Speed and Robert J. Dito, as memorialized on Annex A-2 to this Schedule 8.8.

(viii) Oral employment agreement between Speed and Joseph Ragusa, as reflected on Annex A-3 to this Schedule 8.8.

                                                       Annex A-1 to Schedule 8.8


 [Omitted to maintain confidentiality and filed separately with the Commission]

                            Annex A-2 to Schedule 8.8


 [Omitted to maintain confidentiality and filed separately with the Commission]

                                                       Annex A-3 to Schedule 8.8


 [Omitted to maintain confidentiality and filed separately with the Commission]

                                                                   Schedule 8.10

                      Options to Purchase KDTI Common Stock

================================================================================
NAME                               POSITION                   NUMBER OF SHARES
----                               --------                   ----------------
--------------------------------------------------------------------------------
RON KRIVOSHEIW                     PRESIDENT                      45,000
--------------------------------------------------------------------------------

================================================================================
NAME                               POSITION                   NUMBER OF SHARES
----                               --------                   ----------------
--------------------------------------------------------------------------------
 [Omitted to maintain confidentiality and filed separately with the Commission]
================================================================================

================================================================================
        TOTAL                                                    345,000
================================================================================